UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Comerica Incorporated
Proxy Statement and Notice of
2023 Annual Meeting of Shareholders

Table of Contents

Notice of 2023 Annual Meeting of Shareholders	1
Executive Summary	2
Proposal 1 Submitted for your Vote — Election of Directors	11
Information about Nominees	12
Board and Committee Governance	19
Committees and Meetings of Directors	21
Non-Management Directors and Communication with the Board	23
Board Leadership Structure	23
Role in Risk Oversight	24
Transactions with Related Persons	24
Director Independence	26
Compensation Committee Interlocks and Insider Participation	27
Compensation of Directors	27
Proposal 2 Submitted for your Vote — Ratification of the Appointment of Independent Registered Public Accounting Firm	31
Independent Registered Public Accounting Firm	32
Audit Committee Report	34
Executive Officers	35
Proposal 3 Submitted for your Vote — Approval of a Non-Binding, Advisory Proposal Approving Executive Compensation	40
Compensation Discussion and Analysis	41
Governance, Compensation and Nominating Committee Report	62
2022 Summary Compensation Table	63
2022 Grants of Plan-Based Awards	66
Outstanding Equity Awards at Fiscal Year-End 2022	68
2022 Option Exercises and Stock Vested	70
Pension Benefits at Fiscal Year-End 2022	71
2022 Nonqualified Deferred Compensation	73
Potential Payments upon Termination or Change of Control at Fiscal Year-End 2022	75
Pay Versus Performance	78
Pay Ratio Disclosure	85
Securities Authorized for Issuance under Equity Compensation Plans	86
Proposal 4 Submitted for your Vote — Non-Binding, Advisory Proposal on the Frequency that Shareholders are to be Presented with Advisory Proposals Approving Executive Compensation	88
Security Ownership of Management	89
Security Ownership of Certain Beneficial Owners	91
Shareholder Proposals and Director Nominations for 2024 Annual Meeting	92
General Information for Shareholders about the Annual Meeting	93

Comerica Incorporated

Comerica Bank Tower
1717 Main Street
Dallas, Texas 75201
March 13, 2023
Dear Shareholder,
It is our pleasure to invite you to attend the 2023 Annual Meeting of Shareholders of Comerica Incorporated at 9:30 a.m., Central Time, on Tuesday, April 25, 2023. The Annual Meeting will once again be held on a virtual-only basis. We believe that hosting a virtual meeting enables greater shareholder attendance and participation from any location around the world.

In many ways, 2022 was an inflection point for our company. Colleagues returned to the office re-invigorated and ready to support our customers and re-imagine the way we work, and this helped us deliver record results. Our refreshed logo and core values reinforce our commitment to being a leading bank for business, complemented by strong Retail and Wealth Management solutions. We strategically invested in more collaborative workspaces, digital tools, enhanced products and streamlined processes to better enable our colleagues and create a more elevated experience for our customers. Striving to be a force for good in our communities, we achieved approximately 85% of our three-year goal to provide $5 billion in small business loans and published our inaugural Task Force on Climate-related Financial Disclosures (TCFD) report, marking an important milestone in our Corporate Responsibility journey.

Our 2022 financial results were very strong. Robust, broad-based loan growth coupled with rising rates drove a 19% increase in our revenue to an all-time high of over $3.5 billion. We balanced investments with accelerated revenue, reducing our efficiency ratio to 56%. Credit quality remained excellent. In all, we produced an ROE of 18.63%, ROA of 1.32%, and record earnings per share of $8.47.

We are excited about the investments we are making to not only support our colleagues and customers, but also to help sustain our strong performance as we move forward. We feel our unique position in growth markets, with a proven reputation for credit, expense and interest rate management, combine to create a powerful investment thesis for our shareholders.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please submit your proxy promptly so that your shares will be voted as you desire.

Sincerely,

Curtis C. Farmer Chairman, President and Chief Executive Officer	Barbara R. Smith Facilitating Director

Notice of 2023 Annual
Meeting of Shareholders

Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
See page 95 for information about voting and attending the Annual Meeting virtually.

Date and Time
April 25, 2023
9:30 a.m., Central Time
Place
Virtual Shareholder Meeting at www.meetnow.global/MFA6SRF
Record Date
February 24, 2023
Date of Availability of this Proxy
On or around March 13, 2023
	How to Vote

Telephone
1-800-652-VOTE (8683)
Internet
www.envisionreports.com/CMA, or scan the QR code on the Notice of Internet
Availability of Proxy Materials or proxy card
Mail
complete, sign, date and return your proxy card in the envelope provided
During the Meeting
attend our virtual Annual Meeting and click on the “Cast Your Vote” link

If you have not already done so, please consider signing up to receive proxy materials electronically by following the instructions when you vote your shares over the internet. Enrolling in electronic delivery reduces Comerica's printing and mailing expenses and environmental impact.
	For shares held in Comerica’s employee benefit plans, the voting deadline is 11:59 p.m. (Central Time), April 23, 2023.

	Voting Matters
	Proposals	Board Vote Recommendation	Page Reference

	1. Election of directors	“FOR” EACH DIRECTOR NOMINEE	11
	2. Ratification of Ernst & Young LLP as independent registered public accounting firm for 2023	“FOR”	31
	3. Advisory approval of the Company’s executive compensation	“FOR”	40
	4. Advisory proposal regarding frequency of "Say on Pay" vote (every one, two or three years)	"ONE YEAR"	88
	5. Other business that properly comes before the meeting

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 25, 2023. The proxy statement and annual report to security holders are available at www.envisionreports.com/CMA.

If the meeting needs to be adjourned due to technical difficulties, more information will be promptly provided at https://investor.comerica.com/

	By Order of the Board of Directors, Nicole V. Gersch Executive Vice President and Corporate Secretary

2023 Proxy Statement	1

Executive Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
About Comerica
Founded in 1849, Comerica Incorporated (NYSE: CMA) is a financial services company headquartered in Dallas, Texas, strategically aligned by three business segments: the Commercial Bank, the Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
Comerica's Core Values

"In 2022, we refreshed our Company’s core values. Driving collaboration, encouraging bold thinking and behaviors and empowering our employees, all while remaining centrally focused on our customer is critical to achieving continued success."

-Comerica Chairman, President and CEO, Curt Farmer

2	2023 Proxy Statement

Executive Summary

2022 Financial Performance

$8.47 Record Earnings Per Share	$3.5B Record Revenue up 19% over 2021	56% Efficiency Ratio improved
($ in billions)

Loans increased 3%, or 8% ex-PPP (2022 vs. 2021; $ in billions; avg.)	Strategic deposit management ($ in billions; avg.)	Return on Equity increased 23% (2022 vs. 2021)
2022 Peer Comparisons

Total Revenue Growth (2022 vs. 2021)	Net Charge-Offs (FY22)	Return on Avg. Assets (FY22)
*Source for peer data: S&P Global Market Intelligence; peer return on average assets excludes BOKF as this information was not available.

2023 Proxy Statement	3

Executive Summary

Governance Overview and ESG Governance

Our management team and the Board are focused on serving the long-term interests of Comerica’s shareholders. The Board’s primary responsibility is the oversight of the Company’s management team, and the Board has a number of measures in place to continually enhance Board composition, efficiency and effectiveness, demonstrated through the following:

•Annual election of directors
•Majority voting for directors
•Annual self-evaluation by the Board and its committees
•Regular assessment of Board composition — three new independent Board members added since 2021
•Regularly-scheduled executive sessions of non-management directors
•54% of the current Board is diverse, based on race, gender and/or ethnicity. Out of thirteen Board members, five (38%) are female and four (31%) are racially/ethnically diverse.
•Twelve out of thirteen current directors (92%) are independent
•Robust stock ownership guidelines
•Anti-hedging and pledging policies

•Proxy access
•No directors attended less than 75% of meetings
•Independent audit, compensation and nominating committees
•Independent Facilitating Director with robust duties and responsibilities
•Women hold key Board leadership positions (Independent Facilitating Director and compensation and nominating committee chair)
•Mandatory Board retirement age: 72
•No director is permitted to serve on more than three other public company boards
•Engagement in long-term corporate strategy on an ongoing basis and in an annual dedicated session

Comerica’s commitment to the long-term value embedded in our ESG Platform starts at the top.

For ESG Matters, Board-level Oversight	Board or its committees oversee and guide our corporate responsibility and ESG-related commitments, policies and programs
Enterprise Risk Committee ("ERC") oversees all of Comerica’s risk management, including environmental and social risks (e.g., sustainability, climate change and corporate social responsibility) and data privacy and cybersecurity
Governance, Compensation and Nominating Committee reviews Comerica’s human capital management strategy, talent development program and colleague diversity, equity and inclusion initiatives and Management-level Execution
ESG Council identifies the most significant ESG issues for the company; determines strategies, priorities and goals; creates policies and programs to address these issues; and monitors and reports progress to the CEO and the Management Executive Committee

Executive Diversity Committee, chaired by our CEO, sets the strategy and addresses key issues and topics relating to diversity, equity and inclusion ("DE&I")
Enterprise Risk and Return Committee coordinates all risk-related activities across the company, including climate-related risks, and reports on these risks

Led by Senior Officers	Executive Vice President of Corporate Responsibility is a member of the Management Executive Committee
Office of Corporate Responsibility includes Chief Community Officer and Director of Corporate Sustainability
Chief DE&I Officer reports to Chief Administrative Officer

4	2023 Proxy Statement

Executive Summary

Sustainability in 2022

$2.7B Green loans & commitments as of year-end, a 60% increase over 2021	Inclusion on Newsweek’s 2022 listing of America’s Most Responsible Companies for third consecutive year	Launched New Dedicated Renewable Energy Solutions Group

Reduction of 57% 57% reduction in greenhouse gas emissions (unaudited scope 1 and 2 real estate-based vs. 2012 baseline; as of 3Q22)
Corporate Responsibility-Related Reports 14 Comerica published its fourteenth annual corporate responsibility-related report in 2022

Additional disclosures available through www.comerica.com
TCFD Report	CDP Climate Change Questionnaire Response	SASB Index and GRI Index

2023 Proxy Statement	5

Executive Summary

Employee Diversity, Inclusion and Engagement in 2022

50% of Comerica’s executive officers are women or racial/ethnic minorities	42% of Comerica’s U.S. employees are racial/ethnic minorities	64% of Comerica’s U.S. employees are female

10 ERGs Employee Resource Groups support and sustain Comerica's diversity and inclusion model	For second consecutive year, received five stars in the category of governance as part of the 2022 Hispanic Association on Corporate Responsibility Corporate Inclusion Index
Named a 2022 Best Employer for Women by Forbes	100% For the eighth consecutive year, received a perfect 100 percent on the Human Rights Campaign Foundation’s Corporate Equality Index	100% Of business units achieved their 2022 diversity, equity & inclusion (DE&I) performance goals

Published Workforce Demographics (EEO-1 Index) on www.comerica.com	All of Comerica’s Executive Diversity Committee members are required to include diversity and inclusion in their annual performance review	Corporate Responsibility Report includes more information on DE&I at Comerica
Employee metrics as of 12/31/2022

6	2023 Proxy Statement

Executive Summary

Volunteerism & Community in 2022

$1.4 billion Portfolio of public welfare investments, including ~$115 million in 2022 commitments	Business HQ Announced plans for new collaborative space for small businesses in South Dallas	Received Leaders in Financial Education Award from Texas Bankers Foundation

>20,000 Small business attendees received technical assistance and other consulting services at more than 2,000 small business bootcamps, conducted with the support of ~300 community-based partners
8 hours of PTO per full-time colleague for volunteer work	Over 92% of Senior officers completed at least three hours of CRA-qualified volunteer hours as part of their performance review	7th Year Named one of The Civic 50’s Most Community Minded Companies for seventh consecutive year
~79,000 Low-to-moderate income individuals served by the Comerica Financial Education Brigade program
Dedicated managers responsible for African-American, Asian-American Pacific Islander and Middle Eastern-American business development; community development lending; and volunteerism in low-to-moderate income communities
>66,000 Employee Volunteer Hours, in excess of our goal of 8 hours per employee

2023 Proxy Statement	7

Executive Summary

Board Nominees

The following table provides summary information about each director nominee. Each director nominee will be elected for a one-year term. Directors are elected by a majority of votes cast.

		Director Since			Committee Memberships				Other Public Company Boards
Name	Age		Occupation	Independent	AC	GCNC	ERC	QLCC

Nancy Avila	56	2022	EVP and Chief Information and Technology Officer, McKesson Corporation	Yes
Michael E. Collins	71	2016	Chair and Sr. Counselor, Blake Collins Group	Yes			C
Roger A. Cregg	66	2006	Former President & CEO, AV Homes, Inc.	Yes	C, F			C	Sterling Construction Company, Inc.
Curtis C. Farmer	60	2018	Chairman, President and CEO, Comerica Inc. and Comerica Bank	No
Jacqueline P. Kane	70	2008	Retired; Former EVP, Human Resources and Corporate Affairs, The Clorox Company	Yes		C
Derek J. Kerr	58	2023	Vice Chair and Strategic Advisor, American Airlines Group Inc. and President, American Eagle	Yes	F
Richard G. Lindner	68	2008	Retired; Former SEVP & CFO, AT&T, Inc.	Yes	F
Jennifer H. Sampson	53	2023	President and CEO, United Way of Metropolitan Dallas	Yes
Barbara R. Smith	63	2017	Chairman, President & CEO, Commercial Metals Company	IFD					Commercial Metals Company
Robert S. Taubman	69	2000	Chairman & CEO, The Taubman Realty Group LLC and Chairman, President & CEO, The Taubman Company LLC	Yes
Reginald M. Turner, Jr.	63	2005	Member Emeritus, Clark Hill	Yes					Masco Corporation
Nina G. Vaca	51	2008	Chairman & CEO, Pinnacle Technical Resources, Inc. and Vaca Industries Inc.	Yes					Cinemark Holdings, Inc.
Michael G. Van de Ven	61	2016	Executive Advisor, Southwest Airlines Co.	Yes

IFD – Independent Facilitating Director
AC – Audit Committee; ERC – Enterprise Risk Committee; GCNC – Governance, Compensation and Nominating Committee;
QLCC – Qualified Legal Compliance Committee
C – Chair; F – Financial expert

8	2023 Proxy Statement

Executive Summary

Director Qualifications, Experience and Demographics

The following table provides an overview of our director nominees’ specific skills, experiences and areas of knowledge that allow the Board to effectively serve and represent the interests of Comerica’s four core constituencies: our shareholders, our customers, the communities we serve and our employees. In addition, directors gain substantial experience through Comerica Board tenure, which involves significant exposure to the complex regulations and changing landscape of the financial services industry.

Summary of Director Qualifications and Experience	Avila	Collins	Cregg	Farmer	Kane	Kerr	Lindner	Sampson	Smith	Taubman	Turner	Vaca	Van de Ven

Accounting/Finance
Corporate Governance
Client/Consumer Experience
Legal and Regulatory
Banking Industry
Relevant Geographic Markets
Human Resources
Executive Leadership
Other Public Company Experience (Board or Executive)
Real Estate
Risk Management / Cyber Security
Diversity, Equity and Inclusion
Technology Services

2023 Proxy Statement	9

Executive Summary

Summary of Director Nominee Demographics	Avila	Collins	Cregg	Farmer	Kane	Kerr	Lindner	Sampson	Smith	Taubman	Turner	Vaca	Van de Ven

Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose
Gender Identity
Male
Female
Non-Binary
Did Not Disclose

10	2023 Proxy Statement

Proposal 1: Election of Directors

Election of Directors
The Board of Directors of Comerica Incorporated (“Comerica,” the “Company” or “we”) currently has thirteen members, and directors are elected annually for terms of one year. Based on the recommendation of the Governance, Compensation and Nominating Committee, the Board has nominated the following thirteen directors to serve another term or until their successors are elected and qualified: Nancy Avila, Michael E. Collins, Roger A. Cregg, Curtis C. Farmer, Jacqueline P. Kane, Derek J. Kerr, Richard G. Lindner, Jennifer H. Sampson, Barbara R. Smith, Robert S. Taubman, Reginald M. Turner, Jr., Nina G. Vaca and Michael G. Van de Ven.
The Board has chosen to nominate these nominees based on their unique expertise, experiences, perspectives and leadership skills.
Our nominees include individuals who:
•Are experienced in leading complex, highly-regulated companies (including banks and other financial services entities)
•Have served in a variety of leadership roles on boards and management teams of U.S. public companies
•Have significant regulatory and risk management experience
•Have extensive experience in the geographic areas in which we operate
•Understand Comerica’s business and unique position in the banking industry

The directors standing for election are the only nominees, and each of them has been previously elected by the shareholders except for Mr. Kerr and Ms. Sampson, who were appointed to the Board effective February 28, 2023. Each of the nominees has consented to his or her nomination and has agreed to serve as a director of Comerica, if elected. Proxies cannot be voted for a greater number of people than the number of nominees named.
If any director is unable to stand for re-election, Comerica may vote the shares to elect any substitute nominees recommended by the Governance, Compensation and Nominating Committee, and it is intended that such shares represented by proxy, if given and unless otherwise specified therein, will be voted FOR the remaining nominees and substitute nominee or nominees so designated. If any such substitute nominees are so designated, Comerica would expect to provide supplemental proxy materials that, as applicable, identify the substitute nominees, disclose that such nominees have consented to being named in Comerica’s proxy materials and to serve if elected, and include biographical and other information about such nominees to the extent required by the rules of the SEC. If the Governance, Compensation and Nominating Committee does not recommend any substitute nominees, the number of directors to be elected at the Annual Meeting may be reduced by the number of nominees who are unable to serve.
Further information regarding the Board and the nominees begins directly below.

Comerica’s Board of Directors recommends a vote “FOR” each of the director candidates listed below.

2023 Proxy Statement	11

Proposal 1: Election of Directors
Information About Nominees
The following section provides information as of March 13, 2023 about each nominee for election as a director.
The information provided includes the age of each nominee or incumbent director; the nominee’s or incumbent director’s principal occupation, employment and business experience during the past five years, including employment with Comerica and Comerica Bank, a wholly-owned subsidiary of Comerica, if applicable, as well as other professional experience; other public company or registered investment company directorships during the past five years; and the year in which the nominee or incumbent director became a director of Comerica.

Nancy Avila Age: 56 Director Since: 2022 Title: Board Member

Ms. Avila (formerly known as Nancy Flores) has been Executive Vice President and Chief Information and Technology Officer for McKesson Corporation, a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care and healthcare information solutions, since January 2020. Prior to joining McKesson, Ms. Avila served as Vice President and Chief Information Officer at Johnson Controls, Inc., a manufacturer of car batteries and interior parts for combustion engine and hybrid electric vehicles, as well as energy-efficient HVAC systems, from March 2018 to December 2019. Before that, she spent 22 years at Abbott Laboratories, Inc., a global healthcare company, in several leadership roles, including, most recently, Vice President, Business and Technology Services, from June 2015 to February 2018.

With 25 years of technology sector experience, Ms. Avila brings to Comerica's Enterprise Risk Committee a wealth of expertise addressing regulatory, technology, cyber and financial risk. Her knowledge in these areas, as well as the areas of software, infrastructure, application development tools and processes, operations, technology products and data and analytics, strengthens the Board's ability to advise on these important areas.

12	2023 Proxy Statement

Proposal 1: Election of Directors

Michael E. Collins Age: 71 Director Since: 2016 Title: Enterprise Risk Committee Chair

Mr. Collins has served as the Chair and Senior Counselor of Blake Collins Group, a public relations and communications firm, since July 2013. He was an advisor to The Bancorp, Inc., a financial services institution, from July 2013 to November 2016. He also served as a consultant to the Federal Reserve Bank of Cleveland, a bank regulator, from November 2014 to March 2015 and as Executive Vice President and Lending Officer of the Federal Reserve Bank of Philadelphia, a bank regulator, from June 2009 to June 2011, where he worked in various capacities beginning in 1974. He was the President and Chief Executive Officer of TD Bank USA, a financial services institution, from March 2013 to July 2013 and Executive Vice President of TD Bank Group, a group of affiliated financial services entities, where he managed audit, legal, compliance, anti-money laundering, regulatory, loan review and government affairs functions from November 2011 to July 2013. He also was Executive Vice President of TD Bank Group and Strategic Advisor to TD Bank USA from September 2011 to October 2011. He was a director of Higher One Holdings, Inc. from April 2015 to August 2016.

As a former banking and finance executive with nearly 40 years of regulatory experience, including service with the Federal Reserve Banks of Cleveland and Philadelphia, Mr. Collins brings to the Board a number of key skills, including a strong background in risk management and relevant business management experience, as well as a deep understanding of the financial services industry, including bank regulation. As the Chair of our Enterprise Risk Committee, his experience in identifying, assessing and managing risk exposures of large, complex financial firms allows Mr. Collins to provide invaluable insight to Comerica.

Roger A. Cregg Age: 66 Director Since: 2006 Title: Audit Committee and Qualified Legal Compliance Committee Chair

Mr. Cregg was President, Chief Executive Officer and a director of AV Homes, Inc., a developer and homebuilder in Florida, Arizona, Texas and North Carolina, from December 2012 to October 2018. From August 2011 through November 2012, he served as Senior Vice President of Finance and Chief Financial Officer of The ServiceMaster Company, a residential and commercial service company. He served as Executive Vice President of PulteGroup, Inc. (formerly known as Pulte Homes, Inc.), a national homebuilding company, from May 2003 to May 2011 and Chief Financial Officer of PulteGroup, Inc. from January 1998 to May 2011. He served as Senior Vice President of PulteGroup, Inc. from January 1998 to May 2003. He was a director of the Federal Reserve Bank of Chicago, Detroit Branch, from January 2004 to December 2009 and served as Chair from January to December 2006. He has been a director of Sterling Construction Company, Inc. since May 8, 2019.

As the former Chief Executive Officer and Chief Financial Officer of public companies, Mr. Cregg has demonstrated the leadership capability and extensive knowledge of complex financial and operational issues necessary to chair our Audit Committee.

2023 Proxy Statement	13

Proposal 1: Election of Directors

Curtis C. Farmer Age: 60 Director Since: 2018 Title: Chairman, President and CEO of Comerica

Mr. Farmer has been Chairman (since January 2020); Chief Executive Officer (since April 2019); President (since April 2015); Vice Chairman (April 2011 to April 2015); and Executive Vice President (October 2008 to April 2011) of Comerica Incorporated and Comerica Bank. Prior to joining Comerica, Mr. Farmer served as Executive Vice President and Wealth Management Director of Wachovia Corporation from October 2005 to October 2008. During his 23 years of service to Wachovia, he held a variety of positions of increasing scope and responsibility. Mr. Farmer will join the board of directors of Texas Instruments Incorporated effective April 1, 2023.

Mr. Farmer is an experienced financial services executive who has been nominated to serve on the Board because of his extensive skills and institutional knowledge in the areas of business and consumer banking. As Chairman, President and CEO of Comerica, he has a deep understanding of all aspects of Comerica’s core businesses and markets and has also supervised Comerica’s credit, marketing, enterprise technology and operations functions. At Comerica, Mr. Farmer successfully guided the Commercial Bank, Retail Bank and Wealth Management — along with several support functions — through the GEAR Up efficiency initiative and laid the foundation for Comerica to undergo the digital transformation that is underway today. Mr. Farmer is active in the banking industry and serves on the boards of the Bank Policy Institute and The Clearing House. He also has broad experience in wealth management and leadership through his long tenure at Wachovia Corporation.

Jacqueline P. Kane Age: 70 Director Since: 2008 Title: Governance, Compensation and Nominating Committee Chair

Ms. Kane is retired. She served as Executive Vice President, Human Resources and Corporate Affairs, from February 2015 to January 2016, Senior Vice President, Human Resources and Corporate Affairs, from December 2004 to February 2015, Senior Vice President, Human Resources from June 2004 to December 2004, and Vice President, Human Resources from March 2004 to May 2004 for The Clorox Company, a manufacturer and marketer of consumer products. From March 2003 to January 2004, she was Vice President, Human Resources and Executive Leadership for The Hewlett-Packard Company, a technology company. Prior to her role at The Hewlett-Packard Company, Ms. Kane spent 22 years in human resources in the financial services industry.

As a former senior executive with experience in human resources, including compensation matters, as well as experience in several of our key geographic markets, Ms. Kane has a unique and insightful perspective to offer the Board. As Chair of our Governance, Compensation and Nominating Committee, she is able to use her experience and perspectives to offer best practices advice.

14	2023 Proxy Statement

Proposal 1: Election of Directors

Derek J. Kerr Age: 58 Director Since: 2023 Title: Board Member

Mr. Kerr has been Vice Chair and Strategic Advisor of American Airlines Group Inc. (“AAG”) and President of American Eagle, a passenger airline, since 2022. From 2013 to 2022, he served as Executive Vice President and Chief Financial Officer of AAG and its wholly-owned subsidiary, American Airlines, Inc., overseeing global corporate risk, corporate development and corporate financial functions, including treasury, accounting, financial planning, labor and fleet analysis, tax, strategic planning, investor relations and purchasing. Prior to that, he served as Senior Vice President and Chief Financial Officer for US Airways, a role that he began in 2005, and was later promoted to Executive Vice President and Chief Financial Officer of US Airways in 2009 with an added responsibility for information technology. He previously worked at America West Airlines starting in 1996 and served in a variety of finance and planning roles until being named Chief Financial Officer in 2002.

Mr. Kerr is an experienced financial leader with deep and broad exposure to complex financial issues. His service as Chief Financial Officer of public companies makes him a valuable asset to our Audit Committee. Mr. Kerr’s positions have provided him with a wealth of knowledge in dealing with financial and accounting matters, as well as risk management.

Richard G. Lindner Age: 68 Director Since: 2008 Title: Board Member

Mr. Lindner is retired. He served as Senior Executive Vice President and Chief Financial Officer of AT&T, Inc. (formerly SBC Communications, Inc.), a telecommunications company, from May 2004 to June 2011. From October 2000 to May 2004, he was the Chief Financial Officer of Cingular Wireless LLC (now AT&T Mobility LLC), a wireless telecommunications company. From October 2002 to March 2007, he served as a director of Sabre Holdings.

As the former Chief Financial Officer of AT&T, Inc., Mr. Lindner has demonstrated leadership capability and extensive knowledge of complex financial and operational issues facing large organizations. In addition, Mr. Lindner is able to draw upon, among other things, his knowledge of several of our key geographic markets that he has gained through experience in the telecommunications industry.

2023 Proxy Statement	15

Proposal 1: Election of Directors

Jennifer H. Sampson Age: 53 Director Since: 2023 Title: Board Member

Ms. Sampson is the McDermott-Templeton President and CEO of the not-for-profit United Way of Metropolitan Dallas, which focuses on improving access to education, income and health in North Texas. Prior to her role as CEO and President, she was Senior Vice President and Chief Operating Officer from 2004 to 2011, and Senior Vice President and Chief Financial Officer from 2001 to 2004 for United Way of Metropolitan Dallas. Additionally, Ms. Sampson previously worked for the accounting firm Arthur Andersen & Co. in various roles over ten years and is a licensed CPA. Ms. Sampson is active in community organizations and also served as a Business and Community Advisory Council Member for the Federal Reserve Bank of Dallas from July 2012 to June 2018.

Ms. Sampson adds to the Board of Directors invaluable non-profit and community experience in Comerica’s headquarters market, in line with Comerica’s core value to act as a force for good. As well, she brings relevant banking and regulatory expertise from her time as a Business and Community Advisory Council Member for the Federal Reserve Bank of Dallas.

Barbara R. Smith Age: 63 Director Since: 2017 Title: Facilitating Director

Ms. Smith has been President, Chief Executive Officer and a director of Commercial Metals Company, a manufacturer, recycler and marketer of steel and metal products, since September 2017, and Chairman since January 2018. She joined Commercial Metals Company as Senior Vice President and Chief Financial Officer in 2011 and served in that capacity until she was promoted to Chief Operating Officer in 2016 and President and Chief Operating Officer in January 2017. Previously, she served as Vice President and Chief Financial Officer of Gerdau Ameristeel from 2007-2011 and as Treasurer from 2006-2007. She also served as Senior Vice President and Chief Financial Officer of FARO Technologies, Inc. from February 2005 to July 2006. During the more than 20 prior years, Ms. Smith held positions of increasing financial leadership with Alcoa Inc. She was a director of Minerals Technologies Inc. from 2011 to July 2017, where she served as Chair of the Audit Committee and a member of the Compensation Committee.

Ms. Smith brings to the Board a number of key skills, including relevant business leadership and management experience, expertise in geographic markets in which Comerica has a presence, including our headquarters market, and significant financial expertise garnered through the chief financial officer and treasury roles she has held during her professional career. Additionally, her strong leadership experience is instrumental in her service as Facilitating Director.

16	2023 Proxy Statement

Proposal 1: Election of Directors

Robert S. Taubman Age: 69 Director Since: 2000(1) Title: Board Member

Mr. Taubman is Chairman and CEO of The Taubman Realty Group LLC, which owns, develops and operates regional shopping centers nationally. He was Chairman of Taubman Centers, Inc. from December 2001 to December 2020; President and Chief Executive Officer of Taubman Centers, Inc. from August 1992 to December 2020 and President of The Taubman Realty Group until March 2021. He has been Chairman of The Taubman Company LLC, a shopping center management company engaged in leasing, management and construction supervision, since December 2001 and has been President and CEO of The Taubman Company LLC since September 1990. He was a director of Sotheby’s Holdings, Inc. from 2000 until his retirement from that Board in May 2016 and served as a director of Taubman Centers, Inc. from 1992 until December 2020.

As an executive involved in real estate development and operations, Mr. Taubman has demonstrated leadership capability and brings key experience in the real estate sector. He also brings insight through experience in many of Comerica’s geographic markets.

Reginald M. Turner, Jr. Age: 63 Director Since: 2005 Title: Board Member

Mr. Turner was an attorney with Clark Hill, a law firm, from April 2000 to December 2022 and served on the firm’s Executive Committee from January 2016 to December 2022. He has been a director of Masco Corporation since March 1, 2015. Mr. Turner is active in public service and with civic and charitable organizations, serving in leadership positions with the American Bar Association, the Detroit Public Safety Foundation, the Detroit Institute of Arts, the Community Foundation for Southeast Michigan and the Hudson-Webber Foundation.

As a lawyer, Mr. Turner has a unique legal and risk management perspective to offer the Board. He also has extensive involvement and experience in community affairs.

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Proposal 1: Election of Directors

Nina G. Vaca(2) Age: 51 Director Since: 2008 Title: Board Member

Ms. Vaca has been Chairman and Chief Executive Officer of Pinnacle Technical Resources, Inc., a global workforce solutions provider offering staffing, managed services, payrolling and independent contractor compliance and a proprietary talent platform, since she founded the company in October 1996. She also has been Chairman and Chief Executive Officer of Vaca Industries Inc., a privately-held management company, since April 1999. She has been a director of Cinemark Holdings, Inc. since November 2014 and also served as a director of Kohl’s Corporation from March 2010 to May 2019. In 2014, the Obama Administration appointed Ms. Vaca as a Presidential Ambassador for Global Entrepreneurship. Ms. Vaca is also a Henry Crown Fellow at the Aspen Institute and a lifetime member of the Council on Foreign Relations.

As a chief executive officer with experience in talent solutions, managed services and information technology, as well as successful entrepreneurial endeavors in the U.S. and abroad, Ms. Vaca offers a unique and insightful perspective to the Board.

Michael G. Van de Ven Age: 61 Director Since: 2016 Title: Board Member

Mr. Van de Ven is an executive advisor (since January 2023) of Southwest Airlines Co., a passenger airline. Previously, he served as President from September 2021 to December 2022, Chief Operating Officer from May 2008 to September 2022, Executive Vice President from May 2008 to January 2017, Chief of Operations from September 2006 to May 2008, Executive Vice President Aircraft Operations from November 2005 through August 2006, and Senior Vice President Planning from August 2004 to November 2005. He joined Southwest in 1993 and held various positions and responsibilities for the airline including financial planning and analysis, fleet planning, aircraft operations and schedule planning. He also served as senior audit manager for Ernst & Young LLP for 9 years ending in 1993 and is a licensed CPA.

Mr. Van de Ven brings to the Board a number of key skills, including relevant business management experience, a strong background in risk management, expertise in geographic markets in which Comerica has a presence, particularly our headquarters market, and a deep understanding of financial planning and accounting, among others.

(1)Mr. Taubman became a director of Manufacturer’s Bank, N.A. or its predecessors in 1987. He became a director of Comerica Bank in 1992 when it merged with Manufacturer’s Bank, N.A. He resigned as a director of Comerica Bank in 2000, when he became a director of Comerica.
(2)Professional name of Ximena G. Humrichouse.

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Proposal 1: Election of Directors
Board and Committee Governance
Annual Elections
Comerica’s directors are elected each year by the shareholders at the Annual Meeting, to hold office until the next Annual Meeting and until their successors are elected and qualified.
Majority Voting Standard
In an election of directors where the number of nominees does not exceed the number of directors to be elected, each director must receive the vote of the majority of the votes cast with respect to that director. If a director does not receive the vote of the majority of the votes cast and no successor has been elected at such meeting, the director will promptly tender their resignation to the Board.
Annual Self-Evaluation
The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. The Governance, Compensation and Nominating Committee reviews the self-evaluation process. A report is made to the Board on the assessment of the performance of the Board and its committees.
Overboarding Limit
To ensure that our directors have sufficient time to devote to Comerica and its shareholders, our directors may not serve on more than three public company boards in addition to the Comerica Board, and members of Comerica’s Audit Committee may not serve on more than two other public company audit committees.
Nominee Selection Process
In identifying candidates for nomination as directors, the Governance, Compensation and Nominating Committee considers the individual’s specific qualities and skills. Criteria for assessing nominees include a potential nominee’s ability to represent the interests of Comerica’s four core constituencies: its shareholders, its customers, the communities it serves and its employees. Minimum qualifications for a director nominee are experience in those areas that the Board determines are necessary and appropriate to meet the needs of Comerica, including leadership positions in public companies, small or middle market businesses, or not-for-profit, professional/regulatory or educational organizations.
For those proposed director nominees who meet the minimum qualifications, the Governance, Compensation and Nominating Committee then assesses the proposed nominee’s specific qualifications, evaluates their independence and considers other factors, including skills, business segment representation, geographic location, considerations of diversity, standards of integrity, memberships on other boards (with a special focus on director interlocks) and ability and willingness to commit to serving on the Board for an extended period of time and to dedicate adequate time and attention to the affairs of Comerica as necessary to properly discharge their duties.
The Company is committed to having a diverse Board. In furtherance of this commitment, it is the Company's practice to require that the list of candidates considered for nomination to our Board include candidates with diversity of race, ethnicity, and gender. Any third-party search firm used to identify potential nominees will be requested to include such candidates.
In addition, Article III, Section 12 of the bylaws requires a nominee for election or re-election as a director of Comerica to complete and deliver to the Corporate Secretary a written questionnaire prepared by Comerica with respect to the background and qualification of the person and, if applicable, the background of any other person or entity on whose behalf the nomination is being made. All of the director nominees completed the required questionnaire.
A nominee also must make certain representations and agree that they (A) will abide by the requirements of Article III, Section 14 of the bylaws (concerning, among other things, the required tendering of a resignation by a director who does not receive a majority of votes cast in an uncontested election), (B) are not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how, if elected as a director of Comerica, they will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to Comerica or (2) any Voting Commitment that could limit or interfere with their ability to comply, if elected as a director of Comerica, with their fiduciary duties under applicable law, (C) are not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Comerica with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed, and (D) in their individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Comerica, and would comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Comerica. All of the director nominees made the foregoing representations and agreements.
The Governance, Compensation and Nominating Committee does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Governance, Compensation and Nominating Committee considers any candidate meeting the requirements for nomination by a shareholder set forth in Comerica’s bylaws (as well as applicable laws and

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Proposal 1: Election of Directors
regulations) in the same manner as any other director candidate. The Governance, Compensation and Nominating Committee believes that requiring shareholder recommendations for director candidates to comply with the requirements for nominations in accordance with Comerica’s bylaws ensures that the Governance, Compensation and Nominating Committee receives at least the minimum information necessary for it to begin an appropriate evaluation of any such director nominee.
Board Refreshment
The Governance, Compensation and Nominating Committee maintains an ongoing board refreshment process by identifying additional skills and expertise needed on the Board and periodically uses a third-party search firm for the purpose and function of identifying potential director nominees. For example, in 2022, Comerica named Nancy Avila, a seasoned technology and cybersecurity leader, to the Board, and effective February 28, 2023, Comerica added Derek J. Kerr, an experienced financial professional, and Jennifer H. Sampson, a community advocate, to the Board. Due to the complexities of banking regulations, the Governance, Compensation and Nominating Committee consciously balances more tenured directors with strong regulatory experience and less tenured directors who can provide fresh perspectives. This mix has been successful in helping Comerica’s Board oversee traditional banking activities as well as emerging trends and new risks.
Shareholder Engagement
Comerica is committed to acting in the best interests of its shareholders, and as part of this commitment, members of management actively engage with the Company’s shareholders in order to fully understand their viewpoints concerning the Company, to garner feedback on areas for improvement, and to help our shareholders better understand our performance and long-term strategic plan.
Proxy Access
Comerica's bylaws permit a shareholder, or a group of up to 20 shareholders, who has continuously owned at least 3% of outstanding common stock of Comerica, par value $5.00 per share (“Comerica Common Stock”), for at least three years to nominate and include in Comerica’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board. Such nominations are subject to disclosure, eligibility and procedural requirements as set forth in the bylaws.
Code of Ethics
Comerica has a Code of Business Conduct and Ethics for Employees, which applies to employees and agents of Comerica and its subsidiaries and affiliates, as well as a Code of Business Conduct and Ethics for Members of the Board of Directors. Comerica also has a Senior Financial Officer Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Treasurer. The Code of Business Conduct and Ethics for Employees, the Code of Business Conduct and Ethics for Members of the Board of Directors and the Senior Financial Officer Code of Ethics are available on Comerica’s website at www.comerica.com. Copies of such codes can also be obtained in print by making a written request to the Corporate Secretary.
Board Oversight
Comerica’s Board has oversight of important topics and is highly engaged in working through issues and discussing plans in both formal and informal meetings.
The Enterprise Risk Committee of the Board oversees all of Comerica’s risk management, including cybersecurity and information security risks, as well as environmental and social risks (including, but not limited to, Comerica's management of risk pertaining to sustainability, climate change and corporate social responsibility). The Enterprise Risk Committee is briefed on technology risks on a quarterly basis, at each regularly scheduled meeting. Additionally, Comerica's management-level Enterprise Risk and Return Committee coordinates risk-related activities across the company, including climate-related risks, and reports on these risks. The Enterprise Risk Committee also reviews Comerica's broader pandemic plan and business continuity program.
The Governance, Compensation and Nominating Committee of the Board is tasked with reviewing Comerica’s human capital management strategy and talent development program, including recruitment, evaluations and development activities. This committee also reviews the Corporation’s employee diversity, equity and inclusion initiatives, as well as the results of those initiatives. Moreover, the full Board is provided annual workforce updates.
In 2021, Comerica established a formally-designated Corporate Responsibility Department and appointed an Executive Vice President, Corporate Responsibility, who is a member of the Management Executive Committee. The Corporate Responsibility Department, working with senior managers from across the organization, is charged with identifying emerging environmental, social and governance issues and bringing those to the attention of appropriate business unit(s). The Director of Corporate Responsibility can bring urgent issues directly to the attention of senior leadership and, if needed, can also escalate issues to the Board of Directors outside of the regular schedule.

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Proposal 1: Election of Directors
Committees and Meetings of Directors
The Board has several committees, as described below. The names of the directors currently serving on the committees and the committee chairs, where applicable, are also set forth in the chart. The current terms of the various standing committee members expire in April 2023.

Audit Committee

Committee Chair: Roger A. Cregg Other Committee Members: Michael E. Collins Derek J. Kerr Richard G. Lindner Reginald M. Turner, Jr. Meetings held in 2022: 13
Responsibilities:
This committee is responsible, among other things, for providing assistance to the Board by overseeing: (i) the integrity of Comerica’s financial statements; (ii) Comerica’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; and (iv) the performance of Comerica’s internal audit function and independent registered public accounting firm, including with respect to both bank and non-bank subsidiaries; and by preparing the “Audit Committee Report” found in this proxy statement.
A current copy of the charter of the Audit Committee is available to security holders on Comerica’s website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.
About the Members:
•All members are independent and financially literate in accordance with New York Stock Exchange (“NYSE”) requirements
•The Board has determined that Mr. Cregg, Mr. Kerr and Mr. Lindner are audit committee financial experts in accordance with SEC rules
•None of the members of the Audit Committee serve on the audit committees of more than three public companies
•Governed by a Board-approved Charter

Enterprise Risk Committee

Committee Chair: Michael E. Collins Other Committee Members: Nancy Avila Roger A. Cregg Jennifer H. Sampson Robert S. Taubman Meetings held in 2022: 4
Responsibilities:
This committee has responsibility for the risk-management policies of Comerica’s operations and oversight of the operation of Comerica’s risk-management framework.
A current copy of the charter of the Enterprise Risk Committee is available to security holders on Comerica’s website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.
About the Members:
•All members are independent
•Mr. Collins has been designated the Board’s risk expert
•Governed by a Board-approved Charter

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Proposal 1: Election of Directors

Governance, Compensation and Nominating Committee

Committee Chair: Jacqueline P. Kane Other Committee Members: Richard G. Lindner Barbara R. Smith Nina G. Vaca Michael G. Van de Ven (Vice Chair) Meetings held in 2022: 6
Responsibilities:
This committee, among other things, establishes Comerica’s executive compensation policies and programs, oversees administration of Comerica’s 401(k), stock, incentive, pension and deferral plans, monitors compliance with laws and regulations applicable to the documentation and administration of Comerica’s employee benefit plans, monitors the effectiveness of the Board, oversees corporate governance issues and periodically reviews succession plans for key officers of Comerica and reports to the Board on succession planning. Among its various other duties, this committee reviews and recommends to the full Board candidates to become Board members, develops and administers performance criteria for members of the Board, and oversees matters relating to the size of the Board, its committee structure and assignments, and the conduct and frequency of Board meetings. The Governance, Compensation and Nominating Committee also oversees the discussion, review and evaluation of our compensation plans. This committee may delegate its authority to a subcommittee of its members and may allow limited delegations to management. Authority has been delegated to the Off-Cycle Equity Grant Subcommittee (which is composed of two independent directors) to make grants of stock awards, not to exceed 15,000 shares to any one individual per calendar year; limited stock award granting authority has also been granted to management for non-executive grants.
A current copy of the charter of the Governance, Compensation and Nominating Committee is available to security holders on Comerica’s website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.
About the Members:
•All members are independent
•Governed by a Board-approved Charter

Qualified Legal Compliance Committee

Committee Chair: Roger A. Cregg Other Committee Members: Michael E. Collins Richard G. Lindner Reginald M. Turner, Jr. Meetings held in 2022: 0
Responsibilities:
This committee assists the Board in promoting the best interests of Comerica by reviewing evidence of potential material violations of securities law or breaches of fiduciary duties or similar violations by Comerica or any officer, director, employee, or agent thereof, providing recommendations to address any such violations, and monitoring Comerica’s remedial efforts with respect to any such violations.
A current copy of the charter of the Qualified Legal Compliance Committee is available to security holders on Comerica’s website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.
About the Members:
•All members are independent
•Governed by a Board-approved Charter

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Proposal 1: Election of Directors

Other Committees
The Special Preferred Stock Committee was formed in 2020 to carry out the Board’s authority with respect to the issuance of preferred securities and to set the terms of such preferred securities. The Special Preferred Stock Committee did not meet in 2022.
Board and Committee Meetings
There were five regular and one special meeting of the Board and 25 meetings and written consents of the various committees and subcommittees of the Board during 2022. All director nominees and all incumbent directors attended at least seventy-five percent (75%) of the aggregate number of meetings held by the Board and all the committees of the Board on which the respective directors served.
Comerica expects all of its directors to attend the Annual Meeting except in cases of illness, emergency or other reasonable grounds for non-attendance. Ten of the eleven Board members serving at the time of the 2022 Annual Meeting attended the 2022 Annual Meeting; Mr. DeNicola, who retired at the meeting, did not attend.
Non-Management Directors and Communication with the Board
The non-management directors meet at regularly scheduled executive sessions without management. Every year, the non-management directors elect a Facilitating Director, for a one-year term, to lead such sessions. Currently, Barbara R. Smith is the Facilitating Director at such sessions. Interested parties may communicate directly with Ms. Smith or with the non-management directors as a group by sending written correspondence, delivered via United States mail or courier service, to: Corporate Secretary of the Board, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6506, Dallas, Texas 75201, Attn: Non-Management Directors. Alternatively, shareholders may send communications to the full Board by sending written correspondence, delivered via United States mail or courier service, to: Corporate Secretary of the Board, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6506, Dallas, Texas 75201, Attn: Full Board of Directors. The Board of Directors’ current practice is that the Corporate Secretary will relay all communications received to the Facilitating Director, in the case of communications to non-management directors, and to the Chairman of the Board, in the case of communications to the full Board.
Board Leadership Structure
Our Chief Executive Officer also serves as the Chairman of the Board. Mr. Farmer has provided strong leadership to the Board and management, instilling a clear focus on the Company’s strategy and business plans. The Board has chosen this structure because it believes the Chief Executive Officer serves as a bridge between management and the Board, ensuring that both groups act with a common purpose. Although the Board believes that it is more effective to have one person serve as the Company’s Chairman and Chief Executive, it also believes that it is simultaneously important to have a robust governance structure to ensure a strong and independent Board. All directors, with the exception of the Chairman, are independent as defined under NYSE rules, and the Audit Committee, the Enterprise Risk Committee, the Governance, Compensation and Nominating Committee and the Qualified Legal Compliance Committee are comprised entirely of independent directors. The Board also has an independent Facilitating Director (Ms. Smith) who leads the non-management directors in regularly-scheduled executive sessions. As Facilitating Director, Ms. Smith’s duties include, but are not limited to, the following:
•Presiding at all other meetings of the Board at which the Chairman is not present;
•Serving as liaison between the Chairman and the independent directors;
•Approving information sent to the Board;
•Approving meeting agendas for the Board;
•Approving meeting schedules for the Board to assure that there is sufficient time for discussion of all agenda items;
•Having the authority to call meetings of the independent directors; and
•If requested by major shareholders, ensuring that she is available for consultation and direct communication.
The Facilitating Director position is elected annually by the non-management directors. The Board believes that the Facilitating Director further strengthens the Board’s independence and autonomous oversight of our business as well as Board communication and effectiveness. The executive sessions over which she presides allow non-management directors to discuss issues facing the Company, including matters concerning management, without any members of management present. The role of the Facilitating Director provides the necessary leadership for such discussions and serves as a bridge between the independent directors and the Company’s management team.

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Proposal 1: Election of Directors
Role in Risk Oversight
The Board believes that Comerica has the appropriate leadership to help ensure effective risk oversight. Comerica has historically had and continues to pursue a strong risk management culture. We recognize that nearly every action taken as a financial institution requires some degree of risk. Our objective is not to eliminate risk but to give consideration to ensure we take the appropriate risks. In choosing when and how to take risks, we evaluate our capacity for risk and seek to protect our brand and reputation, our financial flexibility, the value of our assets and the strategic potential of our Company.
Governance and oversight of risk management activities are shared by management and our Board as follows:

Board of Directors
The Board approves a statement of our Company’s risk appetite, which is used internally to help our Board and management understand our Company’s tolerance for risk in each of the major risk categories and allow for the adaption of those tolerances to align with a changing economic environment.

Each of the Enterprise Risk Committee, the Audit Committee and the Governance, Compensation and Nominating Committee reports regularly to the full Board.
Michael E. Collins, the Chair of the Enterprise Risk Committee, has been designated the Board’s risk expert. As a former banking and finance executive with nearly 40 years of regulatory experience, including service with the Federal Reserve Banks of Cleveland and Philadelphia, Mr. Collins has experience identifying, assessing, and managing risk exposures of large, complex financial firms.

Board Committees
The Enterprise Risk Committee oversees policies, procedures and practices relating to credit risk, market risk, liquidity risk, technology risk (including cybersecurity and information security risk), operational risk, strategic risk, compliance risk (including compliance with bank regulatory obligations), and other general risks to Comerica and the actions undertaken or to be undertaken to identify, measure, monitor and control such risks. It is also responsible for environmental and social risks (e.g., sustainability, climate change and corporate social responsibility).

The Audit Committee plays a key role in risk management through the validation and oversight of our internal controls, policies and procedures to ensure their effectiveness, in addition to providing oversight of our financial statements and compliance with legal and regulatory requirements.

The Governance, Compensation and Nominating Committee provides information on the risks associated with the Company’s compensation programs. A more detailed discussion of the Governance, Compensation and Nominating Committee’s evaluation of risk and compensation programs can be found starting on page 60.

Management
The Enterprise Risk and Return Committee, chaired by the Chief Risk Officer, is established by the Enterprise Risk Committee and responsible for governance over the risk management framework, providing oversight in managing Comerica's aggregate risk position and reporting on the comprehensive portfolio of risks as well as the potential impact these risks can have on Comerica's risk profile and resulting capital level. It is principally composed of senior officers and executives representing Comerica's different risk areas and business units.

Comerica’s Chief Risk Officer, Jay K. Oberg, oversees risk on an enterprise-wide basis and reports to the Enterprise Risk Committee. He is responsible for ongoing compliance with policies and procedures relating to risk management governance, procedures and infrastructure, and also monitoring compliance with such policies and procedures, among other responsibilities.

Comerica’s General Auditor, Christine M. Moore, heads Comerica's internal audit function and reports to the Audit Committee. She is responsible for evaluating and opining on the effectiveness of Comerica’s internal controls, policies and procedures.

Transactions with Related Persons
Review of Transactions with Related Persons
Comerica has adopted a Regulation O Policy and Procedure document to implement the requirements of Regulation O of the Federal Reserve Board, which restricts the extension of credit to directors and executive officers and their family members, as well as 10%

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Proposal 1: Election of Directors
or greater shareholders, and the related interests of any of the foregoing. Under the policy and procedure, extensions of credit that exceed regulatory thresholds must be approved by the board of the appropriate subsidiary bank.
In addition to loan transactions that are covered by Regulation O, the Board has also adopted a policy setting forth procedures for the review, approval and monitoring of other transactions greater than $120,000 involving Comerica and related persons (directors, director nominees, executive officers, 5% shareholders and immediate family members or primary business affiliations of such persons). Under the policy, the Governance, Compensation and Nominating Committee is responsible for reviewing and approving or ratifying all transactions involving related persons. Directors may not vote on a related party transaction in which they or any member of their immediate family is a related person, but the director may participate in some or all of the committee’s discussions. The policy also permits the Chair of the Governance, Compensation and Nominating Committee to review and, if deemed appropriate, approve proposed related-person transactions that arise between committee meetings, in which case they will be reported to the full committee at its next meeting.
The policy also contains a list of categories of transactions involving related persons that need not be brought to the Governance, Compensation and Nominating Committee for approval. These include loan transactions subject to Regulation O, as well as transactions with a 5% shareholder or involving brokerage, banking, custodial, trustee, insurance, investment advisory or asset management services, and other financial services or products transactions entered into between Comerica and any related person, if the transactions are in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable services provided to non-affiliates and comply with applicable law, including the Sarbanes-Oxley Act of 2002 and Regulation O. Exempted transactions also include other commercial transactions where Comerica has transacted with an entity employing or having as a director a related party, and where payments constitute less than 1% of Comerica’s consolidated gross revenues or constitute less than 1% of such entity’s consolidated gross revenues.
The Governance, Compensation and Nominating Committee will review the following information when assessing a related party transaction:
•the related party’s interest in the transaction:
•the purpose and timing of the transaction;
•the approximate dollar value of the transaction and the approximate dollar value of the related party’s interest in the transaction;
•whether the terms of the transaction are fair to Comerica and on the same basis as would apply if the transaction did not involve a related party;
•Comerica’s business reasons for entering into the transaction;
•whether the transaction would impair the independence of an outside director or nominee for director;
•the acceptability of the transaction to Comerica’s regulators;
•whether the transaction would present an improper conflict of interest for any director, director, nominee for director or executive officer of the Company; and
•any other relevant information regarding the transaction.
The Regulation O Policy and Procedure and the Related Party Transactions Policy are both in writing.
BlackRock, Inc. (“BlackRock”) reported that it beneficially owns greater than 5% of Comerica Common Stock. In 2022, Comerica paid approximately $515,615 to BlackRock for cash management software in the ordinary course of business. Additionally, affiliates of BlackRock and The Vanguard Group, Inc. are investment managers for certain investment options under our 401(k) Plan and/or certain RIA assets. These transactions are unrelated to the 5% holders' Comerica Common Stock ownership, and the fees are paid by entities and individuals other than Comerica. These transactions did not require approval pursuant to the Related Party Transactions Policy.
Financial Services Transactions with Executive Officers and Directors
Certain of the executive officers and directors of Comerica, their related entities, and members of their immediate families were customers of and had financial transactions in the ordinary course of business (including loans and loan commitments, as well as other financial products and services) with affiliates of Comerica during 2022 that did not require approval under the Related Party Transactions Policy. Comerica made all loans and commitments in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not related to or affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collectability or present other unfavorable features. Further, loans and commitments subject to Regulation O were all made in accordance with Comerica’s Regulation O Policy and Procedure. Comerica also offers employee discounts to its employees, including executive officers, on certain other financial services.

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Proposal 1: Election of Directors
Director Independence
The Board of Directors has determined that all non-management directors, currently constituting 92% of the full Board of Directors of Comerica, are independent within the meaning of the listing standards of the NYSE. In making such determination, the Board of Directors has affirmatively determined that the following current directors meet the categorical standards of independence described below, as applicable, and have no material relationship with Comerica (either directly or as a partner, shareholder or officer of an organization that has a relationship with Comerica) other than as a director: Nancy Avila, Michael E. Collins, Roger A. Cregg, Jacqueline P. Kane, Derek J. Kerr, Richard G. Lindner, Jennifer H. Sampson, Barbara R. Smith, Robert S. Taubman, Reginald M. Turner, Jr., Nina G. Vaca and Michael G. Van de Ven. Additionally, all of the Audit Committee members satisfy the independence standards under Exchange Act Rule 10A-3 and NYSE rules, and all of the Governance, Compensation and Nominating Committee members satisfy the independence standards under NYSE rules. The Board of Directors further determined that Curtis C. Farmer is not independent because he is an employee of Comerica.
Categorical Standards
Pursuant to Comerica’s Corporate Governance Guidelines, in no event will a director be considered “independent” if, currently or (for items (i) through (v)) within the preceding three (3) years:
(i)the director is or was employed by Comerica;
(ii)an immediate family member of the director is or was employed by Comerica as an executive officer;
(iii)the director, or any of their immediate family, receives or received more than $120,000 per year in direct compensation from Comerica, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
(iv)the director or any immediate family member of the director, is or has been a partner or employee of a firm that is or was during the preceding three years Comerica’s internal or external auditor and personally works or worked on Comerica’s audit within that time;
(v)the director or an immediate family member of the director is or was employed as an executive officer of another company if any of Comerica’s present executives at the same time serves or served on that company’s compensation committee;
(vi)the director is a current partner or employee of a firm that is Comerica’s internal or external auditor, or any immediate family member of the director is a current partner of such firm; or
(vii)the director is a current executive officer or an employee, or any of the director’s immediate family is a current executive officer, of another company (other than a tax exempt charitable organization) that makes payments to or receives payments from Comerica for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.
Subject to the foregoing, the Corporate Governance Guidelines also state that the following relationships are considered immaterial:
(i)ordinary lending relationships with the director or any of the director’s related interests, as defined in the Federal Reserve Board’s Regulation O, if, (A) in each such case, the extension of credit was made in the ordinary course of business and is on substantially the same terms as those with non-affiliated persons; (B) in each such case, the extension of credit has been made in compliance with applicable law, including the Federal Reserve Board’s Regulation O, if applicable; (C) in each such case, no material event of default has occurred under the extension of credit; (D) the aggregate amount of the extensions of credit to the Director and all of their related interests does not exceed 1% of Comerica’s consolidated assets; and (E) in each such case, the borrower represents to Comerica that, if the borrower is a company or other entity, that a termination of the extension of credit would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations or business of the borrower; or, if the borrower is an individual, that a termination of the extension of credit would not reasonably be expected to have a material and adverse effect on the financial condition of the borrower.
(ii)ordinary lending relationships entered into in the ordinary course of business between Comerica and any entity, which is not a related interest of a director, that employs a director or any member of a director’s family;
(iii)other commercial transactions (not including extensions of credit) entered into in the ordinary course of business between Comerica and any entity that employs (a) a director, (b) a director’s spouse or (c) any child of a director who is residing in the director’s home, if the annual sales to, or purchases from, such entity constitute less than 1% of Comerica’s consolidated gross revenues or constitute less than 1% of such entity’s consolidated gross revenues;
(iv)a director of Comerica serving as a board or trustee member, but not as an executive officer, of a not-for-profit organization that received discretionary charitable contributions in any given year from Comerica or the Comerica Charitable Foundation; and
(v)a director of Comerica serving as an executive officer of a not-for-profit organization, if the discretionary charitable contributions made to the organization in any given year by Comerica and the Comerica Charitable Foundation, in the aggregate (exclusive of

26	2023 Proxy Statement

Proposal 1: Election of Directors
any employee contributions), are less than 5% (or $1,000,000, whichever is greater) of that organization’s consolidated gross revenues.
A current copy of the Corporate Governance Guidelines is available to security holders on Comerica’s website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.
Director Transactions, Relationships or Arrangements by Category or Type
In connection with making its director independence determinations, the Board specifically considered the following relationships and transactions, all of which were deemed immaterial:
•Loans, extensions of credits and related commitments to certain directors and/or their respective immediate family members, affiliated entities and/or charities with which they are affiliated (Mr. Taubman, Mr. Turner, Ms. Vaca and Mr. Van de Ven) have been made by Comerica Bank in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not related to or affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collectability or present other unfavorable features.
•Banking and financial services (other than extensions of credit) provided by Comerica in the ordinary course of business to certain directors and/or their respective immediate family members, affiliated entities and/or charities with which they are affiliated, on terms and conditions not more favorable than those available to other similarly situated customers.
•Charitable contributions or other payments in the ordinary course of business by Comerica and/or the Comerica Charitable Foundation to charitable organizations with which a director or immediate family member is affiliated.
•Other commercial transactions (not including extensions of credit) entered into in the ordinary course of business between Comerica and entities where a director of Comerica serves in an advisory capacity or a director’s spouse or domestic partner is employed as a non-executive officer and the annual purchases from such entity constitute less than 1% of Comerica’s consolidated gross revenues.
•Situations in which Comerica serves in a fiduciary capacity for a client needing legal services where it selects, on behalf of its client, a law firm to represent the client. If applicable, the firm with a related pre-existing relationship with the client is typically selected by Comerica (e.g., the firm that drafted a will in which Comerica is named fiduciary of the associated estate). From time to time, this has resulted in the engagement, by the client, of Clark Hill, the firm with which Mr. Turner was a member during 2022 and is now a Member Emeritus. Mr. Turner was not directly involved in providing these legal services, and any associated fees were paid to the firm from the client’s funds, not from funds belonging to Comerica.
•Situations in which other members of Clark Hill represented clients in legal matters indirectly or potentially directly adverse to Comerica, such as loans and other commercial transactions (in which his firm represents a borrower), trust administration matters (where Clark Hill might represent a trust or beneficiary and/or act as co-trustee for a trust for which Comerica serves as trustee), real property claims (in which Clark Hill may represent an entity seeking an easement or condemnation with respect to real property in which Comerica holds the mortgage) and bankruptcy litigation (in which his firm represents creditors other than Comerica), and thus receives fees from such parties it represents, but not from Comerica.
Compensation Committee Interlocks and Insider Participation
During 2022, Ms. Kane, Mr. Lindner, Ms. Smith, Ms. Vaca and Mr. Van de Ven served as members of the Governance, Compensation and Nominating Committee. No such individual is, or was during 2022, an officer or employee of Comerica or any of its subsidiaries, nor was any such member formerly an officer of Comerica or any of its subsidiaries. No executive officer of Comerica served as a director or member of the compensation committee of another entity, one of whose directors or executive officers served as a member of our Board or a member of the Governance, Compensation and Nominating Committee.
Compensation of Directors
The Governance, Compensation and Nominating Committee determines the form and amount of non-employee director compensation and makes a recommendation to the Board of Directors for final approval. In determining director compensation, the Governance, Compensation and Nominating Committee considers information provided by the compensation consultant retained by the Governance, Compensation and Nominating Committee to provide market analyses and consulting services on director compensation matters. When setting director compensation, the Governance, Compensation and Nominating Committee targets the median of the peer group. See “Role of the Independent Compensation Consultant” on page 43 for more information about the compensation consultant retained by the Governance, Compensation and Nominating Committee.

2023 Proxy Statement	27

Proposal 1: Election of Directors

Director Compensation Highlights
•Comerica maintains director stock ownership guidelines encouraging non-employee directors to own at least 5,000 shares of Comerica Common Stock (including restricted stock units) within five years of the date the non-employee director was initially appointed or elected to the Board. Of those 5,000 shares, at least 1,000 shares should be beneficially owned within 12 months of the date the non-employee director was initially appointed to the Board.
◦As of December 31, 2022, all non-employee directors have met their respective stock ownership guideline levels, based on period of service.
•Restricted stock units granted to non-employee directors are generally settled in Comerica Common Stock on the first anniversary of the director’s separation from service on the Board.

The table below illustrates the compensation structure for non-employee directors in 2022. Employee directors receive no compensation for their Board service. In addition to the compensation described below, each director is reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees.

Elements of 2022 Annual Compensation
Retainer (cash)(1)	$105,000
Audit Committee Chair and Vice Chair Retainer (cash)(1)	$40,000
Facilitating Director Retainer (cash)	$40,000
Enterprise Risk Committee and Governance, Compensation and Nominating Committee Chair and Vice Chair Retainer (cash)(1)	$35,000
Qualified Legal Compliance Committee Chair and Vice Chair Retainer (cash)	$20,000
Audit Committee Member Retainer (cash)	$10,000
Meeting Fees - per meeting (cash)	N/A
Board-Sponsored Training Seminar Fees — per seminar (cash)	N/A
Briefing Fees — per briefing session (cash)	N/A
Restricted Stock Unit Award(2)	$120,000
(1)From January 1, 2022 to September 30, 2022, the Retainer was $100,000, the Audit Committee Chair and Vice Chair Retainers were each $35,000 and the Enterprise Risk Committee and Governance, Compensation and Nominating Committee Chair and Vice Chair Retainers were each $30,000; such amounts were increased to the levels shown in the table as of October 1, 2022.
(2)On July 26, 2022, each non-employee director received a grant of 1,565 restricted stock units with a fair market value of approximately $120,000 based on the closing stock price on the date of grant. RSUs are fully vested at the time of grant, but don't settle until the one-year anniversary of the director leaving the Board, except due to death, certain cases of disability or a change in control.

28	2023 Proxy Statement

Proposal 1: Election of Directors
The following table provides information on the compensation of Comerica’s directors who served at any point during the fiscal year ended December 31, 2022.
2022 DIRECTOR COMPENSATION TABLE

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)(5)	All Other Compensation ($)	Total ($)
Nancy Avila	101,250	120,004	—	—	—	—	221,254
Michael E. Collins	142,500	120,004	—	—	—	—	262,504
Roger A. Cregg	167,500	120,004	—	—	—	—	287,504
T. Kevin DeNicola(6)	35,357	—	—	—	—	—	35,357
Jacqueline P. Kane	132,500	120,004	—	—	—	—	252,504
Richard G. Lindner	111,250	120,004	—	—	—	—	231,254
Barbara R. Smith	141,250	120,004	—	—	—	—	261,254
Robert S. Taubman	101,250	120,004	—	—	—	—	221,254
Reginald M. Turner, Jr.	111,250	120,004	—	—	—	—	231,254
Nina G. Vaca	101,250	120,004	—	—	—	—	221,254
Michael G. Van de Ven	122,857	120,004	—	—	—	—	242,861
(1)Employee directors do not receive any compensation with respect to their service on the Board; accordingly, Mr. Farmer is not included in this table.
(2)This column reports the amount of cash compensation earned with respect to the 2022 calendar year for Board and committee service. Comerica pays the applicable retainer and meeting fees to each non-employee director on a quarterly basis.
(3)This column represents the grant date fair value of restricted stock units granted to non-employee directors in 2022 in accordance with ASC 718 and Item 402 of Regulation S-K. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 16 in the Consolidated Financial Statements in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2022. The aggregate number of restricted stock units, including dividend equivalents that were reinvested in restricted stock units, outstanding as of December 31, 2022 for non-employee directors who served on the Board during 2022, is as follows: Ms. Avila: 1,580 stock units; Mr. Collins: 11,106 stock units; Mr. Cregg: 35,251 stock units; Mr. DeNicola: 31,671 stock units; Ms. Kane: 30,789 stock units; Mr. Lindner: 33,564 stock units; Ms. Smith: 9,456 stock units; Mr. Taubman: 38,800 stock units; Mr. Turner: 38,250 stock units; Ms. Vaca: 30,789 stock units; and Mr. Van de Ven: 11,106 stock units. The restricted stock units can be accelerated due to death, disability or a change in control.
(4)None of the earnings under the deferred compensation programs are above-market or preferential, so no such amounts are shown in this column. For more details,see the “Deferred Compensation Plans” section below. Any 2022 contributions to non-employee director deferred compensation programs are included in the “Fees Earned or Paid in Cash” column, in accordance with SEC rules. This column does not include distributions under non-employee director deferred compensation programs in 2022 since they were reported in fees earned in the previous years.
(5)Because benefit accruals froze for both of Comerica’s director retirement plans on May 15, 1998, there was no change in the participants’ pension values in 2022. The only non-employee director who both served in 2022 and was covered by the retirement plans is Mr. Taubman.
(6)Mr. DeNicola served on the Board through April 26, 2022.

2023 Proxy Statement	29

Proposal 1: Election of Directors
DIRECTOR COMPENSATION PLANS

Deferred Compensation Plans	Non-employee directors can defer some or all of their cash compensation into either a stock-settled plan — where deferred compensation earns a return based on the return of Comerica Common Stock during the deferral period — or a cash-settled investment fund plan — where deferred compensation earns a return based on broad-based investment funds elected by the director.
Equity Plans
Directors participate along with officers and employees in the Comerica Incorporated Amended and Restated 2018 Long-Term Incentive Plan. Stock options, stock appreciation rights, restricted stock, restricted stock units, cash awards and other equity-based awards may be awarded under this plan. No participant who is a non-employee director of Comerica may be granted awards with a grant date fair value in excess of $500,000 per calendar year.

Retirement Plans	No retirement plan is currently offered to non-employee directors. Mr. Taubman has vested benefits under legacy plans; the plans were terminated and benefits frozen in 1998. He will receive a monthly benefit of $1,666.67 for 120 months, payable when he retires from the Board, except in the case of illness or disability. There is no survivor benefit.

30	2023 Proxy Statement

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of Comerica has selected Ernst & Young LLP (“Ernst & Young”), our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2023, and recommends that the shareholders vote for ratification of such appointment.
Ernst & Young has served as our independent registered public accounting firm since 1992. The Audit Committee has carefully considered the selection of Ernst & Young as Comerica’s independent registered public accounting firm and has also considered whether there should be regular rotation of the independent registered public accounting firm. The selection is based on an evaluation of Ernst & Young’s qualifications, experience, quality control processes and results, independence and past performance. The selection also considers a review of the estimated fees, scope of services and staffing approach, including coordination of the external auditor’s efforts with our internal audit staff. In conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee and its Chairman are involved in the process for selecting Ernst & Young’s lead engagement partner. The engagement partner rotation occurred for the 2022 financial statements process, with a new individual assuming the role of lead engagement partner. The members of the Audit Committee believe that the continued retention of Ernst & Young to serve as Comerica’s independent registered public accounting firm is in the best interests of the Company and its shareholders.
As a matter of good corporate governance, the selection of Ernst & Young is being submitted to the shareholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if Ernst & Young is ratified as Comerica’s independent registered public accounting firm by the shareholders, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Comerica and its shareholders. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

Comerica's Board of Directors Recommends a vote "FOR" this proposal to Ratify the Independent Registered Public Accounting Firm.

2023 Proxy Statement	31

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm
Independent Registered Public Accounting Firm
Fees to Independent Registered Public Accounting Firm
The following aggregate fees were billed to Comerica for professional services by Ernst & Young for fiscal years 2022 and 2021.

	2022	2021
	($)	($)
Audit Fees	3,773,239	2,499,520
Audit-Related Fees	312,483	258,550
Tax Fees	154,741	251,738
All Other Fees	3,827	215,368
	4,244,290	3,225,176
Audit Fees
Audit fees consist of fees billed to Comerica and its subsidiaries by Ernst & Young for the audit of Comerica’s annual consolidated financial statements included in our Annual Reports on Form 10-K, the review of financial statements included in Comerica’s Quarterly Reports on Form 10-Q, and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
Audit-related fees consist of fees billed to Comerica and its subsidiaries by Ernst & Young for the assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of Comerica’s financial statements. Audit-related fees consisted mainly of the audits of Comerica’s benefit plans and the internal control (SSAE 18 Report) for Comerica’s trust department. The Audit Committee considered whether, and determined that, the provision of these services is compatible with maintaining the independence of Ernst & Young.
Tax Fees
Tax fees consist of fees billed to Comerica and its subsidiaries by Ernst & Young for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning. Tax fees consisted mainly of consultation on tax planning for Comerica and its subsidiaries, IRS examinations and Form 1120. The Audit Committee considered whether, and determined that, the provision of these services is compatible with maintaining the independence of Ernst & Young.
All Other Fees
Ernst & Young billed Comerica fees for products and services other than those described in the previous three paragraphs. Those products and services consisted of subscription fees for on-line accounting and tax research tools for both 2022 and 2021 and for projects in 2021 to perform Federal Deposit Insurance Corporation fee assessments.
Services for Investment Vehicles
In connection with the advisory, management, trustee and similar services that Comerica’s affiliates provide to mutual funds, collective funds and common trust funds, Comerica from time to time selects, and in limited circumstances employs, outside accountants to perform audit and other services for the investment vehicles. In such cases, Comerica typically uses a request-for-proposal process that has resulted in the selection of Ernst & Young, among other independent registered public accounting firms. In addition, Ernst & Young has agreements with financial services companies pursuant to which it may receive compensation for certain transactions, including transactions in which Comerica may participate from time to time, and Ernst & Young also receives fees from time to time from Comerica’s customers when acting on their behalf in connection with lending or other relationships between Comerica’s affiliates and their customers. The fees discussed in this paragraph are not included in the totals provided in the above paragraphs because the fees are generally charged to the investment vehicle, customer or other applicable party, except as noted on the “Fees to Independent Registered Public Accounting Firm” schedule above.

32	2023 Proxy Statement

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm
Pre-Approval Policy
The Audit Committee has a policy to review and, if such services are appropriate in the discretion of the Audit Committee, pre-approve (i) all auditing services to be provided by the independent registered public accounting firm (which may entail providing comfort letters in connection with securities underwritings or statutory audits required for insurance companies for purposes of state law) and (ii) all permitted(1) non-audit services (including tax services) to be provided by the independent registered public accounting firm, provided that pre-approval is not required with respect to non-audit services if (a) the aggregate amount of non-audit services provided to Comerica constitutes not more than 5% of the total amount of revenues paid by Comerica to its auditor during the fiscal year in which the non-audit services are provided; (b) such services were not recognized by Comerica at the time of the engagement to be non-audit services; and (c) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee has authorized its chair to pre-approve such services between Audit Committee meetings. All of the services provided by Ernst & Young for the years ended December 31, 2022 and December 31, 2021 were pre-approved by the Audit Committee under its pre-approval policy.
(1)For purposes of the foregoing, permitted non-audit services shall not, unless otherwise allowed under applicable laws, include: (i) bookkeeping or other services related to the accounting records or financial statements of Comerica; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

2023 Proxy Statement	33

Audit Committee Report
The information contained in the Audit Committee Report is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.
Audit Committee Report
The Audit Committee oversees Comerica’s financial reporting process on behalf of the Board of Directors and is comprised of all outside directors who are independent within the meaning of, and meet the experience requirements of, the applicable rules of the NYSE and the SEC. In addition to its duties regarding oversight of Comerica’s financial reporting process, including as it relates to the integrity of the financial statements, the independent registered public accounting firm’s qualifications and independence and the performance of the independent registered public accounting firm and Comerica’s internal audit function, the Audit Committee also has sole authority to appoint or replace the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm as provided in Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee charter, which was adopted and approved by the Board, specifies the scope of the Audit Committee’s responsibilities and the manner in which it carries out those responsibilities. Management has primary responsibility for the financial statements, reporting processes and system of internal controls. In fulfilling its oversight responsibilities, among other things, the Audit Committee reviewed and discussed the audited financial statements included in Comerica’s Annual Report on Form 10-K with management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments and clarity of disclosures in the financial statements and a discussion of related controls, procedures, compliance and other matters.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee also has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm their independence from management and Comerica, and reviewed and considered whether the provision of non-audit services and receipt of certain compensation by the independent registered public accounting firm are compatible with maintaining the independent registered public accounting firm’s independence. In addition, the Audit Committee reviewed with the independent registered public accounting firm all critical accounting policies and practices to be used.
In reliance on the reviews and discussions referred to above and such other considerations as the Audit Committee determined to be appropriate, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
The Audit Committee
Roger A. Cregg, Chairman
Michael E. Collins
Richard G. Lindner
Reginald M. Turner, Jr.
February 27, 2023

34	2023 Proxy Statement

Executive Officers

Wendy W. Bridges
EVP, Corporate Responsibility
Executive Officer since November 2021
Age 50
•Executive Vice President, Corporate Responsibility (since November 2021), Comerica Incorporated and Comerica Bank
•Senior Vice President, Corporate Communications & Executive Administration (2010-November 2021), Comerica Incorporated

Megan D. Burkhart
Senior EVP, Chief Administrative Officer and Chief Human Resources Officer
Executive Officer since 2010
Age 51
•Senior Executive Vice President, Chief Administrative Officer (since January 2023) and Chief Human Resources Officer (since January 2010), Comerica Incorporated and Comerica Bank
•Executive Vice President (January 2010 to January 2023), Comerica Incorporated and Comerica Bank
•Senior Vice President and Director of Compensation (February 2007 to January 2010), Comerica Incorporated and Comerica Bank

J. McGregor Carr
EVP, Wealth Management
Executive Officer since 2020
Age 55
•Executive Vice President, Wealth Management (since March 2020), Comerica Incorporated and Comerica Bank
•Senior Managing Director, Southeast Region (October 2017 to February 2020), Wells Fargo Bank, N.A.
•Regional Managing Director (2008 to October 2017), Wells Fargo Bank, N.A.

2023 Proxy Statement	35

Executive Officers

Melinda A. Chausse
Senior EVP and Chief Credit Officer
Executive Officer since 2020
Age 57
•Senior Executive Vice President (since January 2023) and Chief Credit Officer (since May 2020), Comerica Incorporated and Comerica Bank
•Executive Vice President (May 2020 to January 2023), Comerica Incorporated
•Executive Vice President (August 2010 to January 2023), Executive Director of Commercial Underwriting (February 2017 to May 2020), Comerica Bank

Megan D. Crespi
Senior EVP and Chief Operating Officer
Executive Officer since 2020
Age 49
•Senior Executive Vice President and Chief Operating Officer (since January 2023), Comerica Incorporated and Comerica Bank
•Executive Vice President and Chief Enterprise Technology & Operations Services Officer (March 2020 to January 2023), Comerica Incorporated and Comerica Bank
•Chief Technology Officer (November 2018 to March 2020), Ally Financial
•Chief Information Officer — Auto Finance (August 2014 to October 2018), Ally Financial

Curtis C. Farmer
Chairman, President and CEO
Executive Officer since 2008
Age 60
•Chairman (since January 2020), President (since April 2015) and Chief Executive Officer (since April 2019), Comerica Incorporated and Comerica Bank
•Vice Chairman (April 2011 to April 2015), Comerica Incorporated and Comerica Bank
•Executive Vice President (October 2008 to April 2011), Comerica Incorporated and Comerica Bank
•Director of Comerica Incorporated since July 2018

36	2023 Proxy Statement

Executive Officers

Von E. Hays
EVP and Chief Legal Officer
Executive Officer since 2022
Age 51
•Executive Vice President, Chief Legal Officer (since August 2022), Comerica Incorporated and Comerica Bank
•Senior Vice President, Interim Chief Legal Officer (May 2022 to August 2022), Comerica Incorporated and Comerica Bank
•Senior Vice President, General Counsel – Human Resources, Litigation and Corporate Operations (February 2013 to May 2022), Comerica Incorporated and Comerica Bank

James J. Herzog
Senior EVP and Chief Financial Officer
Executive Officer since 2019
Age 60
•Senior Executive Vice President (since January 2023) and Chief Financial Officer (since February 2020), Comerica Incorporated and Comerica Bank
•Executive Vice President (November 2011 to January 2023), Interim Chief Financial Officer (September 2019 to February 2020) and Treasurer (November 2011 to February 2020), Comerica Incorporated and Comerica Bank

Cassandra M. McKinney
EVP, Retail Bank
Executive Officer since 2020
Age 62
•Executive Vice President, Retail Bank (since April 2020), Comerica Incorporated and Comerica Bank
•Senior Vice President, National Director of Retail Delivery and Strategic Services (2016-April 2020), Comerica Bank
•Senior Vice President, Director of Retail Operations (2011-2016), Comerica Bank
•Senior Vice President, Retail Director of Product and Sales Management (2005-2011), Comerica Bank

2023 Proxy Statement	37

Executive Officers

Christine M. Moore
EVP and General Auditor
Executive Officer since 2016
Age 60
•Executive Vice President (since July 2016) and General Auditor (since May 2016), Comerica Incorporated and Comerica Bank
•Senior Vice President (January 2007 to July 2016) and Deputy General Auditor (September 2013 to May 2016), Comerica Incorporated and Comerica Bank
•Senior Vice President, Audit Director (January 2007 to September 2013), Comerica Incorporated and Comerica Bank

Jay K. Oberg
Senior EVP and Chief Risk Officer
Executive Officer since 2019
Age 53
•Senior Executive Vice President (since January 2023) and Chief Risk Officer (since January 2019), Comerica Incorporated and Comerica Bank
•Executive Vice President (January 2017 to January 2023), Comerica Incorporated and Comerica Bank

Mauricio A. Ortiz
EVP and Chief Accounting Officer
Executive Officer since 2018
Age 44
•Executive Vice President (since July 2021) and Chief Accounting Officer (since January 2018), Comerica Incorporated and Comerica Bank
•Senior Vice President (February 2015 to July 2021) and Assistant Controller (February 2015 to January 2018), Comerica Incorporated and Comerica Bank
•Vice President, Accounting Policy and Research (July 2011 to February 2015), Comerica Incorporated and Comerica Bank

38	2023 Proxy Statement

Executive Officers

Peter L. Sefzik
Senior EVP and Chief Banking Officer
Executive Officer from 2015-2018 and 2019-Present
Age 47
•Senior Executive Vice President and Chief Banking Officer (since January 2023), Comerica Incorporated and Comerica Bank
•Executive Vice President, Commercial Bank (July 2018 to January 2023), Comerica Incorporated and Comerica Bank
•Executive Vice President (September 2015 to July 2018), Comerica Incorporated and President - Texas Market (September 2015 to July 2018), Comerica Bank

James H. Weber
EVP and Chief Experience Officer
Executive Officer since 2019
Age 60
•Executive Vice President and Chief Experience Officer (since January 2020), Comerica Incorporated
•Executive Vice President and Chief Marketing Officer (February 2012 to January 2020), Comerica Incorporated
•Senior Vice President, Corporate Marketing and Communications (July 2007 to February 2012), Comerica Incorporated

2023 Proxy Statement	39

Proposal 3: Approval of a Non-Binding, Advisory Proposal Approving Executive Compensation

Executive Compensation
The Governance, Compensation and Nominating Committee (the “Committee”) annually reviews Comerica’s compensation programs to ensure that they demonstrate a strong pay-for-performance link, reflect good governance and are consistent with appropriate industry practices. These programs are described in the “Compensation Discussion and Analysis” section, the compensation tables and the related narrative discussion. As outlined in the “Compensation Discussion and Analysis” section, our compensation programs are structured to align the interests of our executives with the interests of our shareholders; to attract, retain and motivate superior executive talent; to provide a competitive advantage within the banking industry; to create a framework that delivers pay commensurate with financial results over the short and long-term; and to reduce incentives for unnecessary and excessive risk-taking.
The Board strongly supports Comerica’s executive pay practices and, as required pursuant to Section 14A of the Securities Exchange Act of 1934, asks shareholders to support its executive compensation program by approving the following resolution:
RESOLVED, that the shareholders of Comerica Incorporated approve, on an advisory basis, the compensation of Comerica’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and Section 14(a) of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement.
Because your vote on this proposal is advisory, it will not be binding on the Board. However, the Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Following our shareholders' recommendation in 2017 that we hold an annual vote on our executive compensation, and as required pursuant to Section 14A of the Securities Exchange Act, the Board determined to hold an advisory vote on executive compensation every year until our shareholders voted again on the frequency of this advisory vote. In Proposal 4, shareholders will again have the ability to vote on the frequency of the advisory vote (every one, two or three years). If we maintain our current frequency, it is anticipated that shareholders will have the ability to vote again on a proposal to approve executive compensation next year at our 2024 Annual Meeting of Shareholders.
The Board of Directors Recommends a vote “FOR” this proposal to approve Executive Compensation.

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Compensation Discussion and Analysis

Executive Summary

2022 Compensation Highlights
The Committee met six times in 2022. In addition to those meetings, senior members of management met with Ms. Kane, the Committee Chair, either formally or informally, eight times during the year, and the CEO had individual updates with each member of the Committee at least four times during the year.
During 2022, the Committee reviewed and affirmed Comerica's peer group, contemplated new rules promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act, monitored the performance of Comerica's incentive plans and discussed Comerica's human capital strategy and talent development. Comerica's pay-for-performance philosophy was demonstrated by the 108.7% payout for the 2020-2022 Senior Executive Long-Term Performance Plan ("SELTPP") awards, which are performance awards whose targets were not adjusted as a result of the COVID-19 pandemic, and the above-target payout for the 2022 short-term cash incentive plan (AEI) driven by strong results for earnings per share and efficiency ratio.
For 2022, Comerica’s named executive officers (“NEOs”) were as follows:

Name	Occupation
Curtis C. Farmer	Chairman, President and Chief Executive Officer
James J. Herzog	Senior Executive Vice President and Chief Financial Officer
Peter L. Sefzik	Senior Executive Vice President and Chief Banking Officer
Jay K. Oberg	Senior Executive Vice President and Chief Risk Officer
Megan D. Crespi	Senior Executive Vice President and Chief Operating Officer
John D. Buchanan(1)	Former Executive Vice President, Chief Legal Officer, and Corporate Secretary
(1)Mr. Buchanan left Comerica in June 2022.

Shareholder Outreach & Compensation Philosophy

Shareholder Outreach
Shareholder outreach is an integral part of Comerica’s business practices, as shareholders provide insight on a variety of topics, including operations, governance and compensation. In addition to discussing industry matters and Comerica’s performance, we receive feedback frequently from our investors at investor conferences, in which we participate at least quarterly, and during one-on-one visits with investors held either in-person or virtually. Comerica regularly solicits input from shareholders specifically aimed at supporting an ongoing dialogue to address governance, compensation, environmental and social issues and other topics of interest.
During 2022, as is our customary practice, we reached out to our top 25 shareholders, who collectively hold approximately 55% of our shares, as well as a number of additional shareholders who expressed an interest in providing feedback or who had provided feedback in the past.
Approximately 96% of our shareholders voted for our 2022 “Say On Pay” proposal. We considered this strong shareholder support for our executive compensation and governance programs. Shareholder support has been above 90% for the last several years. Accordingly, the Committee believes that our compensation programs meet our objectives — ensuring the compensation programs demonstrate a strong pay-for-performance linkage, reflect good governance and are consistent with appropriate industry practices. Keeping with those principles, the Committee retained the structure put in place in 2021 for 2022 as it provides a robust view of performance, including human capital, and aligns both short and long-term objectives.

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Compensation Philosophy
We use our executive compensation programs to align the interests of executive officers with the interests of our shareholders. Our programs are designed to attract, retain and motivate leadership to sustain our competitive advantage in the financial sector and to provide a framework that encourages outstanding financial results and shareholder returns over the long-term. We generally strive to set target compensation opportunities near the median of our peer group, with actual payouts in respect of variable compensation dependent on performance. We utilize a mix of variable compensation programs that measure long-term and short-term results with rewards delivered in cash and shares of Comerica’s stock. This balanced approach towards compensation supports our business strategies, aligns with our pay-for-performance philosophy, and is reinforced through sound compensation governance to mitigate excessive risk.

What We Do Have	Clawback policy in addition to Sarbanes-Oxley requirements
Forfeiture provisions which the Committee can utilize in the event of adverse risk outcomes to cancel all or part of outstanding, unvested stock awards
Carefully-considered risk management process, including the use of compensation that vests over multiple time periods based on a variety of performance metrics
Robust stock ownership guidelines for senior executives and the Board of Directors. The CEO is expected to own 6X his salary and the other NEOs 3X; directors have a 5,000-share holding expectation
Post vesting holding requirement for directors. Awards are settled in Comerica Common Stock on the first anniversary of the director’s separation of service from the Board
Minimum vesting requirement for at least 95% of equity incentive plan awards
Independent compensation consultant who works solely for the Committee and performs no other work for Comerica
Negative discretion which the Committee can utilize in determining incentive funding or award determinations

What We Don't Have	Employment agreements
Excise tax gross-up provisions for current change of control agreements entered into after 2008 and will not include this provision in future agreements
Modified single-trigger severance provisions for change of control agreements entered into after 2008 and will not include this provision in future agreements
Repricing or replacing of underwater stock options or SARs without shareholder approval
Pledging or hedging Comerica shares by employees or directors is prohibited
Non-independent directors on the compensation committee: the entire Committee meets SEC and NYSE independence requirements

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Roles and Responsibilities
Role of the Compensation Committee:
The Committee is responsible for overseeing the development and administration of our compensation programs, is comprised of independent directors, and reviews and approves all aspects of our executive compensation programs. To aid the Committee in satisfying its responsibilities, the Committee has retained Frederic W. Cook & Co. Inc., (“FW Cook”) to act as its independent consultant. FW Cook reports directly to the Committee and performs no other work for Comerica. Each year the Committee undertakes an evaluation of FW Cook’s primary representative regarding advice and counsel, quality and accuracy of data and information provided, and overall service. Following such review in 2022, the relationship was extended through July 2023.
Prior to entering into its most recent engagement of FW Cook in 2022, the Committee analyzed if hiring FW Cook would raise a conflict of interest. The Committee performed this analysis by taking into consideration the following factors:
•Any other services provided to Comerica by FW Cook
•The amount of fees FW Cook received from Comerica as a percentage of FW Cook’s total revenue
•Policies and procedures FW Cook utilizes to prevent conflicts of interest
•Any business or personal relationship of the individual compensation advisor of FW Cook with any member of the Committee or an executive officer of Comerica
•Any Comerica stock owned by FW Cook or the Committee’s individual advisor
•Any business or personal relationship of FW Cook with an executive officer of Comerica
With respect to the Committee’s evaluation of FW Cook’s independence, Comerica did not pay any fees to FW Cook in 2022 other than in connection with work performed for the Committee. During the analysis, FW Cook’s primary representative to the Committee indicated that fees paid annually to FW Cook by Comerica are less than 1% of FW Cook’s annual consolidated total revenue. He also discussed with the Committee various policies developed by FW Cook to safeguard the independence of the compensation advice it provides; indicated that he has no personal or business relationship with Committee members or executive officers at Comerica; indicated that he is not aware of any personal or business relationship between Comerica’s executive officers and FW Cook; and indicated that neither he nor FW Cook own any Comerica shares. The Committee determined, based on its analysis of the above factors that the work of FW Cook and the individual compensation advisors employed by FW Cook as compensation consultants to the Committee has not presented any conflict of interest.
Role of the Independent Compensation Consultant:
•Attends Committee meetings
•Provides independent advice to the Committee on current trends and best practices in compensation design and program alternatives and advises on plans or practices that may improve effectiveness
•Furnishes the Committee with peer compensation data on the NEOs and non-employee directors to provide an independent recommendation on compensation
•Reviews the Compensation Discussion and Analysis section of the proxy statement
•Evaluates the programs in light of regulatory expectations and provides feedback to the Committee
•Helps the Committee ensure programs align executives with shareholders’ interests
The compensation consultant does not separately meet with the CEO or discuss with the CEO any aspect of his compensation.
The Committee may consult with its independent compensation consultant as described above; however, the Committee uses its own judgment in making final decisions regarding the compensation paid to our executive officers.
Role of the CEO:
•Provides compensation recommendations on the other NEOs and on other members of the leadership team. The CEO leverages our internal compensation staff, led by our Chief Human Resources Officer, to aid in determining compensation recommendations
•Assesses the corporate contribution and individual performance of each of his direct reports
•Meets privately in executive session with the Committee to discuss talent management and succession planning
•Does not play a role in determining his own compensation

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Peer Group and Benchmarking
The Committee utilized the following peer group to evaluate and understand market pay levels and practices among similarly situated financial institutions. To determine the peer group, the top 50 U.S. financial institutions, based on asset size, were reviewed using a variety of financial metrics (assets, revenue and market capitalization), business models, geographic locations and competition for talent. The same peer group is used in making financial comparisons for purposes of investor presentations. FW Cook provides feedback on the construct of the peer group.
2022 PEER GROUP

BOK Financial Corp.	First Horizon National Corp.	Regions Financial Corp.
Citizens Financial Group, Inc.	Huntington Bancshares Inc.	Synovus Financial Corporation
Cullen/Frost Bankers, Inc.	KeyCorp	Zions Bancorporation
Fifth Third Bancorp	M&T Bank Corp.

FW Cook annually generates a compensation analysis for the Committee based on our peer group’s proxy data. Recognizing that peers may be bigger or smaller than Comerica, and that officer positions listed in the proxy vary from company to company, FW Cook’s data is used only as a general indicator of compensation trends and pay levels and is not used to set specific compensation levels for the CEO or the other NEOs. The Committee reviews individual and company performance, historical compensation, as well as the scope of each position, to determine total compensation for the NEOs. We strive to be at the median of the marketplace on all elements of total compensation and expect variable compensation to increase or decrease relative to the median based on performance. Once total compensation targets are established, they are reviewed in relation to the market data to ensure they are both appropriate and competitive.
Additionally, on an annual basis, Comerica purchases several standard surveys from compensation specialists to evaluate compensation for our broader executive group and other employee positions.

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Compensation Elements & 2022 Pay Actions

Pay Mix Allocation
Our pay mix allocation is heavily weighted towards variable compensation or “pay-for-performance.” Placing more emphasis on pay-for-performance helps to incentivize and reward long-term value creation, which aligns with shareholder interests. This is evidenced by the fact that 85% of our CEO’s total target direct compensation opportunity is variable or “at-risk.”
Our executives’ total compensation is comprised of three primary elements: base salary, a short-term incentive and long-term incentives. The long-term incentives consist of SELTPP units, RSUs and stock options. The emphasis on variable compensation is illustrated below.

Base Salary
Base salary is used to compete in the market for talent and forms the foundation for our other reward vehicles. We provide competitive base salaries to our NEOs in recognition of their responsibilities. In addition to benchmark data, we consider the NEO’s performance, experience, time in the position, contribution and internal parity. In determining if an adjustment should be made during our annual merit cycle, the CEO (when considering the performance of NEOs other than himself) and the Committee primarily consider the NEO’s performance against the prior year’s goals, along with any changes in responsibilities. To promote a performance culture, increases are not automatic or guaranteed.
The Committee approved base salary increases for the NEOs, which were effective January 2022. Salary increases at the beginning of the year included a standard merit increase and also recognized individual performance, experience, criticality of the position and market data.

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Name	Base Salary as of 1/1/2022 ($)	Base Salary as of 12/31/2022 ($)	% Increase	Notes

Mr. Farmer	1,015,000	1,050,000	3.4	Merit Increase
Mr. Herzog	570,000	625,000	9.6	Larger increase to better align with market
Mr. Sefzik	560,000	600,000	7.1	Larger increase to better align with market
Mr. Oberg	525,500	541,500	3.0	Merit increase
Ms. Crespi	535,000	560,000	4.7	Merit increase
Mr. Buchanan	661,825	675,000	2.0	Salary at time of departure

Incentive Compensation
A summary of the 2022 incentive compensation designs is provided in the chart below.

Short-Term	Long-Term
AEI	SELTPP	Stock Option	RSU
Cash Performance Program	Equity Performance Program	Equity Incentive	Equity Incentive
1-year Measurement Period (2022)	3-year Prospective Measurement Period (2022 – 2024)	4-year Vesting Schedule	4-year Vesting Schedule
MIP EPS[1] vs plan (65%)	Absolute SELTPP ROCE[3]	Exercise price is set to the closing price on the date of grant
MIP Efficiency Ratio[2] vs plan (15%)	Relative ROCE
Strategic Initiatives (20%)	Relative TSR modifier
(1)"MIP EPS" measures absolute performance for one-year earnings per share ("EPS") excluding non-performance items*, uses net-charge-offs in lieu of provision expense for credit losses, applies an interest rate collar of 50% and, for 2022, excludes the impact of any loss of hedge accounting treatment due to the LIBOR transition (all on a post-tax basis).
(2)"MIP Efficiency Ratio" measures absolute performance for one-year efficiency ratio excluding non-performance items* and applies an interest rate collar of 50% (all on a pre-tax basis).
(3)"SELTPP ROCE" measures Comerica's average return on common equity ("ROCE") excluding non-performance items* and utilizes net charge-offs instead of provision expense for credit losses. One-year computations are completed and averaged over the three-year performance period to determine SELTPP ROCE over a three-year period.
*"Non-performance items" include the after-tax impact of any adjustments related to a change in accounting principle, items that are deemed to be unusual/infrequently occurring, results from discontinued operations, merger/acquisition charges, changes in the corporate tax rate and restructuring charges incurred during the year, if applicable.
These programs:
•Utilize differing key metrics that align with financial performance and measure varying time horizons, providing a broader performance assessment

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•Combine absolute and relative performance measures to align executives’ interests with those of shareholders
•Incorporate shareholder feedback
•Align with regulatory expectations
•Are subject to our clawback policy and, with respect to the equity awards, our forfeiture provisions

Annual Executive Incentive (Short-Term Cash Incentive)
The NEOs, along with other senior leaders within the organization (approximately 375), participate in the AEI. The AEI is awarded pursuant to Comerica’s Management Incentive Plan (“MIP”). This program measures Comerica’s absolute performance for one-year MIP EPS, MIP Efficiency Ratio and strategic initiatives against internal goals. We selected these metrics because they provide a balance of financial, operational and organizational health metrics. Incorporating strategic initiatives allows for a more robust view of performance and ensures focus on accomplishing key objectives supporting longer-term success. We believe the use of a variety of measures that allow for a holistic view of performance is the foundation of a responsible incentive program that rewards achievement without encouraging participants to take excessive risk.
Each year, Comerica undertakes a robust planning process to identify areas of opportunity from both a revenue and expense standpoint. Several factors are considered, such as strategic initiatives, prior-year performance, shareholder expectations, the current and forecasted economic environment and potential regulatory changes. Utilizing these factors, the Committee sets internal financial goals for the performance awards at the beginning of the year that are balanced, in that they require rigor and focus to achieve, but that do not incent excessive risk-taking.

Metrics:
•MIP EPS versus goal – weighted 65%
•MIP Efficiency Ratio versus goal – weighted 15%
•Strategic Initiatives - weighted 20%
Measurement Period:
•One-year prospective
Corporate Funding:
•Below 75% of goal = no funding
•75% of goal = threshold funding (25%)
•100% of goal = target funding (100%)
•125% of goal = maximum funding (200%)
•Funding increases by 4% for every 1% of achievement above target performance and decreases 3% for every 1% below target performance

Individual incentive targets:
Each senior officer has an individual incentive target determined by the Committee that is applied to the corporate funding and the senior officer’s base salary to calculate individual funding. The Committee increased the CEO's cash incentive target in 2022 from 135% to 150% of base salary. This was done to better align the CEO's total pay to market and to recognize his continued growth and performance in the role.

Level	Target	Maximum
CEO	150%	300%
CFO	90%	180%
Other NEOs	80%	160%
Individual awards may differ from the amount determined by the program formula, as they are ultimately based on each NEO’s performance. To help evaluate individual performance and determine each NEO’s award, performance assessments are utilized. The

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Committee evaluates the CEO’s individual performance based on accomplishment of key priorities, leadership, community involvement and overall performance of the Company.
2022 AEI Goals
2022 MIP EPS and MIP Efficiency Ratio goals were set in early 2022 reflecting cautious optimism about the economy and recognizing Comerica's plan to continue investments in growth and technology. Comerica’s historical practice when setting annual goals has been not to forecast interest rate changes into the planning process, as interest rate changes are outside the control of management. Comerica's interest rate sensitivity, however, is based on management decisions; therefore, a collar of 50% for changes in interest rates was applied to calculate performance, helping to ensure management decisions are appropriately reflected in performance against goals.
The AEI also uses strategic initiatives to ensure a robust, balanced view of performance and to reinforce current objectives that support longer-term strategies. The specific objectives under this metric may change from year to year, but the category is expected to remain a constant, with a weighting of 20% (10% weighting for each of the two below objectives). The focus for 2022 was around human capital and income growth, due to the critical nature of both metrics to our long-term strategy and business model.
•Human Capital
◦WorkBest. Comerica's WorkBest program allows managers to identify the best schedule (including hybrid) for their colleagues based on role and responsibilities, and was implemented in connection with Comerica's return-to-office in January 2022. Success of the program was measured via survey mid-year with an 85% favorable score (outpacing our goal) from both colleagues and managers, indicating the WorkBest program meets both organizational and colleague needs.
◦Diversity and inclusion (D&I) goals. Each year diversity and inclusion scorecards by division are created and tracked, reinforcing Comerica's commitment to support success for all. All divisions successfully achieved their 2022 D&I goals reflecting outstanding performance.
◦Community investment goals. Comerica established goals for both CRA-qualified contributions and contributions focused on economic and community development. For 2022, we successfully met our contribution goals in each category, underscoring our focus and commitment to positively impact the communities we serve.
•Income Growth. Goals were established in this category to specifically focus on sustainable top-line growth to help drive shareholder value. Objectives under this metric included increasing multi-line of business penetration across Private Wealth and Comerica Securities, build-out of Comerica's capital markets capabilities and our small business strategy and continued progress on the Treasury Management digital journey. Results within this category met expectations, resulting in target funding.
The table below outlines the 2022 MIP EPS, MIP Efficiency Ratio and Strategic Initiatives goals and the achievement against plan. An above-target payout was achieved for MIP EPS and MIP Efficiency Ratio due to Comerica's strong 2022 performance, which was driven by record revenue due to higher interest rates and robust loan growth, excellent credit quality, and prudent expense management.

2022 Annual Corporate Performance
Metric	Threshold	Target	Max	CMA Actual Performance	Achievement
MIP EPS	$3.46	$4.61	$5.76	$6.83	148%
MIP Efficiency Ratio	84%	67%	50%	62.01%	107.5%
Strategic Initiatives - Human Capital	75%	100%	125%	112.5%	112.5%
Strategic Initiatives - Income Growth	75%	100%	125%	100%	100%
Payout Calculation					200%

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MIP EPS	+	MIP Efficiency Ratio	+	Strategic Initiatives	=	Total Achievement
148% X 65% = 96%		108% X 15% = 16%		106% X 20% = 21%		96% + 16% + 21% = 134%

Funding Percentage Calculation

Target		Actual Achievement		Funding Percentage		After Applying Funding Cap
100%		134%		100%+(4 X 34%) = 234%		200%
For the awards made with respect to performance periods ending December 31, 2022, the use of net charge-offs in lieu of provision expense and applying the interest rate collar collectively decreased net income attributable to common shares by $217 million (after-tax), and applying the interest rate collar reduced revenues used to calculate efficiency ratio by $325 million (before-tax).
Each NEO had a target opportunity under the 2022 AEI expressed as a percentage of base salary. Mr. Farmer’s award was determined by the Committee, utilizing the corporate funding level as the baseline, as well as assessing his performance against objectives laid out at the beginning of the year and considering his continued leadership response to COVID.
For the other NEOs, the Committee determined individual AEI awards utilizing the corporate funding amount achieved based on corporate results outlined above, followed by an assessment of individual performance, including feedback from the CEO.

Curtis C. Farmer – Performance Highlights
•To support return-to-office, increased CEO in-person presence in all locations, making several trips throughout the year
•Continued focus on development of direct leadership team
•Maintained focus on diversity, equity and inclusion, with all divisions achieving their 2022 D&I scorecard goals
•Strong 2022 financial results, including record earnings per share of $8.47, loan growth of 3% over 2021 (8%, excluding PPP), excellent credit quality and an efficiency ratio of 56%
•Executed technology roadmap deliverables while continuing to evolve our overall digital strategy
•Increased external visibility with key constituents including shareholders, regulators and the business community
•Continued work with the Board on succession planning
•Executed long-term strategic plan focused on driving additional revenue growth; 2022 accomplishments included further Southeast U.S. expansion and standing up of new investment banking capabilities
•Enhanced corporate responsibility reporting by issuing first TCFD (Task Force on Climate-Related Financial Disclosures) report
•Supported human capital management strategies across the Bank

James J. Herzog – Performance Highlights
•Maintained strong interactions with key stakeholders (regulators and investors)
•Implemented new general ledger system to standardize processes, improve efficiency and enhance management reporting and analysis
•Optimized balance sheet composition and managed deposit pricing in a rising interest rate environment
•Collaborated with various lines of business to efficiently modernize their business models
•Successfully navigated Comerica's return to office through WorkBest
•Continued focus on workforce and supplier diversity goals

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Peter L. Sefzik – Performance Highlights
•Continued focus on expanding Commercial Bank across multiple lines of business and geographies
•Completed reorganization to centralize payments function for the company and strategically align experienced leaders for core commercial lending businesses
•Grew external presence with key stakeholders and clients
•Focused on digital transformation, enhancing payment services operations and customer onboarding processes
•Exceeded financial goals for Commercial Bank, in particular, loan growth and non-interest income
•Achieved or exceeded all D&I scorecard metrics for the second year in a row
•Strengthened business line risk controls and created new department risk dashboards
•Successfully navigated Comerica's return to office through WorkBest

Jay K. Oberg – Performance Highlights
•Focused on streamlining processes and integrating automation where possible
•Further provided comprehensive communication, education and training to support overall risk management across the organization
•Oversaw annual capital plan and annual risk report
•Strong leadership in terms of addressing the overall compliance management system structure and effectiveness
•Successfully navigated Comerica's return to office through WorkBest
•Demonstrated strong relationships with the Board of Directors and the Enterprise Risk Committee
•Maintained focus on D&I goals

Megan D. Crespi – Performance Highlights
•Empowered colleagues and enabled business through platform modernization
•Championed digital transformation through cloud-first strategy
•Continued focus on upskilling and re-skilling critical talent to meet evolving technology needs
•Oversaw project to modernize workspaces and develop new technology hubs
•Continued focus on operational excellence
•Successfully navigated Comerica's return to office through WorkBest and provided operational support to project to ensure success
•Exceeded all D&I scorecard metrics

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Based on evaluations of the foregoing individual factors, the Committee approved the NEOs’ AEI awards, ranging from 98.7% - 100% of funding.

2022 AEI Program Awards(1)
Name	Individual Award ($)	Individual Target as a Percent of Base (%)	Individual Award as a Percent of Target (%)
Mr. Farmer	3,150,000	150%	200%
Mr. Herzog	1,125,000	90%	200%
Mr. Sefzik	960,000	80%	200%
Mr. Oberg	855,000	80%	197%
Ms. Crespi	896,000	80%	200%
(1) Mr. Buchanan did not receive an incentive award for 2022 due to his separation.

Long-Term Incentives
Comerica compensates the NEOs with a mix of equity vehicles composed of stock options, RSUs and SELTPP units.
Overall, our long-term incentives emphasize performance-based awards, as can be seen in the chart below.

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Stock Options
Stock options align management with shareholders by providing value only if Comerica’s stock price increases. We grant non-qualified stock options that vest 25% per year over four years and have a term of 10 years. The exercise price is based on Comerica’s closing stock price on the date of grant.
RSUs
RSUs are utilized to provide balance to our total compensation program and help build long-term value that is realized with continued employment. Beginning with the 2021 awards, RSUs comprise 30% of the equity awards and shares vest 50% in year two, 25% in year three and 25% in year four for all awardees.
SELTPP
The SELTPP is a forward-looking equity performance program. The awards are full-value shares that are subject to robust performance measures. The 2022 SELTPP grants include relative ROCE metrics in addition to absolute SELTPP ROCE. The Committee believes the combination of absolute and relative measurements recognizes the need to perform against our absolute goals while also holding management accountable for performance against peers within the banking industry. The TSR modifier adjusts the final payout both positively and negatively. Although the TSR modifier will allow for a positive adjustment to recognize Comerica's performance versus peers, the maximum payout under the program is capped at 150% of target. Relative ROCE (calculated on a GAAP basis) and TSR performance will both be measured compared with the KBW Bank Index.
The 2022 SELTPP awards measure 2022-2024 performance. The funding is based on a matrix, where the payout will be determined by achievement against both absolute and relative performance targets over the performance period. Rigor was applied in setting the absolute target so it will be achievable with solid, sustained performance while continuing to enhance shareholder value. Absolute SELTPP ROCE is targeted at 8-10%, with no funding for performance below 3%, regardless of relative performance. Additionally, if Comerica achieves a maximum absolute SELTPP ROCE of 15% but ranks in the last quartile for relative performance, the plan will pay out at only 75% of target. The impact of interest rate changes is capped in the event of a national emergency. The TSR modifier of plus or minus 15 percentage points will be applied following determination of the payout matrix. Regardless of performance, the 2022 SELTPP will not fund at higher than 150% of target.
If threshold SELTPP ROCE performance is not achieved, the target SELTPP award is forfeited.

Dividends accrue over the life of the vesting period and are only paid out if the RSUs vest.

SELTPP Features: matrix incorporating absolute and relative measurements, expanded TSR modifier

2022 Long-Term Incentive Awards
2022 NEO equity grants, which were made in January 2022, are composed of SELTPP units (60%), RSUs (30%) and stock options (10%). A substantial portion of the total grant amount is subject to robust performance measures, and the value that is ultimately earned by the NEOs is contingent on both corporate performance and stock price. The target equity award for each individual is a dollar value determined based on the NEO’s position, experience, contribution and internal parity, as well as competitiveness of equity values compared to market data compiled by the Committee’s independent compensation consultant.
The Committee may reduce any executive’s target award if it deems it appropriate.

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2022 Grants
NEO	Stock Option Grant ($)	Restricted Stock Unit Grant ($)	SELTPP Grant (Target) ($)	Total Equity Grant Value ($)

Mr. Farmer	426,853	1,260,014	2,594,338	4,281,205
Mr. Herzog	121,994	360,136	741,035	1,223,165
Mr. Sefzik	111,870	330,048	679,560	1,121,478
Mr. Oberg	71,121	210,157	432,231	713,509
Ms. Crespi	66,059	194,881	401,732	662,672
Mr. Buchanan(1)	77,196	228,210	469,402	774,808
(1)     Mr. Buchanan's 2022 awards were forfeited upon his separation in June 2022.
SELTPP Units for the Performance Period Ended December 31, 2022
The SELTPP units for the 2020-2022 performance period measured only absolute SELTPP ROCE and utilized relative TSR as a negative modifier. Specifics of the plan design are provided below.
•Target awards were granted at the beginning of the measurement period in January 2020.
•The payout percentage was calculated based on Comerica’s three-year average SELTPP ROCE versus the goal.
•Comerica ranked in the 2nd quartile for three-year TSR, which had no impact to the payout.
The Committee did not make any adjustments to the 2020-2022 SELTPP cycle outside of the pre-established non-performance items set at the beginning of the performance period.
The 2020-2022 SELTPP ROCE target was established at 12% early in 2020, prior to the declaration of COVID as a pandemic but still amidst a low interest-rate environment. The 12% target for the 2020-2022 three-year performance period was established to be lower than the 2019-2021 SELTPP ROCE target to more accurately reflect the economic climate and company performance. For the 2020-2022 SELTPP award, Comerica achieved a SELTPP ROCE of 13.4%, resulting in a payout of 108.7% of target. No negative adjustment was made for relative TSR performance.

2020-2022 SELTPP Performance
Metric	Target	Actual Achievement	Payout as a % of Target Award	Negative Modifier Applied
3 Year Average ROCE Excluding Non-Performance Items	12.0%	13.4%	108.7%
TSR Modifier		2nd Quartile		No
For the grants above, the actual achievement for SELTPP ROCE was calculated using net charge-offs in lieu of provision expense for 2020, 2021 and 2022, increasing net income attributable to common shares by $263 million (after-tax) in 2020, decreasing net income attributable to common shares by $288 million (after-tax) in 2021 and increasing net income attributable to common shares by $34 million (after-tax) in 2022.

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2020-2022 SELTPP Award Vesting(1)
Name	2020 Target Award (#)	Performance Adjusted Shares Distributed
Mr. Farmer	33,450	36,360
Mr. Herzog	8,785	9,549
Mr. Sefzik	6,200	6,739
Mr. Oberg	6,020	6,543
Ms. Crespi	12,745	13,852
(1) Mr. Buchanan's 2020-2022 SELTPP award was forfeited upon his separation in June 2022.
SELTPP Performance Targets
The absolute SELTPP ROCE goal is determined each year after robust discussion of key performance factors, such as revenue generation, loan and deposit growth, credit quality, expense management and economic outlook. When setting the absolute SELTPP ROCE goal, the Committee considers the design of the awards (which balances the absolute metric against a peer ranking and a TSR measure). Additionally, since this is a long-term goal with various potential future scenarios, there is a wide payout range. The 2022-2024 SELTPP ROCE target of 8-10%, which was set in January 2022, remained consistent with the prior year due to the continued COVID-19 impact, an uncertain economy and the desire to maintain stability in the second year of a new design. It also reflected the interest rate environment at the time of grant and a longer-term view of performance. The Committee reexamined the target for the 2023-2025 SELTPP ROCE grants and made a measured increase in the target based on the current economic environment and expected performance (in light of higher interest rates and loan growth).

	Former Plan - Single Absolute Metric	Current Plan - Blended Metrics
	2020-2022 Performance Period	2021-2023 Performance Period		2022-2024 Performance Period
Measurement Type	Absolute	Absolute	Relative (%tile)	Absolute	Relative (%tile)
Target	12.0%	9.0%	50th	9.0%	50th
Threshold	8.0%	3.0%	25th	3.0%	25th
Target Range	11.0%-13.0%	8.0%-10.0%	50th-75th	8.0%-10.0%	50th-75th
Maximum	18.0%	15.0%	75th	15.0%	75th
TSR Modifier	–10% for bottom quartile	+/–15% for top/bottom quartile		+/–15% for top/bottom quartile
Performance targets are not intended to be predictions of future events or other forms of forward-looking statements and should not be relied upon for any purpose outside the context of this Compensation Discussion and Analysis.

Other Benefits Programs and Compensation
Comerica offers its employees customary health, welfare and retirement benefit programs typical at most companies. These include healthcare, life insurance, disability, dental, vision and relocation benefits, as well as an employee stock purchase program and retirement programs.

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Employee Stock Purchase Plan
Employees can participate in an Employee Stock Purchase Plan ("ESPP"), which provides participants a convenient and affordable way to purchase shares of Comerica Common Stock without being charged a brokerage fee. For purchases made under the plan that was in effect prior to July 1, 2021, Comerica provided a match on qualifying contributions, provided the employee does not make any withdrawals during the applicable time period, and employees could receive a 15% quarterly match and a 5% annual match, with total match dollars capped at $5,000 per employee per year.
Shareholders approved a new ESPP effective July 1, 2021, which allows employees to purchase shares of Comerica Common Stock through payroll deduction at a 15% discount. The Company match was discontinued. Employees are subject to a $25,000 annual limit on their contributions. The employee tax liability for the 15% discount is settled via net shares. This encourages stock ownership for all colleagues.
Relocation Assistance
Comerica’s relocation policy provides benefits to many employees at various levels within the organization when they are asked by the Company to relocate or as an inducement to join the Company. Such benefits may include: pre-commitment visits, miscellaneous expense allowances, tax assistance, home sale assistance, closing costs on a home sale and a home purchase, home buyout assistance, home sale incentives of up to $50,000 of employee losses on the sale of homes, home finding trips, household goods shipping, temporary living expenses, duplicate housing expenses and final trip expenses, as applicable. Home buyout assistance is offered if an employee is unable to sell their home after marketing the home for 90 days. The relocation policy includes a clawback provision that requires the employee to reimburse Comerica for all or part of the relocation expenses if the employee terminates voluntarily or is terminated for cause within a specified amount of time after receiving the benefits.
Retirement Benefits
Retirement benefits allow Comerica to attract and retain employees and provide avenues for colleagues to save for retirement. Comerica does not have a mandatory retirement age for its executives; however, certain retirement benefits are tied to the participant’s achievement of age and service requirements. See “Potential Payments upon Termination or Change of Control at Fiscal Year-End 2022” for more information.
•401(k) Plan
Eligible employees can participate in Comerica’s 401(k) plan, which includes a 100% match on salary deferrals up to 4% of qualified earnings (up to the IRS compensation limit). Employees are eligible for the employer matching contributions, which vest immediately, after completing 6 months of service.
•Retirement Income Account Plan
Comerica makes a unique investment in colleagues by maintaining an active pension plan. The pension plan and supplemental executive retirement plans available for all eligible colleagues are referred to herein as the Comerica Incorporated Retirement Income Account Plan (“RIA”) and the Supplemental Retirement Income Account Plan for Employees of Comerica Incorporated (“SRIA”).
Key Features
•The RIA and SRIA are defined benefit cash balance plans that provide eligible participants monthly contribution credits of 3% to 6% of eligible compensation based on the sum of the participant’s age and service as shown below.

Age + Service Points	Comerica Contribution
Less than 40	3.0%
40-49	4.0%
50-59	5.0%
60+	6.0%
•Comerica provides a monthly interest credit based on the annual rate of interest for 30-year Treasury securities as of November preceding the applicable plan year, divided by 12. As required by the IRS, the interest rate offered will not be less than 3.79%. The plans cap the interest rate at 8%.
•The SRIA provides contribution credits and interest at the same level as the RIA for compensation in excess of the IRS pay cap, which was $305,000 in 2022, and on compensation that is deferred under Comerica’s deferred compensation plans.

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•Colleagues that participated in the pension plan prior to January 1, 2017 will also receive the frozen benefit accrued under the prior final average pay formula through December 31, 2016.
•For colleagues that were at least age 60 on December 31, 2016, Comerica provides a benefit at retirement that is the greater of the benefits determined under the former pension plan and supplemental executive retirement plans continuing or the benefits under the RIA/SRIA.
For more information on the RIA and the SRIA, please see the “Pension Benefits at Fiscal Year-End 2022” table and accompanying text.
Executive Security
During 2022, Comerica provided executive security to Mr. Farmer due to explicit threats made to him and his personal residence related to his role as Chairman, President and CEO. In the “All Other Compensation” column of the Summary Compensation Table, we have reflected certain costs associated with the security services. Although Comerica does not believe that these services are compensatory in nature, we believe we are required to classify them as personal benefits in this proxy statement.
Limited Perquisites
Comerica provides a limited number of perquisites to its executive officers for competitive reasons. These personal benefits represent a small component of compensation, and Comerica does not pay tax reimbursements on such items (other than relocation assistance that is available to employees at all levels). These benefits include executive financial planning services that were provided in addition to the financial planning benefit that is available generally to all employees, and, for Mr. Farmer, occasional personal use of the corporate aircraft. The use of corporate aircraft is subject to a formal program, approved by the Committee, that sets forth the criteria and procedures applicable to its use and typically requires reimbursement to the company for expenses incurred for personal trips. Additionally, spouses or guests of named executive officers may be provided travel and/or entertainment benefits related to business events at which their attendance is expected and appropriate, such as corporate recognition events or trips, recruiting meals or social events held for marketing or other business purposes.
The Committee regularly reviews the perks available to executive officers to determine whether these programs continue to serve the purpose of benefiting Comerica.

Looking Forward – 2023 Compensation Design
In reviewing the compensation design for 2023 and in light of the changes made starting in 2021, the Committee decided not to make any changes to the programs but will continue to monitor and evaluate them to ensure they are operating as intended. As previously disclosed, in January 2023, Comerica promoted Messrs. Herzog, Sefzik and Oberg and Ms. Crespi to the level of Senior Executive Vice President, and accordingly increased their salaries and individual incentive targets. Additionally, due to the merger of First Horizon National Corp. and IberiaBank Corporation (as noted last year) and other transactions announced in the industry, the Committee conducted a thorough review of the peer group for 2023 and decided to add two new institutions for 2023: Western Alliance Bancorporation and Webster Financial Corporation. Both organizations have assets of ~$70 billion, similar business models and operate within our footprint.
2023 PEER GROUP

BOK Financial Corp.	Huntington Bancshares Inc.	Synovus Financial Corporation
Citizens Financial Group, Inc.	KeyCorp	Webster Financial Corporation
Cullen/Frost Bankers, Inc.	M&T Bank Corp.	Western Alliance Bancorporation
Fifth Third Bancorp	Regions Financial Corp.	Zions Bancorporation
First Horizon National Corp.

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Other Compensation Practices and Policies

Stock Ownership Guidelines
We have stock ownership guidelines that encourage executive vice presidents and above, including the NEOs, to own a significant amount of Comerica stock. The stock ownership guidelines are a multiple of annual base salary. Officers have five years from the time they are named to a senior leadership position to achieve the targeted ownership levels. If, after five years, the individual does not meet the ownership guidelines, they will be required to retain 50% of all after-tax shares from restricted stock ("RSA") or RSU vestings or stock option exercises.

Internal Grade Level	Salary Multiple
CEO	6X
Sr. EVP/EVP (Level II)	3X
EVP (Level I)	2X
Utilizing stock ownership guidelines helps to align leadership with shareholder interests and to reinforce focus on the long-term success of Comerica. For purposes of the stock ownership guidelines, stock ownership includes:
•Unvested shares of time-based RSAs or RSUs;
•All shares owned by the senior officer;
•Shares held in trust where the senior officer retains beneficial ownership; and
•Any shares accumulated through employee benefit plans, such as deemed investments in Comerica Common Stock under a deferred compensation plan or 401(k) plan.
•SELTPP units are not counted towards ownership until they are vested and shares become owned by the senior officer.
As of December 31, 2022, none of the active NEOs had held their current title for at least five years; however, Mr. Farmer has exceeded his stock ownership guideline levels.

Restrictions on Hedging and Pledging
Comerica has adopted a policy that directors and employees may not purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engage in transactions that are intended to hedge or offset any decrease in the market value of Comerica’s equity securities either granted to the employee or director as part of their compensation or beneficially owned by such director, employee or any of their family members. Employees, officers and directors are also prohibited from holding Comerica’s securities in a margin account or pledging Comerica’s securities as collateral for a loan.

Employment Contracts and Severance or Change of Control Agreements
Change of Control Agreements
Generally, we maintain change of control agreements with our NEOs. Change of control agreements are customary in the banking industry and among our peers and aid us in attracting and retaining executives. The goal of these agreements is to make an executive neutral to any change of control by reducing personal uncertainty. In addition, they encourage continuity in management through the completion of a transaction.
If a change of control of Comerica occurs, each NEO will have a right to continued employment for a period of 30 months from the date of the change of control (the “Employment Period”).

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If the executive dies or becomes disabled during the Employment Period, the executive or their beneficiary will receive accrued obligations, including salary, pro rata bonus, deferred compensation, vacation pay and death or disability benefits.
If Comerica terminates the executive’s employment for a reason other than cause or disability or the executive terminates for good reason during the Employment Period, the agreement provides the following severance benefits (“Change of Control Benefits”):
•any unpaid base salary through the date of termination;
•a proportionate bonus based upon the highest annual bonus earned during any of the last three fiscal years prior to the change of control or during the most recently completed fiscal year following the change of control (“highest annual bonus”);
•an amount equal to three times the sum of the executive’s annual base salary plus the executive’s highest annual bonus;
•a payment equal to the excess of: (a) the retirement benefits the executive would receive under Comerica’s pension and excess defined benefit plans, as applicable, if the executive continued to be employed for three years after the date their employment was terminated, over (b) the retirement benefits the executive actually accrued under the plans as of the date of termination;
•provision of health, accident, disability and life insurance benefits for three years after the executive’s employment terminates, unless executive becomes eligible to receive comparable benefits during the three-year period; and
•outplacement services.
These amounts would be paid in a lump sum with the exception of the health, accident, disability and life insurance benefits and the payment of outplacement services, which would be paid as the expenses were incurred. All payments would be made by Comerica or the surviving entity.
Change of control agreements entered into in 2008 and before included an excise tax benefit and a window period feature. Accordingly, Mr. Farmer would also receive the Change of Control Benefits if he resigned for any reason within the 30 days after the one-year anniversary of the change of control. Additionally, if any payment or benefit to Mr. Farmer under the agreement or otherwise were subject to the excise tax under Section 4999 of the Internal Revenue Code, he would receive an additional payment in an amount sufficient to make him whole for any such excise tax. However, if such payments (excluding additional amounts payable due to the excise tax) did not exceed 110% of the greatest amount that could be paid without giving rise to the excise tax, no additional payments would be made with respect to the excise tax, and the payments otherwise due to Mr. Farmer would be reduced to an amount necessary to prevent the application of the excise tax. Current change of control agreements entered into after 2008 provide that payments and benefits will be reduced to the amount necessary to prevent the application of the excise tax if such reduction would result in the executive retaining a greater amount on a net after-tax basis than if they were not reduced.

Current agreements entered into after 2008 do not include the excise tax benefit and window period provisions. Furthermore, Comerica will not include these provisions in new agreements going forward.
Restrictive Covenants and General Release Agreement with John D. Buchanan
In connection with Mr. Buchanan’s separation, on May 12, 2022, Comerica and Mr. Buchanan entered into a restrictive covenants and general release agreement (the “Separation Agreement”) under which Mr. Buchanan provided a general release of claims in favor of Comerica and its affiliates and agreed to be bound by certain restrictive covenants (including two-year non-solicitation restrictions that prohibit him from soliciting the customers and employees of Comerica) without the consent of Comerica. The Separation Agreement also includes general non-disparagement and cooperation provisions and provides that Mr. Buchanan will not use, commercialize or disclose Comerica’s confidential information to any person or entity, except to such individuals as approved by Comerica in writing prior to any such disclosure or as otherwise required by law. In exchange for the general release and other covenants contained in the Separation Agreement, Comerica paid Mr. Buchanan a lump sum cash payment of approximately $2.5 million. All unvested equity awards granted to Mr. Buchanan were forfeited in accordance with their terms.

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Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally limits a public company’s corporate income tax deduction for compensation to $1 million per year for certain executives. As a result, compensation paid to our NEOs in excess of $1 million may not be deductible for federal tax purposes. While tax deductibility is one of several factors that the Committee may consider in determining compensation, it reserves the flexibility to design and maintain executive compensation arrangements that it believes are competitive. Competitive compensation will best attract and retain executive talent, and thereby advance the interests of the Company and its shareholders, even if such compensation is not deductible by the Company for federal tax purposes.
Approximately $12.4 million of compensation related to the fiscal year ended December 31, 2022 is non-deductible. For illustrative purposes, if the estimated costs were all disallowed in 2022, at an approximately 21% federal tax rate, the aggregate cost to Comerica associated with the inability to deduct this compensation would be approximately $2.6 million, or approximately $0.02 per share outstanding as of December 31, 2022. The ultimate timing and tax implications may vary.

Stock Granting Policy
Comerica’s stock-based grants are governed by the Stock Granting Policy, which is periodically reviewed and updated by the Committee. In general, the policy states that annual stock-based grants to eligible employees will be made once per year during the first regularly scheduled meeting of the Committee in a calendar year. This meeting typically takes place toward the end of January, and the exercise price of stock options is the closing price of Comerica’s stock on the grant date.
The Stock Granting Policy also governs the granting of off-cycle awards. Off-cycle awards include such things as grants to new hires and grants for retention purposes or special recognition. With respect to grants made to newly hired employees by either the Off-Cycle Equity Grant Subcommittee or, in the case of non-executive officers, the CEO or the Chief Human Resources Officer, the grant date is typically determined based on their start date with Comerica. Generally, individuals who start employment during the first half of the month will receive their grant on the last day of that month, and individuals who start employment during the last half of the month will receive their grant on the 15th day of the subsequent month. In all cases, the grant date will be adjusted if the prescribed date is not a trading day for the NYSE. The exercise price of stock options is the closing price of Comerica’s stock on the grant date. Other off-cycle awards are normally approved at a regularly scheduled meeting of the Committee or a special meeting of the Committee adjacent to a regularly scheduled Board meeting, and the grant date is the date of the Committee meeting. Additionally, the Off-Cycle Equity Grant Subcommittee or, in the case of non-executive officers, the CEO or the Chief Human Resources Officer, may make off-cycle option, restricted stock or RSU grants to existing employees for promotions and for retention purposes. Such grants are generally made on the same schedule as new hire grants (using approval date in lieu of start date) and may not exceed 15,000 shares per individual per calendar year if made by the Off-Cycle Equity Grant Subcommittee, or 5,000 shares per individual per calendar year if made by the CEO or the Chief Human Resources Officer.

Clawback Policies
Comerica has the following clawback policies and provisions:
•Recoupment policy
which was adopted in response to the Dodd-Frank Wall Street Reform and Consumer Protection Act and shareholder feedback. The recoupment policy provides that in the event we are required to prepare an accounting restatement of our financial statements due to material noncompliance with any financial reporting requirement under the securities laws, the Board will require reimbursement or forfeiture of certain incentive-based compensation received by any current or former senior or executive officer during the three-year period preceding the date on which the accounting restatement is required. The clawback pertains to any excess income derived by a senior or executive officer based on materially inaccurate accounting statements.
•Clawback provision of the Sarbanes-Oxley Act of 2002
which generally requires our Chief Executive Officer and Chief Financial Officer to reimburse us for any bonus or other incentive- or equity-based compensation and any profits on sales of Comerica stock that they receive within the 12-month period following the issuance of financial information if there is an accounting restatement because of material noncompliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws.

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•Clawback provisions of our equity incentive plan
which provide that the Committee has the express right to cancel a SELTPP unit, stock option, RSA or RSU grant if the Committee determines in good faith that the recipient has engaged in conduct harmful to Comerica, such as having: (i) committed a felony; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) been terminated for cause; (vi) engaged in any activity in competition with our business or the business of any of our subsidiaries or affiliates; or (vii) engaged in conduct that adversely affected Comerica.
•Forfeiture provisions
for our equity incentives to ensure they do not encourage excessive risk-taking. The forfeiture provisions allow for the Committee to cancel all or a portion of any unvested awards (SELTPP units, stock options or RSUs) if the participant fails to comply with Comerica policies or procedures, violates any law or regulations, engages in negligent or willful misconduct, engages in activity resulting in a significant or material Sarbanes-Oxley control deficiency or demonstrates poor risk management or lack of judgment in the discharge of Company duties, and such action demonstrates an inadequate sensitivity to the inherent risks of the participant’s division and results in or is likely to result in a material impact (financial or reputational) to Comerica.

Compensation Policies and Procedures That Affect Risk Management
Since 2011, Comerica, similar to other large banking organizations, has been subject to a continuing review of incentive compensation policies and practices by regulatory bodies. In our case, this has included representatives of the Federal Reserve Board, the Federal Reserve Bank of Dallas and the Texas Department of Banking. As part of that review, we have undertaken a thorough analysis of all the incentive compensation programs throughout the organization, the individuals covered by each plan and the risks inherent in each plan’s design and implementation. We use incentive compensation plans as part of the total rewards offered to a significant number of employees, as well as our executive officers. In this section, we describe some of our policies regarding use and management of incentive compensation plans and how we manage risks arising from the use of incentive compensation.
How We Consider Risk When Structuring Incentive Compensation Programs
•Our Philosophy. Some risk-taking is an inherent part of operating a business. However, we strive to embed a culture of risk management throughout Comerica. Our compensation programs are designed to encourage risk management and discourage inappropriate risk-taking by utilizing a diverse portfolio of incentive compensation programs and risk balancing mechanisms for our executives and other senior employees that is expected to reward the desired behavior and results.
•Our Programs. To appropriately allocate risk, we use different incentives, based on job type. For example, our NEOs and senior officers participate in the MIP. Participating employees generally have broader, Comerica-wide and/or strategic responsibilities. Accordingly, MIP award funding is primarily based on corporate performance. Other employees participate in incentive plans designed to support the business objectives of the line of business in which they reside, such as plans that measure financial results and customer satisfaction.
How We Identify Potential Risks Arising from Incentive Compensation
•Through Board Review. The Committee regularly reviews the structure and components of our compensation arrangements, the material potential sources of risk in our business lines and compensation arrangements and various policies and practices of Comerica that mitigate this risk. Within this framework, the Committee discusses the parameters of acceptable and excessive risk-taking and the general business goals and concerns of Comerica, including the need to attract, retain and motivate top tier talent. In particular, the Committee focuses on the risks associated with the design of each plan, particularly higher risk incentive plans, the mitigation factors that exist for each plan, additional factors that could be considered and an overall risk assessment with respect to the plans. The risks with regard to employee compensation plans are assessed based on the plan design features and financial impact (i.e., the potential award size) of each plan. Examples of plan design features that could increase risk, if not for the presence of mitigating factors, have been identified as follows: uncapped sales commissions, significant maximum payouts, and no linkage to corporate performance or business line results. FW Cook assists the Committee in assessing risks for senior officer compensation. All of our plans have links to corporate or business line results; are either subject to the recoupment policy or conditioned on the participant not taking risks that materially adversely impact Comerica; and are subject to procedures ensuring awards are reviewed for appropriateness before distribution.
•Through Third-Party Review. In 2022, McLagan Partners, Inc. (“McLagan”), a nationally known consulting firm, performed an assessment of certain of our non-executive employee compensation plans and reviewed their features and governance practices. Comerica's management leveraged this review to inform plan design and governance processes. Comerica performs back-testing on a biennial basis to help ensure the plans are working as intended and align with our pay-for-

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performance philosophy, and to help Comerica identify attributes of our incentive plans which may incent excessive risk. The back-testing indicated that the plan design and outcomes were in line with Comerica’s risk appetite and our governance practices were sound. All back-testing and findings were presented to the Committee in 2022.
How We Manage Potential Risks Arising from Incentive Compensation
•By using internal controls to mitigate business risk. Internal controls include the following: a clear separation of operation and production/origination roles, having employees in different roles work in concert with one another so that one individual cannot take risky actions independently and a robust internal audit process to provide oversight.
•By identifying “risk-taking” employees throughout the organization. Using the principles articulated in Federal Reserve guidance, Comerica created a systematic methodology to review our entire population based on their job function and specifically considered the inherent risk associated with each position to identify our risk-taking employees. Clear identification of the “risk takers” allows Comerica to ensure their compensation arrangements do not encourage excessive risk-taking.
•By using risk balancing mechanisms when developing incentive plans and allocating awards. Several different types of risk balancing mechanisms are employed when designing our incentive compensation plans. The type of mechanism is tailored to the tail risk associated with the objectives of the incentive plan. Some examples of these mechanisms include: clawbacks, performance vesting of compensation, payment deferrals, multi-year performance periods, discretionary judgments and cancellation provisions at the individual and plan level. Overall incentive plan funding calculations are based on business results. The allocation of the resulting incentive pools to specific executives, on the other hand, is based on each such executive’s individual performance, pursuant to manager recommendations made in accordance with our Discretion Policy. The Discretion Policy was adopted in 2012 and outlines consistent, methodical and transparent guidelines that incorporate the evaluation of risk behaviors for the use of discretion in determining awards for risk-taking employees.
•By maintaining a strong governance process to manage employee compensation plans. We have a Business Unit Incentive Oversight Committee (“BUIOC”) comprised of executives who, each year, review and approve incentive plans for non-executive officers. The BUIOC was established by the Committee. Select members of our Management Executive Committee are responsible for reviewing incentive awards and/or award components for risk-taking employees that are based on management discretion, ensuring a robust review of incentive plans from design to payout. In addition, a key risk leader working group identifies risks throughout the organization which could have an impact on incentives. Items identified by this group are shared with the CEO and others as appropriate to consider when reviewing recommended incentive awards. This helps to ensure we are evaluating compensation on a comprehensive basis and in the context of risk outcomes and behaviors.
•By subjecting incentive compensation to a recoupment (clawback) policy and forfeiture provisions. The recoupment policy was implemented in 2010 and expanded to cover additional officers in 2016. It is explained more fully on page 59. The forfeiture provisions also are explained more fully on page 60.
•By using performance measures that include or adjust for risk. Under the MIP, we use performance metrics that are closely correlated to shareholder return. These implicitly include an important risk focus. Under other incentive plans, we incorporate risk adjustment tools (such as profitability measures, risk ratings, probability of default, etc.), in addition to performance against strategic goals in determining award amounts. Plans generally allow for the cancellation or reduction of funding for unforeseen events that impact the business line’s or Comerica’s results.
•By monitoring risk outcomes in the marketplace. In order to ensure our practices and oversight are strong and to guard against unintended outcomes, we monitor the outcomes of other financial institutions. As issues are identified, our own practices and controls are reviewed to help mitigate risk in our own programs.
•By establishing a culture averse to aggressive sales practices. A variety of reviews are conducted, including incentive plans, managerial practices, sales goals and performance metrics to ensure they encourage the development and maintenance of customer relationships.
Based on the factors identified above, we have determined that risks arising from Comerica’s employee compensation plans are not reasonably likely to have a material adverse effect on Comerica. Further, it is both the Committee’s and management’s intent to continue to review our plans and procedures going forward by monitoring regulations and best practices with regard to sound incentive compensation.

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Governance, Compensation and Nominating Committee Report
The information contained in the Governance, Compensation and Nominating Committee Report is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.
The Governance, Compensation and Nominating Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and those discussions, it recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in Comerica’s proxy statement.
The Governance, Compensation and Nominating Committee
Jacqueline P. Kane, Chairman
Richard G. Lindner
Barbara R. Smith
Nina G. Vaca
Michael G. Van de Ven, Vice Chair
February 28, 2023

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The following table summarizes the compensation of our NEOs: the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers who were serving at the end of the fiscal year ended December 31, 2022, as well as John D. Buchanan, who would have been included in the last category but for the fact that he was not serving as an executive officer at the end of the fiscal year ended December 31, 2022.
2022 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Award(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensation (7) ($)	Total ($)

Curtis C. Farmer	2022	1,047,442	—	3,854,352	426,853	3,150,000	187,153	67,564	8,733,364
Chairman, President and Chief Executive Officer	2021	1,015,827	—	3,430,854	374,728	2,740,500	114,858	19,327	7,696,094
	2020	976,154	—	2,862,575	326,141	658,125	158,455	32,649	5,014,099
James J. Herzog	2022	620,981	—	1,101,171	121,994	1,125,000	—	12,200	2,981,346
Senior Executive Vice President and Chief Financial Officer	2021	568,731	—	950,153	103,826	1,026,000	19,894	11,600	2,680,204
	2020	505,596	—	704,929	80,093	255,150	429,177	11,400	1,986,345
Peter L. Sefzik	2022	597,077	—	1,009,608	111,870	960,000	—	27,200	2,705,755
Senior Executive Vice President and Chief Banking Officer	2021	561,000	—	794,097	86,751	896,000	11,349	18,915	2,368,112
	2020	546,654	25,560	530,611	60,459	235,440	312,771	11,400	1,722,895
Jay K. Oberg	2022	540,331	—	642,388	71,121	855,000	—	12,200	2,121,040
Senior Executive Vice President and Chief Risk Officer	2021	526,713	—	738,909	80,692	830,000	14,203	11,600	2,202,117
	2020	517,692	—	515,158	58,700	222,480	292,387	11,400	1,617,817
Megan D. Crespi	2022	558,173	—	596,613	66,059	896,000	51,071	11,142	2,179,058
Senior Executive Vice President and Chief Operating Officer	2021	534,365	9,000	619,636	67,657	856,000	19,477	10,619	2,116,754
	2020	392,308	100,000	1,015,154	58,486	162,000	—	3,075	1,731,023
John D. Buchanan(8)	2022	316,897	—	697,612	77,196	—	68,612	2,523,200	3,683,517
Former Executive Vice President, Chief Legal Officer, and Corporate Secretary	2021	663,371	—	803,295	87,761	1,030,000	64,458	11,600	2,660,485
	2020	652,477	—	652,366	74,336	280,292	94,524	11,400	1,765,395
(a)Current position held by the NEOs as of March 13, 2023.
(1)Base salary amounts may differ from annual salary due to bi-weekly payroll schedule.
(2)The Committee used positive discretion to award certain non-NEO officers additional AEI funding for 2020 and 2021. For Mr. Sefzik and Ms. Crespi, who were not NEOs for 2020 and 2021, respectively, this amount is shown in the "Bonus" column. Additionally, as an incentive for Ms. Crespi to join Comerica, she was provided a signing bonus of $100,000 in 2020, which is also shown in the "Bonus" column.
(3)Represents the aggregate grant date fair value of stock awards granted to each of the NEOs in accordance with Accounting Standards Codification (ASC) 718 and Item 402 of Regulation S-K. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 16 in the Consolidated Financial Statements in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2022. See the “2022 Grants of Plan-Based Awards” table below for information on awards made in 2022.

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The values of the SELTPP units shown in the table at the grant date, assuming that the highest level of performance conditions is achieved, are:

Name	2022	2021	2020
Mr. Farmer	$3,891,507	$3,464,424	$3,075,226
Mr. Herzog	$1,111,505	$959,450	$757,209
Mr. Sefzik	$1,019,340	$802,019	$569,997
Mr. Oberg	$648,299	$746,291	$553,449
Ms. Crespi	$602,550	$625,516	$553,501
Mr. Buchanan	$704,055	$811,307	$701,004
Mr. Buchanan's unvested awards were forfeited upon his separation in June 2022.
(4)Represents the aggregate grant date fair value of stock options granted to the NEOs in accordance with ASC 718 and Item 402 of Regulation S-K. The amounts reflect the fair market value at the date of grant for these awards based on a binomial lattice valuation. See the “2022 Grants of Plan-Based Awards” table below for information on awards made in 2022. The binomial value assigned to an option as of each grant date is as follows:

Grant Date	Option Value
01/28/2020	$13.03
02/25/2020	$11.72
04/15/2020	$5.80
04/30/2020	$7.19
01/26/2021	$18.36
01/25/2022	$25.31
For additional information on the valuation assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 16 in the Consolidated Financial Statements in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2022.
(5)Represents incentive awards, if any, under Comerica’s MIP based on Comerica’s performance for the relevant performance periods.
(6)Represents the aggregate change in the actuarial present value of the individual’s accumulated benefit under the RIA and SRIA. For Messrs. Herzog, Oberg and Sefzik, their numbers were $(688,109), (420,924) and (437,360), respectively. Pursuant to SEC rules, because the changes were negative, the table reflects a change of “0.” Please see “Pension Benefits at Fiscal Year-End 2022” for more information.
Comerica has not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in the column.

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(7)2022 amounts for each of the NEOs were as follows:

NEO	401(k) Match ($)	Perquisites and Other Personal Benefits ($)		ESPP ($)	Other(8) ($)

Mr. Farmer	12,200	55,364	(a)	—	—
Mr. Herzog	12,200	—		—	—
Mr. Sefzik	12,200	15,000	(b)	—	—
Mr. Oberg	12,200	—		—	—
Ms. Crespi	11,142	—		—	—
Mr. Buchanan	12,200	—		—	2,511,000
a.The amount shown for Mr. Farmer represents the incremental cost to Comerica of financial planning, security, the use of corporate aircraft due to a commercial flight cancellation, spouse travel and entertainment benefits and disability insurance coverage. During 2022, security-related expenses were elevated due to explicit threats to Mr. Farmer and his personal residence.
b.The amount shown for Mr. Sefzik represents the incremental cost to Comerica of financial planning and disability insurance coverage.

(8)    Please see above under "Restrictive Covenants and General Release Agreement with John D. Buchanan." All unvested equity awards granted to Mr. Buchanan were forfeited in accordance with their terms, including the values represented in the Summary Compensation Table.

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Proposal 3: Approval of a Non-Binding, Advisory Proposal Approving Executive Compensation
The following table provides information on grants of equity awards to NEOs in the fiscal year ended December 31, 2022 under Comerica’s Amended and Restated 2018 Long-Term Incentive Plan, as well as potential payouts for each of the NEOs under the AEI for the 2022 annual performance period. For more information on our AEI plan, see the “Annual Executive Incentive (Short-Term Cash Incentive)” section of the “Compensation Discussion and Analysis,” and for our equity compensation plan, see the “Long-Term Incentives” section of the “Compensation Discussion and Analysis.”
2022 GRANTS OF PLAN-BASED AWARDS

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(5)	All Other Option Awards: Number of Securities Underlying Options(6)	Exercise or Base Price of Option Awards ($/Sh) (7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
	Award Type	Date Award Approved	Grant Date	Threshold ($)	Target ($)	Maximum(2) ($)	Threshold (#)	Target (#)	Maximum(4) (#)

Curtis C. Farmer	Cash Incentive			393,750	1,575,000	3,150,000
	SELTPP Units	01/25/2022	01/25/2022				13,610	27,220	40,830				2,594,338
	RSUs	01/25/2022	01/25/2022							13,610			1,260,014
	Options	01/25/2022	01/25/2022								16,865	92.58	426,853
James J. Herzog	Cash Incentive			140,625	562,500	1,125,000
	SELTPP Units	01/25/2022	01/25/2022				3,887	7,775	11,662				741,035
	RSUs	01/25/2022	01/25/2022							3,890			360,136
	Options	01/25/2022	01/25/2022								4,820	92.58	121,994
Peter L. Sefzik	Cash Incentive			120,000	480,000	960,000
	SELTPP Units	01/25/2022	01/25/2022				3,565	7,130	10,695				679,560
	RSUs	01/25/2022	01/25/2022							3,565			330,048
	Options	01/25/2022	01/25/2022								4,420	92.58	111,870
Jay K. Oberg	Cash Incentive			108,300	433,200	866,400
	SELTPP Units	01/25/2022	01/25/2022				2,267	4,535	6,802				432,231
	RSUs	01/25/2022	01/25/2022							2,270			210,157
	Options	01/25/2022	01/25/2022								2,810	92.58	71,121
Megan D. Crespi	Cash Incentive			112,000	448,000	896,000
	SELTPP Units	01/25/2022	01/25/2022				2,107	4,215	6,322				401,732
	RSUs	01/25/2022	01/25/2022							2,105			194,881
	Options	01/25/2022	01/25/2022								2,610	92.58	66,059
John D. Buchanan(9)	Cash Incentive			—	—	—
	SELTPP Units	01/25/2022	01/25/2022				2,462	4,925	7,387				469,402
	RSUs	01/25/2022	01/25/2022							2,465			228,210
	Options	01/25/2022	01/25/2022								3,050	92.58	77,196
(1)Reflects the potential payments for each of the NEOs under the AEI for the annual performance period covering 2022. Incentives actually earned under the AEI for the 2022 performance period are shown in the Non-Equity Incentive Compensation Plan column of the 2022 Summary Compensation Table.
(2)As described in the “Compensation Discussion and Analysis” section above, the maximum stated for each NEO under the MIP represents the maximum amount that could be funded for each NEO based upon the achievement of the performance criteria, the NEO’s officer level and the NEO’s base salary. There is the possibility of no incentive funding if Comerica does not meet its performance objectives.

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(3)Annual SELTPP grants were made to NEOs in January 2022. The SELTPP units vest after December 31, 2024, the end of the three-year performance period, once the attainment of the performance measures has been determined. Performance will be measured on an absolute basis for three-year average SELTPP ROCE and on a relative basis for three-year average ROCE with a modifier applied based on relative TSR performance, with both relative ROCE and TSR performance measured against the KBW Bank Index. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution with the same performance factor applied.
(4)As described in the “Compensation Discussion and Analysis” section above, the maximum stated for each NEO under the SELTPP represents the maximum number of shares that could be earned by each NEO based upon surpassing performance metrics.
(5)Annual RSU grants were made to NEOs in January 2022. Unless an award is forfeited prior to vesting, RSUs vest 50% on the second anniversary of the grant date and vest 25% on each of the third and fourth anniversaries of the grant date. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.
(6)Annual stock option grants were made to NEOs in January 2022. Option awards generally have a 10-year term and become exercisable annually in 25% increments.
(7)The closing price of Comerica Common Stock per share on the date of grant.
(8)Represents the fair value (at grant date) of stock options, RSUs and SELTPP units granted to applicable NEOs in 2022. The value of the SELTPP units was calculated by a third-party accounting firm using the fair value (at grant date) with a percentage of stock price adjustment of 102.95% for market condition, resulting in an assigned fair value of $95.31.
The RSU value is calculated by using the closing stock price on the date of the grant.
The stock option grant value is based on a binomial lattice valuation. The binomial value assigned to the option grants is $25.31.
(9)    Mr. Buchanan would have been eligible, if he had remained with Comerica, for a non-equity incentive award of $540,000 at target and $1,080,000 at maximum. Mr. Buchanan also forfeited all stock awards reported in this table upon his departure in June 2022.

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Proposal 3: Approval of a Non-Binding, Advisory Proposal Approving Executive Compensation
The following table provides information on stock option, RSU and SELTPP unit grants awarded under Comerica’s equity incentive plans for each NEO that were outstanding as of December 31, 2022. The market value of the stock awards is based on the closing market price of Comerica Common Stock on December 30, 2022 of $66.85 per share. Mr. Buchanan did not have any outstanding equity awards as of that date. For more information on our equity compensation plans, see the “Long-Term Incentives” section of the “Compensation Discussion and Analysis.”
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2022

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)

Curtis C. Farmer	—	16,865	(1)	92.58	1/25/2032	13,610	(9)	909,829	40,830	(20)	2,729,486
	5,102	15,308	(2)	60.12	1/26/2031	18,650	(10)	1,246,753	55,950	(21)	3,740,258
	12,515	12,515	(3)	63.15	1/28/2030	12,865	(11)	860,025
	5,025	1,675	(4)	79.01	4/23/2029	2,373	(12)	158,635
	4,953	1,652	(5)	80.17	1/22/2029	2,340	(13)	156,429
	4,935	—		95.25	1/23/2028	985	(14)	65,847
	4,272	—		67.66	1/24/2027	36,360	(19)	2,430,666
	5,648	—		32.97	1/26/2026
	1,805	—		42.32	1/27/2025
James J. Herzog	—	4,820	(1)	92.58	1/25/2032	3,890	(9)	260,047	11,662	(20)	779,605
	1,413	4,242	(2)	60.12	1/26/2031	5,165	(10)	345,280	15,495	(21)	1,035,841
	2,030	2,030	(6)	56.79	2/25/2030	2,095	(15)	140,051
	1,247	1,248	(3)	63.15	1/28/2030	1,285	(11)	85,902
	930	310	(5)	80.17	1/22/2029	440	(13)	29,414
	905	—		95.25	1/23/2028	182	(14)	12,167
	912	—		67.66	1/24/2027	9,549	(19)	638,350
	584	—		32.97	1/26/2026
Peter L. Sefzik	—	4,420	(1)	92.58	1/25/2032	3,565	(9)	238,320	10,695	(20)	714,961
	—	3,544	(2)	60.12	1/26/2031	4,315	(10)	288,458	12,952	(21)	865,841
	—	2,320	(3)	63.15	1/28/2030	2,385	(11)	159,437
	1,931	644	(5)	80.17	1/22/2029	913	(13)	61,034
	1,340	—		95.25	1/23/2028	267	(14)	17,849
						6,739	(19)	450,502
Jay K. Oberg	—	2,810	(1)	92.58	1/25/2032	2,270	(9)	151,750	6,802	(20)	454,714
	1,098	3,297	(2)	60.12	1/26/2031	4,015	(10)	268,403	12,052	(21)	805,676
	2,252	2,253	(3)	63.15	1/28/2030	2,315	(11)	154,758
	1,931	644	(5)	80.17	1/22/2029	913	(13)	61,034
	805	—		95.25	1/23/2028	160	(14)	10,696
	1,010	—		67.66	1/24/2027	6,543	(19)	437,400
	2,130	—		32.97	1/26/2026
	2,640	—		42.32	1/27/2025
	5	—		49.51	1/21/2024
Megan D. Crespi	—	2,610	(1)	92.58	1/25/2032	2,105	(9)	140,719	6,322	(20)	422,626
	921	2,764	(2)	60.12	1/26/2031	3,370	(10)	225,285	10,102	(21)	675,319
	1,207	1,208	(7)	34.86	4/30/2030	1,245	(16)	83,228
	3,545	3,545	(8)	28.12	4/15/2030	3,655	(17)	244,337
						17,780	(18)	1,188,593
						13,852	(19)	926,006
(1)Options vest annually in 25% increments with remaining vesting dates of 1/25/2023, 1/25/2024, 1/25/2025 and 1/25/2026.
(2)Options vest annually in 25% increments with remaining vesting dates of 1/26/2023, 1/26/2024 and 1/26/2025.
(3)Options vest annually in 25% increments with remaining vesting dates of 1/28/2023 and 1/28/2024.

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(4)Options vest annually in 25% increments with a single remaining vesting date of 4/23/2023.
(5)Options vest annually in 25% increments with a single remaining vesting date of 1/22/2023.
(6)Options vest annually in 25% increments with remaining vesting dates of 2/25/2023 and 2/25/2024. The grant was made in recognition of Mr. Herzog's promotion to CFO.
(7)Options vest annually in 25% increments with remaining vesting dates of 4/30/2023 and 4/30/2024. The grant was made as a new hire grant for Ms. Crespi.
(8)Options vest annually in 25% increments with remaining vesting dates of 4/15/2023 and 4/15/2024. The grant was made as a new hire grant for Ms. Crespi.
(9)RSUs vest in increments of 50% in year two and 25% in years three and four. Vesting dates for these shares are 1/25/2024, 1/25/2025 and 1/25/2026. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.
(10)RSUs vest in increments of 50% in year two and 25% in years three and four. Vesting dates for these shares are 1/26/2023, 1/26/2024 and 1/26/2025. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.
(11)RSUs vest in increments of 50% in year three and 25% in years four and five. Vesting dates for these shares are 1/28/2023, 1/28/2024 and 1/28/2025. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.
(12)RSUs vest in increments of 50% in year three and 25% in years four and five. 50% of these RSUs vested on 4/23/2022, an additional 25% will vest on 4/23/2023 and the remaining 25% will vest on 4/23/2024. The grant was made in recognition of Mr. Farmer’s promotion to CEO. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.
(13)RSUs vest in increments of 50% in year three and 25% in years four and five. 50% of these RSUs vested on 1/22/2022, an additional 25% will vest on 1/22/2023, and the remaining 25% will vest on 1/22/2024. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.
(14)RSUs vest in increments of 50% in year three and 25% in years four and five. 50% of these RSUs vested on 1/23/2021, an additional 25% vested on 1/23/2022, and the remaining 25% will vest on 1/23/2023. Dividends are paid out in cash over the vesting period.
(15)RSUs vest in increments of 50% in year three and 25% in years four and five. Vesting dates for these shares are 2/25/2023, 2/25/2024 and 2/25/2025. The grant was made in recognition of Mr. Herzog’s promotion to CFO. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.
(16)RSUs vest in increments of 50% in year three and 25% in years four and five. Vesting dates for these shares are 4/30/2023, 4/30/2024 and 4/30/2025. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution. The grant was made as a new hire grant for Ms. Crespi.
(17)As an incentive to join Comerica, Ms. Crespi was awarded RSUs on April 15, 2020. RSUs vest in increments of 50% in year three and 25% in years four and five. Vesting dates for these shares are 4/15/2023, 4/15/2024 and 4/15/2025. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.
(18)As an incentive to join Comerica, Ms. Crespi was awarded RSUs on April 15, 2020. This tranche of RSUs vests 100% on the third anniversary of the date of the grant. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.
(19)The three-year performance period for these SELTPP units ended on December 31, 2022. The Committee made performance-based determinations regarding these units on February 28, 2023 as follows:

Metric	Performance
3-year average SELTPP ROCE	13.4% (108.7% of target)
TSR (relative to KBW Bank Index)	2nd quartile of banks – negative modifier was not applied
On the determination date, the Committee approved a payout of the SELTPP units at 108.7% of target and the SELTPP units vested. Shares shown here have the performance factor applied. Dividend equivalents accumulated throughout the vesting period and were paid out at distribution in cash with the same performance factor applied.
(20)The SELTPP units vest after December 31, 2024, the end of the three-year performance period, once the attainment of the performance measures has been determined. The SELTPP is a forward-looking performance plan where the payout could be at 150% of target if performance metrics are surpassed or could be reduced to zero if the SELTPP ROCE performance threshold is not achieved. Performance will be measured on an absolute basis for three-year average SELTPP ROCE and on a relative basis for three-year average ROCE with a modifier applied based on relative TSR performance, with both relative ROCE and TSR performance measured against the KBW Bank Index. Dividend equivalents accumulate throughout the vesting period and are paid out at distribution in cash with the same performance factor applied. Pursuant to SEC rules, based on Comerica’s previous fiscal year’s performance (including TSR performance), the number shown is at the maximum level.
(21)The SELTPP units vest after December 31, 2023, the end of the three-year performance period, once the attainment of the performance measures has been determined. The SELTPP is a forward-looking performance plan where the payout could be at 150% of target if performance

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metrics are surpassed or could be reduced to zero if the SELTPP ROCE performance threshold is not achieved. Performance will be measured on an absolute basis for three-year SELTPP ROCE with a downward modifier applied based on relative TSR performance, as compared with the KBW Bank Index. Dividend equivalents accumulate throughout the vesting period and are paid out at distribution in cash with the same performance factor applied. Pursuant to SEC rules, based on Comerica’s 2021 and 2022 performance (including TSR performance), the number shown is at the maximum level.
The following table provides information concerning the exercise of stock options and the vesting of RSUs and RSAs during the fiscal year ended December 31, 2022 for each of the NEOs. For more information on our equity compensation plans, see the “Long-Term Incentives” section of the “Compensation Discussion and Analysis.”
2022 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Curtis C. Farmer	0	0	6,320	546,715	(1)
James J. Herzog	0	0	754	67,744	(2)
Peter L. Sefzik	7,287	215,954	1,365	122,596	(3)
Jay K. Oberg	0	0	1,184	106,298	(4)
John D. Buchanan	8,600	148,637	1,892	169,978	(5)
Table does not include 2019-2021 SELTPP units scheduled to vest in 2022, as they did not meet the minimum performance threshold and were therefore forfeited. Ms. Crespi didn't have any option exercises or stock award vestings during 2022.
(1)Upon the lapse of restrictions, 2,340 RSUs vested with a closing market price of $89.70 on 1/22/2022, 983 RSUs vested with a closing market price of $89.70 on 1/23/2022, 625 RSAs vested with a closing market price of $90.53 on 1/24/2022, and 2,372 RSUs vested with a closing market price of $80.97 on 4/23/2022.
(2)Upon the lapse of restrictions, 440 RSUs vested with a closing market price of $89.70 on 1/22/2022, 181 RSUs vested with a closing market price of $89.70 on 1/23/2022, and 133 RSAs vested with a closing market price of $90.53 on 1/24/2022.
(3)Upon the lapse of restrictions, 912 RSUs vested with a closing market price of $89.70 on 1/22/2022, 266 RSUs vested with a closing market price of $89.70 on 1/23/2022, and 187 RSAs vested with a closing market price of $90.53 on 1/24/2022.
Mr. Sefzik exercised and sold an aggregate of 7,287 stock options on 8/11/2022 with exercise prices as follows: 853 stock options at $83.85, 3,978 stock options at $83.76, 1,275 stock options at $83.79, and 1,181 stock options at $83.78.
(4)Upon the lapse of restrictions, 912 RSUs vested with a closing market price of $89.70 on 1/22/2022, 160 RSUs vested with a closing market price of $89.70 on 1/23/2022, and 112 RSAs vested with a closing market price of $90.53 on 1/24/2022.
(5)Upon the lapse of restrictions, 1,117 RSUs vested with a closing market price of $89.70 on 1/22/2022, 455 RSUs vested with a closing market price of $89.70 on 1/23/2022, and 320 RSAs vested with a closing market price of $90.53 on 1/24/2022.
Mr. Buchanan exercised and sold an aggregate of 8,600 stock options on 8/18/2022 with exercise prices as follows: 2,183 stock options at $85.86, 2,370 stock options at $85.88, 2,852 stock options at $85.81, and 1,195 stock options at $85.85.

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The following table gives information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement, including, without limitation, tax-qualified defined benefit plans and supplemental executive retirement plans, but excluding tax-qualified defined contribution plans and nonqualified defined contribution plans.
PENSION BENEFITS AT FISCAL YEAR-END 2022(1)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

	RIA	14.00	540,631	—
Curtis C. Farmer	SRIA	14.00	289,005	—
	Total Pension Value		829,636	—
	RIA	38.42	2,096,185	—
James J. Herzog	SRIA	38.42	170,191	—
	Total Pension Value		2,266,376	—
	RIA	22.17	737,575	—
Peter L. Sefzik	SRIA	22.17	99,198	—
	Total Pension Value		836,773	—
	RIA	30.50	883,325	—
Jay K. Oberg	SRIA	30.50	87,877	—
	Total Pension Value		971,202	—
	RIA	2.00	23,163	—
Megan D. Crespi	SRIA	2.00	47,385	—
	Total Pension Value		70,548	—
	RIA	7.00	324,345	—
John D. Buchanan	SRIA	7.00	105,377	—
	Total Pension Value		429,722	—
(1)This table shows the actuarial present value of accumulated benefits payable to the NEOs, based on eligible pay and the number of years of service credited through December 31, 2022. The actuarial assumptions used to determine the present values are consistent with those used in Comerica’s financial statements, except that, as required by SEC regulations, the assumed retirement age is the normal RIA retirement age of 65 or the executive’s current age, if later. For these purposes, the actuarial assumptions under both plans include a discount rate of 5.60%; post-retirement mortality projections from the PRI-2012 Mortality Table for males and females with generational projection using sex-distinct Scale MP-2020; no assumed pre-retirement mortality; and that payments are projected to commence at the greater of participant age 65 and current age for active participants; form of payment for those with accruals in the prior pension plan is a single life annuity, otherwise, a lump sum is assumed. The values of Mr. Buchanan's benefits shown in the table are equal to the lump sum values of his benefits at his termination.
Under the RIA, Comerica makes Contribution Credits and Interest Credits for employees each month, based on a point system. Eligible pay used in the Contribution Credit calculation is the taxable cash compensation received from Comerica, including cash incentives and awards, pre-tax contributions to health and savings plans, and certain pre-tax benefit deductions. RIA participants with deferred compensation or compensation in excess of the annual IRS pay cap are eligible to participate in the SRIA. Eligible employees also receive Contribution Credits and Interest Credits under the SRIA in months in which they receive eligible SRIA pay.
The RIA provides the following types of benefits:
•Early retirement. Early retirement age under the RIA is 55. A participant with 10 years of service may retire at early retirement age, or thereafter, and receive payment of their accrued benefit. Any portion of the benefit that was accrued under the prior final average pay formula is reduced by an early retirement reduction factor for commencement prior to normal retirement age. For accruals under the RIA cash balance formula, the value of the account balance is paid. As of December 31, 2022, Mr. Farmer and Mr. Herzog were eligible for early retirement.

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•Normal retirement. Normal retirement age under the RIA is 65. As of December 31, 2022, none of the NEOs were eligible for normal retirement.
•Late retirement. Retirement after age 65, the normal retirement date, is a late retirement under the RIA. A participant who retires under the late retirement provision will receive a benefit equal to the greater of a) a benefit calculated using accruals through the late retirement date and b) a benefit that consists of accruals under the prior final average pay formula as of the normal retirement date, actuarially increased to the late retirement date, plus any applicable accruals under the RIA cash balance formula. As of December 31, 2022, none of the NEOs were eligible for late retirement.
•Vested separated benefit. After three years of service with Comerica, an eligible employee is vested in the RIA. Such an employee receives a vested separated benefit at the time of termination even if such employee is not eligible for retirement. Any portion of the benefit that was accrued under the prior final average pay formula is reduced by a vested separated reduction factor for commencement prior to normal retirement age. For accruals under the RIA cash balance formula, the value of the account balance is paid. As of December 31, 2022, Mr. Sefzik and Mr. Oberg were eligible for a vested separated benefit. Mr. Buchanan also received his vested separated benefit following his departure in June 2022 in accordance with plan terms.
•Disability. After attainment of age 50 and fifteen years of service with Comerica, an eligible employee would receive a benefit in the event of total disability. As of December 31, 2022, Mr. Herzog and Mr. Oberg had satisfied the service requirements for disability benefits.
•Death. In the event of death, the account balance accrued under the RIA cash balance formula is paid to a designated beneficiary. If an eligible employee who has earned a vested accrued benefit under the prior final average pay formula dies prior to electing an optional form of benefit, the eligible employee’s surviving spouse, if any, would receive the same benefit that would be payable if the eligible employee had separated from service on the date of death and elected an immediate joint and 50% survivor annuity as of the date of death or at the earliest retirement age, if later. An eligible employee who is at least age 50 and has earned a vested accrued benefit under the prior final average pay formula may elect an enhanced death benefit that would pay a benefit assuming the eligible employee separated from service on the date of death and elected an immediate joint and 100% survivor annuity. None of the NEOs have elected an enhanced death benefit.
A participant who retires under the RIA receives a pension comprised of two parts. The first part is the pension based on the service the participant accrued prior to January 1, 2017 under the prior final average pay formula (if applicable) under Comerica’s former pension plan. For more information on that plan, which terminated as of January 1, 2017, please refer to the 2017 proxy statement. The second part is the pension based on accruals on and after January 1, 2017, under the RIA cash balance formula. For more information on the key features of the RIA, please see the “Other Benefits Programs and Compensation” section.
A participant who is unmarried at the time of retirement generally receives a pension in the form of a single life annuity, the annual amount of which is listed in the “Pension Benefits at Fiscal Year-End 2022” table above. A participant who is married at the time of retirement generally receives a pension in the form of a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the single life annuity. A participant may also elect a one-time lump sum option (with spousal consent as required by law).
The amounts set forth in the table above are not subject to deduction for Social Security or other offset amounts.
The SRIA provides contribution credits and interest at the same level as the RIA for compensation in excess of the IRS pay cap, which was $305,000 in 2022, and on compensation that is deferred under Comerica’s deferred compensation plans. The SRIA benefits are generally calculated in the form of a 100% joint and survivor annuity if a participant is married and in the form of a life annuity if a participant is not married when payments commence. For participants that do not have accruals under the prior final average pay formula and the SRIA account balance is less than $250,000, the SRIA benefits are paid in a one-time lump sum.
In past years, there was some flexibility provided in the IRS regulations to include a portion of a participant's benefit in the RIA that would otherwise be payable from the SRIA when certain conditions are met. Accordingly, certain participants in the RIA are entitled to receive an annual benefit that is the sum of (a) their normal retirement benefit calculated regularly, and (b) a flat dollar benefit amount specified in the plan. All NEOs above, other than Ms. Crespi, were eligible for this flat dollar benefit that transferred a portion of their benefit from the SRIA to the RIA.

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The following table provides information on the nonqualified deferred compensation of the NEOs with respect to the fiscal year ended December 31, 2022. The plans under which these deferrals were made are described in the section entitled “Employee Deferred Compensation Plans” below.
2022 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)

Curtis C. Farmer	Deferred Compensation Plan	0	0	0	0	0
	Common Stock Deferred Incentive Award Plan	0	0	0	0	0
	Total Deferred Compensation Balance	0	0	0	0	0
James J. Herzog	Deferred Compensation Plan	0	0	(59,380)	0	226,540
	Common Stock Deferred Incentive Award Plan	0	0	(25,675)	0	99,278
	Total Deferred Compensation Balance	0	0	(85,055)	0	325,818
Peter L. Sefzik	Deferred Compensation Plan	0	0	0	0	0
	Common Stock Deferred Incentive Award Plan	0	0	0	0	0
	Total Deferred Compensation Balance	0	0	0	0	0
Jay K. Oberg	Deferred Compensation Plan	0	0	0	0	0
	Common Stock Deferred Incentive Award Plan	0	0	0	0	0
	Total Deferred Compensation Balance	0	0	0	0	0
Megan D. Crespi	Deferred Compensation Plan	0	0	0	0
	Common Stock Deferred Incentive Award Plan	0	0	0	0	0
	Total Deferred Compensation Balance	0	0	0	0	0
John D. Buchanan	Deferred Compensation Plan	0	0	0	0	0
	Common Stock Deferred Incentive Award Plan	0	0	0	0	0
	Total Deferred Compensation Balance	0	0	0	0	0
(1)None of the NEOs deferred compensation in the 2022 fiscal year, if any. Any deferred amounts would be included in the 2022 Summary Compensation Table.
(2)Amounts represent the total compensation deferred by each NEO, together with earnings net of any losses attributed to each of them in accordance with their investment elections in the hypothetical investments offered. The deferral contributions made in years prior to 2022 represent base salary or incentives earned under the MIP. These amounts include NEO contributions that were included in the Summary Compensation Table in prior years for those years in which the individuals served as an NEO.
Employee Deferred Compensation Plans
Comerica maintains two deferred compensation plans for eligible employees of Comerica and its subsidiaries: the 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan (the “Employee Common Stock Deferral Plan”)

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and the 1999 Comerica Incorporated Amended and Restated Deferred Compensation Plan (the “Employee Investment Fund Deferral Plan”). Under the Employee Common Stock Deferral Plan, eligible employees may defer up to 100% of their incentive awards into units that are functionally equivalent to shares of Comerica Common Stock. Dividend payments are converted to an equivalent unit value and credited to the employee’s account. Generally, the deferred compensation under the Employee Common Stock Deferral Plan is payable in shares of Comerica Common Stock following termination of service as an employee, over the period elected by the employee, except in the case of termination due to death or separation of service prior to retirement, in which case the deferred compensation is payable in shares of Comerica Common Stock in a single lump sum distribution within ninety days.
Similarly, under the Employee Investment Fund Deferral Plan, eligible employees may defer a portion of their compensation, including up to 60% of salary, and up to 100% of bonus and incentive awards, into units that are functionally equivalent to shares of broad-based mutual funds offered under the Employee Investment Fund Deferral Plan. These investments are similar to those offered under Comerica’s Preferred Savings (401(k)) Plan. As of 1999, Comerica Common Stock was no longer an investment choice under the Employee Investment Fund Deferral Plan. Any dividend payments are converted to an equivalent unit value and credited to the employee’s account. Generally, the deferred compensation under the Employee Investment Fund Deferral Plan is payable in cash following termination of service as an employee, over the period elected by the employee, except in the case of termination due to death or separation of service prior to retirement, in which case the deferred compensation is payable in cash in a single lump sum distribution within ninety days.
Additionally, upon Comerica’s acquisition of Sterling, Comerica assumed the Sterling Bancshares, Inc. Deferred Compensation Plan (as Amended and Restated). None of the NEOs participate in this plan.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL AT FISCAL YEAR-END 2022
RETIREMENT-ELIGIBLE NEOS

Name	Early Retirement(1)		For Cause Termination	Change of Control Termination(2)	Disability(3)		Death(4)

Curtis C. Farmer(5)	$3,150,000	(7)	—	$32,449,865	$4,688,515	(7)	$14,115,583
James J. Herzog(5)(6)	$1,125,000	(8)	—	$10,389,351	$2,096,916	(8)	$4,369,157
(1)As Mr. Farmer and Mr. Herzog are eligible for early retirement (at least 55 years of age with at least 10 years of service), it is assumed for purposes of this table that instead of a voluntary termination or an involuntary not for cause termination, each would have retired early if he had terminated as of December 31, 2022, and accordingly would have received their annual cash incentive earned for 2022 pursuant to the terms of that plan.
(2)Please see “Change of Control Agreements” starting on page 57 for a description of these officers’ change of control agreements; assumes both change of control and termination occur on December 31, 2022. This total includes the following:
–Three times base salary and highest annual bonus calculated pursuant to the agreements.
–Annual cash incentive for 2022 (higher of target or estimated achievement).
–The value of the acceleration of all unvested, in-the-money equity awards based on Comerica’s closing stock price as of December 31, 2022. Outstanding awards granted prior to April 24, 2018 vest upon a single trigger; awards granted after April 24, 2018 vest upon a double trigger if not assumed. SELTPP units are included at the higher of target or estimated achievement (for presentation purposes, estimated achievement is based on the amount reported in the "Outstanding Equity Awards at Fiscal Year-End 2022" table).
–The present value of an additional change of control benefit under the RIA and SRIA. Assumptions to calculate this amount are based on assumptions prescribed by the Pension Protection Act (PPA) as a minimum present value for calculating lump sums paid by the RIA. The interest rates used were based on the PPA 3 segment yield curve using a November look back month: 5.09% for the first 5 years, 5.60% for years 5-20 and 5.41% for years after 20. Mortality Table for 2023 as prescribed by IRS Notice 2022-22. Payments are assumed to have commenced on December 31, 2022 in the form of a lump sum.
–Three years of life insurance premiums calculated based upon portability and conversion options in the contract at December 31, 2022.
–Three years of medical, dental and vision insurance premiums, assuming they will remain at December 31, 2022 levels.
–Comerica’s standard outplacement assistance package.
–For Mr. Farmer, estimated tax assistance of $4,453,660.
(3)    Long-term disability payments include the following:
–Annual cash incentive earned for 2022.
–29 months of Company-paid basic life insurance premiums and medical coverage based on each officer’s 2022 elections, assuming that premiums will remain at December 31, 2022 levels.
–One year of disability insurance equal to 60% of base salary plus incentive, if elected; up to $360,000 annually would be paid by Comerica's disability insurance provider. While a one year period is used for this table, benefits may be paid through age 65.
(4)    Death benefits include the following:
–Annual cash incentive earned for 2022.
–The value of the acceleration of all unvested SELTPP units and RSUs based on Comerica’s closing stock price as of December 31, 2022. Unvested options would be forfeited, but vested options would continue to be exercisable for the earlier of the option term or one year; no value for the options is included in the table.
–Proceeds of life insurance of $1,015,000 and $570,000 for Mr. Farmer and Mr. Herzog, respectively, which would be paid by Comerica’s life insurance provider.
–3 months of COBRA for family members based on each officer’s 2022 elections for Comerica’s medical, dental and vision plan coverage, assuming that premiums will remain at December 31, 2022 levels.
(5)    Mr. Farmer and Mr. Herzog are eligible for early retirement under the RIA and SRIA. Because these benefits are already accrued and fully vested, they are already reflected in the Pension Benefits at Fiscal Year-End 2022 Table on page 71 and do not represent additional expense to Comerica. However, Mr. Herzog’s disability benefit would exceed the present value of his accumulated benefit by $562,003, and such amount is included above.

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(6)    Does not include payments of deferred compensation which are reflected in the 2022 Nonqualified Deferred Compensation Table on page 73.
(7)    If Mr. Farmer had retired or become disabled on December 31, 2022, no acceleration of stock options, RSUs or SELTPP units would have occurred pursuant to the applicable award agreements; however, the awards would have continued to vest on the terms, including any performance conditions, in effect prior to retirement or disability, and vested options would have continued to be exercisable until their expiration date. The fair market value of the unvested stock options, RSUs and SELTPP units that would have continued to vest was $10,290,674 at December 31, 2022, using actual achievement of 108.7% for 2020 SELTPP grants; this value is not included in the table.
(8)    If Mr. Herzog had retired or become disabled on December 31, 2022, no acceleration of stock options, RSUs or SELTPP units would have occurred pursuant to the applicable award agreements; however, the awards would have continued to vest on the terms, including any performance conditions, in effect prior to retirement or disability, and vested options would have continued to be exercisable until their expiration date. The fair market value of the unvested stock options, RSUs or SELTPP units that would have continued to vest was $2,775,118 at December 31, 2022, using actual achievement of 108.7% for 2020 SELTPP grants; this value is not included in the table.
OTHER CURRENT NEOS

	Involuntary Not for Cause Termination(1)	For Cause Termination	Change of Control Termination(2)	Disability(3)	Death(4)

Peter L. Sefzik	$606,912	—	$8,807,419	$3,912,354	$3,759,871
Jay K. Oberg(5)	$545,076	—	$8,171,624	$4,445,676	$3,272,072
Megan D. Crespi	$566,912	—	$9,598,914	$4,746,513	$4,903,585
(1)None of these officers have an employment agreement; however, each would be eligible to participate in Comerica’s standard severance plan available for all salaried employees and would receive their annual base salary, plus COBRA and Comerica’s standard outplacement assistance package, under the plan.
(2)Please see “Change of Control Agreements” starting on page 57 for a description of these officers’ change of control agreements; assumes both change of control and termination occur on December 31, 2022. This total includes the following:
–Three times base salary and highest annual bonus calculated pursuant to the agreements.
–Annual cash incentive for 2022 (higher of target or estimated achievement).
–The value of the acceleration of all unvested, in-the-money equity awards based on Comerica’s closing stock price as of December 31, 2022. Outstanding awards granted prior to April 24, 2018 vest upon a single trigger; awards granted after April 24, 2018 vest upon a double trigger if not assumed. SELTPP units are included at the higher of target or estimated achievement (for presentation purposes, estimated achievement is based on the amount reported in the "Outstanding Equity Awards at Fiscal Year-End 2022" table).
–The present value of an additional change of control benefit under the RIA and SRIA. Assumptions to calculate this amount are based on assumptions prescribed by the Pension Protection Act (PPA) as a minimum present value for calculating lump sums paid by the RIA. The interest rates used were based on the PPA 3 segment yield curve using a November look back month: 5.09% for the first 5 years, 5.60% for years 5-20 and 5.41% for years after 20. Mortality Table for 2023 as prescribed by IRS Notice 2022-22. Payments are assumed to have commenced on December 31, 2022 in the form of a lump sum.
–Three years of life insurance premiums calculated based upon portability and conversion options in the contract at December 31, 2022.
–Three years of medical, dental and vision insurance premiums, assuming they will remain at December 31, 2022 levels.
–Comerica’s standard outplacement assistance package.
(3)Long-term disability payments include the following:
–Annual cash incentive earned for 2022.
–The value of the acceleration of all unvested, in-the-money RSU and SELTPP awards based on Comerica’s closing stock price as of December 31, 2022. Unvested options would be forfeited, but vested options would continue to be exercisable for the earlier of the option term or three years; no value for the options is included in the table.
–29 months of Company-paid basic life insurance premiums and medical coverage based each officer’s 2022 elections, assuming that premiums will remain at December 31, 2022 levels.
–One year of disability insurance equal to 60% of base salary plus incentive, if elected; up to $360,000 annually would be paid by Comerica's disability insurance provider. While a one year period is used for this table, benefits may be paid through age 65.

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(4)Death benefits include the following:
–Annual cash incentive earned for 2022.
–The value of the acceleration of all unvested, in-the-money restricted stock, RSU and SELTPP awards based on Comerica’s closing stock price as of December 31, 2022. Unvested options would be forfeited, but vested options would continue to be exercisable for the earlier of the option term or one year; no value for the options is included in the table.
–Proceeds of life insurance of $536,000, $561,000, and $526,000, for Mr. Sefzik, Mr. Oberg and Ms. Crespi, respectively, which would be paid by Comerica’s life insurance provider.
–3 months of COBRA for family members based on each officer’s 2022 elections for Comerica’s medical, dental and vision plan coverage, assuming that premiums will remain at December 31, 2022 levels.
(5)Mr. Oberg would receive benefits under the RIA and SRIA in the event of death or disability. To the extent these benefits are already accrued and fully vested, they are already reflected in the Pension Benefits at Fiscal Year-End 2022 Table on page 71 and do not represent additional expense to Comerica. Because Mr. Oberg’s disability benefit would exceed the present value of his accumulated benefit by $1,073,018, such amount is included above.
JOHN D. BUCHANAN

Separation

John D. Buchanan	$2,511,000
Mr. Buchanan’s employment ended on June 6, 2022. In connection with Mr. Buchanan’s separation, on May 12, 2022, Comerica and Mr. Buchanan entered into a restrictive covenants and general release agreement (the “Separation Agreement”) under which Mr. Buchanan provided a general release of claims in favor of Comerica and its affiliates and agreed to be bound by certain restrictive covenants (including two-year non-solicitation restrictions that prohibit him from soliciting the customers and employees of Comerica) without the consent of Comerica. The Separation Agreement also includes general non-disparagement and cooperation provisions and provides that Mr. Buchanan will not use, commercialize or disclose Comerica’s confidential information to any person or entity, except to such individuals as approved by Comerica in writing prior to any such disclosure or as otherwise required by law. In exchange for the general release and other covenants contained in the Separation Agreement, and in connection with the involuntary departure, Comerica paid Mr. Buchanan a lump sum cash payment of approximately $2.5 million.
All unvested equity compensation was forfeited upon Mr. Buchanan’s separation. Under the standard terms of Comerica’s Amended and Restated 2018 Long-Term Incentive Plan, Mr. Buchanan had 90 days from termination to exercise any vested stock options.
The table does not include payments of pension benefits which are reflected in the Pension Benefits at Fiscal Year-End 2022 Table on page 71.

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Pay Versus Performance

Tabular Disclosures
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures of Comerica. For further information concerning Comerica’s variable pay-for-performance philosophy and how Comerica aligns executive compensation with its performance, refer to “Compensation Discussion and Analysis.”

			Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)			Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(5) ($)	Net Income (in millions)(6) ($)	MIP EPS(7) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	8,733,364	7,563,916	2,734,143	1,891,070	107	97	1,151	6.83
2021	7,696,094	11,609,076	2,477,730	3,431,583	134	124	1,168	6.12
2020	5,014,099	1,865,997	1,892,565	1,817,386	83	89	497	5.14
(1)The dollar amounts reported in this column represent the amounts of total compensation reported for Mr. Farmer (our principal executive officer, or "PEO") for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Summary Compensation Table.”
(2)The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Farmer, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Farmer during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Farmer’s total compensation as reported in the Summary Compensation Table for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Subtract: Reported Value of Equity Awards(a) ($)	Add: Equity Award Adjustments(b) ($)	Subtract: Reported Change in the Actuarial Present Value of Pension Benefits(c) ($)	Add: Pension Benefit Adjustments(d) ($)	Compensation Actually Paid to PEO ($)

2022	8,733,364	4,281,205	3,162,544	187,153	136,366	7,563,916
2021	7,696,094	3,805,582	7,734,030	114,858	99,392	11,609,076
2020	5,014,099	3,188,716	149,175	158,455	49,894	1,865,997
a.The amounts included in this column represent the grant date fair value of equity awards, calculated as the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each applicable year.
b.The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the

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vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)

2022	3,749,103	(624,360)	—	37,801	—	—	3,162,544
2021	5,603,372	1,999,322	—	131,336	—	—	7,734,030
2020	2,635,946	(2,065,535)	—	(421,236)	—	—	149,175
c.The amounts included in this column are the amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for the applicable year.
d.The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Farmer during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that is attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year	Service Cost ($)	Prior Service Cost ($)	Total Pension Benefit Adjustment ($)
2022	136,366	—	136,366
2021	95,950	3,442	99,392
2020	49,894	—	49,894
(3)The dollar amounts reported in this column represent the average of the amounts reported for Comerica's NEOs as a group (excluding Mr. Farmer, who has served as our CEO since April 2019) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Farmer) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Messrs. Herzog, Sefzik, Oberg and Buchanan and Ms. Crespi; (ii) for 2021, Messrs. Herzog, Buchanan, Sefzik and Oberg; and (iii) for 2020, Messrs. Herzog, Carr and Buchanan and Ms. Crespi.
(4)The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Farmer), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Farmer) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Farmer) as reported in the Summary Compensation Tables for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Subtract: Average Reported Value of Equity Awards ($)	Add: Average Equity Award Adjustments(a) ($)	Subtract: Average Reported Change in the Actuarial Present Value of Pension Benefits(b) ($)	Add: Average Pension Benefit Adjustments(c) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2022	2,734,143	899,126	18,834	23,937	61,156	1,891,070
2021	2,477,730	911,371	1,800,780	27,476	91,920	3,431,583
2020	1,892,565	799,843	841,834	130,925	13,755	1,817,386

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Pay Versus Performance
a.The amounts deducted or added in calculating the total average equity award adjustments are as set forth below. See Note 3 for the names of non-PEO NEOs included in the calculation for each fiscal year.

Year	Average Year End Fair Value of Unvested Year Equity Awards Granted in the Year ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)

2022	651,661	(184,686)	—	14,219	(462,360)	—	18,834
2021	1,341,915	421,124	—	37,741	—	—	1,800,780
2020	1,139,640	(208,030)	—	(89,776)	—	—	841,834
b.The amounts included in this column are the average amounts reported for non-PEO NEOs in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table during each fiscal year. Pursuant to SEC rules, averages include negative changes reflected as "0". See Note 3 for the names of non-PEO NEOs included in the calculation for each fiscal year.
c.The average amounts deducted or added in calculating the total pension benefit adjustments are as set forth below. See Note 3 for the names of non-PEO NEOs included in the calculation for each fiscal year.

Year	Average Service Cost	Average Prior Service Cost	Average Total Pension Benefit Adjustment
2022	61,156	—	61,156
2021	51,737	40,183	91,920
2020	13,755	—	13,755
(5)Total Shareholder Return ("TSR") is cumulative for the measurement periods beginning on December 31, 2019 and ending on the last fiscal day in 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. “Peer Group” represents the KBW Bank Index for each year disclosed in the table.
(6)The dollar amounts reported represent the amount of net income reflected in Comerica’s audited financial statements for the applicable year.
(7)"MIP EPS" measures absolute performance for one-year earnings per share ("EPS") excluding non-performance items*, uses net-charge-offs in lieu of provision expense for credit losses, applies an interest rate collar of 50% and, for 2022, excludes the impact of any loss of hedge accounting treatment due to the LIBOR transition (all on a post-tax basis). "Non-performance items" include the after-tax impact of any adjustments related to a change in accounting principle, items that are deemed to be unusual/infrequently occurring, results from discontinued operations, merger/acquisition charges, changes in the corporate tax rate and restructuring charges incurred during the year, if applicable. Please see "Compensation Discussion and Analysis" for more information about this calculation.

Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” Comerica’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by Comerica to link executive compensation actually paid to Comerica’s NEOs, for the most recently completed fiscal year, to Comerica’s performance are as follows:
•MIP EPS
•MIP Efficiency Ratio
•SELTPP ROCE
•ROCE

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Pay Versus Performance
•Strategic Initiatives
•Relative TSR (the Company’s TSR as compared to a peer group established by the Governance, Compensation and Nominating Committee)

Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Compensation Discussion and Analysis,” Comerica’s executive compensation program reflects a variable pay-for-performance philosophy. While Comerica utilizes several performance measures to align executive compensation with its performance, not all of those measures are presented in the Pay versus Performance table. Moreover, Comerica generally seeks to incentivize long-term performance, and therefore does not specifically align performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, Comerica is providing the following descriptions of the relationships between compensation actually paid and the financial performance measures presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Farmer and the average amount of compensation actually paid to Comerica’s NEOs as a group (excluding Mr. Farmer) are aligned with Comerica’s cumulative TSR over the three years presented in the table. Compensation actually paid is aligned with cumulative TSR over the period because a significant portion of the compensation actually paid to Mr. Farmer and to the other NEOs is comprised of equity awards. As described in more detail in the section “Compensation Discussion and Analysis,” Comerica aims for approximately 62% of the value of total compensation awarded to the NEOs to be comprised of equity awards, including restricted stock units, performance-based restricted stock units and stock options.

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Pay Versus Performance

Compensation Actually Paid and Net Income
As demonstrated by the following table, the amount of compensation actually paid to Mr. Farmer and the average amount of compensation actually paid to Comerica’s NEOs as a group (excluding Mr. Farmer) is generally aligned with Comerica’s net income over the three years presented in the table. While Comerica does not specifically use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure of MIP EPS, which the company does use for setting goals in Comerica’s short-term incentive compensation program, the AEI. As described in more detail in the section “Compensation Discussion and Analysis,” Comerica aims for approximately 23% of the value of total compensation awarded to the NEOs to consist of amounts determined under the AEI.

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Pay Versus Performance

Compensation Actually Paid and MIP EPS
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Farmer and the average amount of compensation actually paid to Comerica’s NEOs as a group (excluding Mr. Farmer) is generally aligned with Comerica’s MIP EPS over the three years presented in the table. While Comerica uses numerous financial and non-financial performance measures for the purpose of evaluating performance for Comerica’s compensation programs, Comerica has determined that MIP EPS is the financial performance measure that, in Comerica’s assessment, represents the most important performance measure used by Comerica to link compensation actually paid to its NEOs, for the most recently completed fiscal year, to Comerica performance. Comerica utilizes MIP EPS when setting goals for the AEI. As described in more detail in the section “Compensation Discussion and Analysis,” Comerica aims for approximately 23% of the value of total compensation awarded to the NEOs to consist of amounts determined under the AEI and approximately 62% of the value of total compensation awarded to the NEOs to be comprised of equity awards, including restricted stock units, performance-based restricted stock units and stock options.

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Pay Versus Performance

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
As demonstrated by the following graph, Comerica’s cumulative TSR over the three-year period presented in the table was 7%, while the cumulative TSR of Comerica's peer group presented for this purpose, the KBW Bank Index, was (3)% over the same three-year period. Comerica’s cumulative TSR outperformed the KBW Index during 2021 and 2022. For more information regarding the Comerica’s performance and the companies that the Committee considers when determining compensation, refer to “Compensation Discussion and Analysis.”

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Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Farmer, our Chairman, President and CEO. For 2022, our last completed fiscal year:
•the annual total compensation of the median employee was $104,593, which includes the estimated value of nondiscriminatory health care benefits; and
•the annual total compensation of our CEO was $8,753,306, which exceeds the amount reported for him in the Summary Compensation Table due to the inclusion of the estimated value of nondiscriminatory health care benefits.
Based on this information, for 2022 the ratio of the annual total compensation of Mr. Farmer to the median of the annual total compensation of all employees was 84 to 1.
Assumptions and Methodology
The median employee that was used for purposes of calculating the pay ratio is the same employee that was identified for purposes of our 2020 disclosure, as permitted by SEC rules. There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure for 2022.
To identify the median of the annual total compensation of all our employees for 2020, as well as to determine the annual total compensation of our median employee and our CEO for 2022, we took the following steps:
(1)We determined that, as of October 31, 2020, our employee population consisted of 7,859 full-time and part-time employees.
(2)To identify the “median employee” from our employee population, we calculated, for the ten months ended October 31, 2020, (1) total cash compensation plus (2) total retirement benefits. “Total cash compensation” includes salary, wages, overtime pay, commissions, referrals, ESPP matching payments, relocation assistance and cash incentive compensation actually paid during such period. “Total retirement benefits” includes the 401(k) match made by Comerica during such time period plus the change in pension value between January 1, 2020 and October 31, 2020. Since we do not widely distribute annual equity awards to our employees, such awards were excluded from our compensation measure. In calculating the change in pension value, we used the change in the actuarial present value of accumulated benefits payable to employees, based on average monthly compensation and the number of years of service credited at October 31, 2020. The actuarial assumptions used to determine the present values are consistent with those used in Comerica’s financial statements.
(3)Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, plus the estimated value of nondiscriminatory health care benefits for the employee and such employee’s eligible dependents of $6,561. This resulted in annual total compensation of $104,593.
(4)With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this proxy statement, plus the estimated value of nondiscriminatory health care benefits for our CEO and our CEO’s eligible dependents of $19,942. This resulted in annual total compensation for purposes of determining the ratio in the amount of $8,753,306.
(5)We chose to exclude 31 employees who are employed in Canada and 7 employees who are employed in Mexico from the determination of the “median employee,” given the small number of employees in those jurisdictions and the estimated costs of obtaining their compensation information. In total, we excluded less than 5% of our workforce (approximately 38 individuals) from the identification of the “median employee,” as permitted by SEC rules. All other employees are located in the United States.

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Securities Authorized for Issuance under Equity Compensation Plans

AS OF DECEMBER 31, 2022

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)

Equity compensation plans approved by security holders(1)(2)
Employee Options	2,007,687		$61.71
Employee SELTPP Units and RSUs	1,875,681		N/A
Director RSUs	272,362		N/A
				4,542,448	(3)
Employee Stock Purchase Plan				5,136,720
Equity compensation plans not approved by security holders(4)
Deferred Compensation Plans	164,535		N/A	—
Total	4,320,265	(5)	$61.71	9,679,168
(1)Consists of (a) options to acquire shares of Comerica Common Stock issued under the Amended and Restated 2006 Long-Term Incentive Plan (the “2006 LTIP”) and the Amended and Restated 2018 Long-Term Incentive Plan (the “2018 LTIP”); (b) target number of stock-settled SELTPP units issued under the 2018 LTIP; and (c) restricted stock units (“RSUs”) equivalent to shares of Comerica Common Stock issued under the 2006 LTIP, the 2018 LTIP, the Comerica Incorporated Amended and Restated Incentive Plan for Non-Employee Directors (the “Old Non-Employee Director Plan”) and the 2015 Comerica Incorporated Incentive Plan for Non-Employee Directors (the “2015 Non-Employee Director Plan”). At payout, the target number of SELTPP units may be reduced to zero or increased by up to 150%. The 2020 SELTPP grants vested and were settled at 108.7% of target on February 28, 2023, resulting in the vesting of an additional 24,126 SELTPP units above what is shown in the table.
The 2018 LTIP was approved by Comerica’s shareholders on April 24, 2018, and its amendment and restatement was approved by Comerica's shareholders on April 27, 2021. The 2015 Non-Employee Director Plan, the Old Non-Employee Director Plan and the 2006 LTIP have been terminated.
(2)Also includes (a) shares available for future sale under the current ESPP and (b) shares available for future matching under the former ESPP. Although no new employee stock purchases can be made under the old ESPP, certain shares purchased under the old ESPP prior to June 30, 2021 were eligible for Company matching. The final match under the old ESPP was made in February 2023. The current ESPP was approved by Comerica's shareholders on April 27, 2021.
(3)These shares are available for future issuance under the 2018 LTIP in the form of options, stock appreciation rights, restricted stock, RSUs, other stock-based awards and cash awards. Under the 2018 LTIP, no award recipient may receive more than 500,000 shares during any calendar year, and the maximum number of shares underlying awards of options and stock appreciation rights that may be granted to an award recipient in any calendar year is 1,000,000. No participant who is a non-employee director of Comerica may be granted awards with a grant date fair value in excess of $500,000 per calendar year. No shares are available for future issuance under the Old Non-Employee Director Plan or the 2015 Non-Employee Director Plan, other than pursuant to dividend reinvestment under outstanding award agreements, or the 2006 LTIP.
(4)Includes shares issuable upon distribution of deferred compensation benefits pursuant to the 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan (the “Employee Common Stock Deferral Plan”) and the Amended and Restated Comerica Incorporated Common Stock Non-Employee Director Fee Deferral Plan (the “Director Common Stock Deferral Plan”). The number of

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Securities Authorized For Issuance Under Equity Compensation Plans
shares remaining available for future issuance under the Employee Common Stock Deferral Plan and the Director Common Stock Deferral Plan is not presently determinable.
(5)In total, the weighted-average term for all outstanding stock options is 5.1 years.
Most of the equity awards granted by Comerica during 2022 were under the shareholder-approved 2018 LTIP.
For additional information regarding Comerica’s equity compensation plans, please refer to Note 1 (see page F-52) and Note 16 (see pages F-79 through F-81) to the Consolidated Financial Statements contained in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2022.
Plans not approved by Comerica’s shareholders include:
Director and Employee Common Stock Deferral Plans. Pursuant to the Director Common Stock Deferral Plan and the Employee Common Stock Deferral Plan (the “Deferred Compensation Plans”), directors and eligible employees may invest specified portions of their compensation into units that correlate to, and are functionally equivalent to, shares of Comerica Common Stock. The participants’ accounts under the Deferred Compensation Plans are increased to the extent of dividends paid on Comerica Common Stock to reflect the number of additional shares of Comerica Common Stock that could have been purchased had the dividends been paid on each share of Comerica Common Stock hypothetically underlying then-outstanding stock units in the participants’ accounts. Following the applicable deferral period, the distribution of a participant’s Comerica stock unit account under the applicable Deferred Compensation Plan is made in Comerica Common Stock (with fractional shares being paid in cash).

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Proposal 4: Non-Binding, Advisory Vote on the Frequency the Shareholders are to be Presented with Advisory Proposals Approving Executive Compensation

As described in Proposal 3 above, Comerica’s shareholders are being provided the opportunity to cast an advisory vote on the Company’s executive compensation program. The advisory vote on executive compensation described in Proposal 3 above is often referred to as a “say on pay” vote. Pursuant to Section 14A of the Securities Exchange Act of 1934, we are also required to submit to shareholders an advisory vote on how often Comerica should include a say on pay proposal in its proxy materials for future annual shareholder meetings (or special shareholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal 4, shareholders may vote to recommend that the say on pay vote be held every year, every two years or every three years.
Comerica believes that say on pay votes should be conducted every year so that shareholders may annually express their views on the Company’s executive compensation program. Comerica’s shareholders have been provided with the opportunity to cast an annual say on pay vote since 2010, and the Governance, Compensation and Nominating Committee, which administers Comerica’s executive compensation program, values the opinions expressed by shareholders in these votes and will continue to consider the outcome of these votes in making its decisions on executive compensation. This proposal is set forth in the following resolution:
RESOLVED, that the highest number of votes cast by the shareholders of Comerica Incorporated for the option set forth below shall be deemed to be the preferred frequency with which Comerica Incorporated is to hold an advisory vote to approve executive compensation:
•One year,
•Two years or
•Three years.
Because your vote on this proposal is advisory, it will not be binding on the Board, and the Board may decide that it is in the best interests of our shareholders and the Company to hold a say on pay vote less frequently, or more frequently, than the option recommended by our shareholders. However, the Governance, Compensation and Nominating Committee will take into account the recommendation of shareholders when considering how often to submit to shareholders the say on pay vote.
Comerica's Board of Directors Recommends a vote for "ONE YEAR" with respect to the frequency that shareholders are to be presented with advisory proposals approving executive compensation.

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Security Ownership of Management

The following table contains information about the number of shares of Comerica Common Stock beneficially owned by Comerica’s incumbent directors and director nominees, the NEOs and all incumbent directors and executive officers as a group. The number of shares each individual beneficially owns includes shares over which the person has or shares voting or investment power as of February 24, 2023 and also any shares that the individual can acquire by April 25, 2023 (60 days after the Record Date), through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with their spouse or other family members) with respect to the shares listed in the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Nancy Avila	1,596	(1)	*
John D. Buchanan	101		*
Michael E. Collins	11,221	(1)	*
Roger A. Cregg	57,739	(1)(2)(3)	*
Megan D. Crespi	39,937	(4)(5)	*
Curtis C. Farmer	237,725	(4)(5)	*
James J. Herzog	39,596	(4)(5)(6)	*
Jacqueline P. Kane	45,945	(1)(2)(7)	*
Derek J. Kerr	—		*
Richard G. Lindner	69,365	(1)(2)(8)	*
Jay K. Oberg	58,057	(4)(5)	*
Jennifer H. Sampson	—		*
Peter L. Sefzik	42,749	(4)(5)	*
Barbara R. Smith	12,072	(1)(2)	*
Robert S. Taubman	53,885	(1)	*
Reginald M. Turner, Jr.	43,630	(1)(2)(9)	*
Nina G. Vaca (Ximena G. Humrichouse)	35,359	(1)(2)	*
Michael G. Van de Ven	16,221	(1)(10)	*
Directors and current executive officers as a group (26 people)	1,016,449	(11)(12)	*
*Represents holdings of less than one percent of Comerica Common Stock.
(1)Includes restricted stock units held by non-employee directors, over which directors do not have voting or investment power, as follows: restricted stock units for Roger A. Cregg, who holds 35,614 restricted stock units, Reginald M. Turner, Jr., who holds 38,643 restricted stock units, Richard G. Lindner, who holds 33,909 restricted stock units, Robert S. Taubman, who holds 39,200 restricted stock units, Jacqueline P. Kane and Nina G. Vaca, who each hold 31,106 restricted stock units, Michael E. Collins and Michael Van de Ven, who each hold 11,221 restricted stock units, Barbara R. Smith, who holds 9,553 restricted stock units and Nancy Avila, who holds 1,596 restricted stock units. These restricted stock units are subject to time vesting and will be settled in Comerica Common Stock following the respective director’s termination of service as a director.
(2)Includes the following number of shares deemed invested, on behalf of the respective non-employee directors, in Comerica Common Stock under a deferred compensation plan: Roger A. Cregg, 17,125 shares; Jacqueline P. Kane, 1,037 shares; Richard G. Lindner, 17,962 shares; Barbara R. Smith, 2,519 shares; Reginald M. Turner, Jr., 3,528 shares; and Nina G. Vaca, 4,253 shares; the directors do not have voting power over such shares.
(3)Includes 5,000 shares in an account held jointly with his spouse.

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Security Ownership of Management
(4)Includes restricted stock units held by individuals, over which individuals do not have voting or investment power, as follows: Mr. Farmer, 53,991 restricted stock units; Mr. Herzog, 14,911 restricted stock units; Mr. Oberg, 8,843 restricted stock units, Mr. Sefzik, 12,433 restricted stock units and Ms. Crespi, 30,055 restricted stock units.
(5)Includes options to purchase shares of Comerica Common Stock that are or will be exercisable as of April 25, 2023, as follows: Mr. Farmer, 63,158 options; Mr. Herzog, 12,589 options; Mr. Oberg, 15,442 options, Mr. Sefzik, 7,361 options and Ms. Crespi, 9,018 options.
(6)Includes the following number of shares deemed invested, on behalf of the respective individuals, in Comerica Common Stock under deferred compensation plans: Mr. Herzog, 1,500 shares; he does not have voting power over such shares.
(7)Includes 13,802 shares held by The Steven and Jacqueline Kane Trust U/A dtd 12/20/2010.
(8)Includes 3,092 shares held by the Lindner 2006 Living Trust 12/18/2006 and 6,232 shares held by spouse through Christy L. Lindner 2020 Family Trust.
(9)Includes 1,458 shares held by the Reginald M. Turner, Jr. Trust.
(10)Includes 5,000 shares held by the Van de Ven 2008 Family Trust.
(11)Includes options to purchase 183,746 shares of Comerica Common Stock that are exercisable by February 24, 2023 or will become exercisable by April 25, 2023, all of which are beneficially owned by the current executive officers as a group. The number shown also includes 430,234 restricted stock units held by directors and executive officers as a group; in each case, the officer or director does not have voting or investment power over such restricted stock units. 56,926 shares are deemed invested, on behalf of the directors and executives, in Comerica Common Stock under deferred compensation plans; the officer or director does not have voting power over such shares. The number additionally includes 48,548 shares of Comerica Common Stock for which the directors, nominees and executive officers share voting and investment power. The number shown does not include any shares that are pledged. Comerica has adopted a policy that directors and employees may not purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions that are intended to hedge or offset any decrease in the market value of Comerica’s equity securities either granted to the employee or director as part of their compensation or beneficially owned by such director, employee or any of their family members. Employees, officers and directors are also prohibited from holding Comerica’s securities in a margin account or pledging Comerica’s securities as collateral for a loan.
(12)As of February 24, 2023, consists of twelve non-employee directors and fourteen current executive officers, one of whom is an employee director.

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Security Ownership of
Certain Beneficial Owners

The SEC requires that Comerica provide information about any shareholder who beneficially owns more than 5% of Comerica Common Stock. The following table provides the required information about the only shareholders known to Comerica to be the beneficial owner of more than 5% of Comerica Common Stock as of December 31, 2022. To report this information, Comerica relied solely on information that BlackRock, Inc. provided in its Schedule 13G/A, filed February 1, 2023, on information that State Street Corporation provided in its Schedule 13G/A, filed February 6, 2023 and on information that The Vanguard Group provided in its Schedule 13G/A, filed February 9, 2023, in each case relating to their respective beneficial ownership of Comerica as of December 31, 2022, using Comerica’s actual shares outstanding at December 31, 2022.
AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP AS OF DECEMBER 31, 2022

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

BlackRock, Inc. and certain affiliates
55 East 52nd Street New York, NY 10055
	12,167,743	(1)	9.3%

State Street Corporation and certain affiliates
State Street Financial Center 1 Lincoln Street Boston, MA 02111
	7,823,905	(2)	6.0%

The Vanguard Group, Inc. and certain affiliates
100 Vanguard Blvd. Malvern, PA 19355
	17,061,475	(3)	13.0%

(1)BlackRock, Inc. indicated that it has sole power to vote or to direct the vote with respect to 11,465,966 shares and sole dispositive power with respect to 12,167,743 shares. BlackRock, Inc. filed on behalf of the following subsidiaries: BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, N.A.; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock Asset Management North Asia Limited; and BlackRock Fund Managers Ltd.
(2)State Street Corporation indicated that it has shared power to vote or to direct the vote with respect to 7,371,224 shares, and shared dispositive power with respect to 7,821,457 shares. State Street Corporation filed on behalf of the following subsidiaries: State Street Bank and Trust Company; SSGA Funds Management, Inc.; State Street Global Advisors Europe Limited; State Street Global Advisors Limited; State Street Global Advisors Trust Company; State Street Global Advisors, Australia Limited; State Street Global Advisors (Japan) Co., Ltd; State Street Global Advisors Asia Limited; and State Street Global Advisors Ltd.
(3)The Vanguard Group, Inc. indicated that it has shared power to vote or to direct the vote with respect to 159,865 shares. It has sole dispositive power with respect to 16,484,739 shares, and shared dispositive power with respect to 576,736 shares.

2023 Proxy Statement	91

Shareholder Proposals and Director Nominations For 2024 Annual Meeting

SEC Rules 14a-8 and 14a-19
To be considered for inclusion in next year’s proxy statement, shareholder proposals must comply with applicable laws and regulations, including Rule 14a-8 promulgated under the Exchange Act, as well as Comerica’s bylaws, and must be submitted in writing to the Corporate Secretary, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6506, Dallas, Texas 75201, and received by November 14, 2023.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 25, 2024, as well as complying with the procedures set forth in Comerica's bylaws.
Advance Notice Procedures
Comerica’s bylaws also establish advance notice procedures with regard to shareholder proposals and director nominations that are not submitted for inclusion in the proxy statement but that a shareholder instead wishes to present directly at an Annual Meeting of Comerica’s shareholders. For the 2024 Annual Meeting of Shareholders, notice must be received by Comerica’s Corporate Secretary no later than the close of business on January 26, 2024 and no earlier than the close of business on December 27, 2023. If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date which is the one-year anniversary of this year’s Annual Meeting date (i.e., April 25, 2024), or if a special meeting of shareholders is called for the purpose of electing directors, Comerica’s Corporate Secretary must receive your notice no earlier than the close of business on the 120th day prior to the new Annual Meeting or special meeting date and no later than the close of business on the later of the 90th day prior to the new Annual Meeting or special meeting date or the 10th day following the day on which Comerica first made a public announcement of the new Annual Meeting or special meeting date (and, in the case of a special meeting, of the nominees proposed by the Board of Directors to be elected at such meeting).
If Comerica increases the number of directors to be elected to the Board at the Annual Meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year’s Annual Meeting, then Comerica will consider your notice timely (but only with respect to nominees for any new positions created by such increase) if Comerica’s Corporate Secretary receives your notice no later than the close of business on the 10th day following the day on which Comerica first makes the public announcement of the increase in the number of directors.
Any shareholder making a proposal or a director nomination will need to disclose additional information regarding each person proposed for nomination for election as a director, the shareholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination or proposal is made, including disclosure of securities ownership, derivative and short positions and certain interests, as described in Comerica’s bylaws. Additionally, any director nominee would need to complete a written questionnaire and representations as described above under “Board and Committee Governance — Nominee Selection Process.”
Proxy Access Procedures
Article III of the bylaws permits a shareholder, or a group of up to 20 shareholders, who has continuously owned at least 3% of outstanding Comerica Common Stock for at least 3 years to nominate and include in Comerica’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board. Such nominations are subject to disclosure, eligibility and procedural requirements as set forth in the bylaws, including the advance notice procedures set forth above.
Additional Requirements
Comerica’s bylaws contain additional shareholder proposal and director nomination requirements. A copy of Comerica’s bylaws can be obtained by making a written request to the Corporate Secretary.

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General Information for Shareholders about the Annual Meeting

Proxy Materials
We are providing this proxy statement in connection with the solicitation by the Board of Directors of Comerica Incorporated of proxies to be voted at our 2023 annual meeting of shareholders to be held on April 25, 2023, and at any adjournment. This proxy statement was first made available to shareholders on or about March 13, 2023.
A proxy is your authorization for someone else to vote for you in the way that you want to vote. When you complete and submit a proxy card or use the automated telephone voting system or the Internet voting system, you are submitting a proxy.
Under rules adopted by the SEC, we are providing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of the proxy statement and annual report. Unless you previously requested electronic delivery, we mailed to you a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report online. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice of Internet Availability of Proxy Materials instructs you on how to electronically access and review all of the important information contained in this proxy statement and the annual report, and it provides you with information on voting.
If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a paper copy of our proxy materials, follow the instructions contained in the Notice of Internet Availability of Proxy Materials about how you may request to receive your materials in printed form on a one-time or ongoing basis.
You can choose to receive future proxy statements and annual reports electronically by following the prompt that will appear if you vote through the Internet. Shareholders who choose to view future proxy statements and annual reports through the Internet will receive an email with instructions containing the Internet address of these materials, as well as voting instructions, on approximately the same date that materials are first made available to shareholders.

If you have not already done so, we ask you to consider signing up to receive these materials electronically in the future by following the instructions when you vote your shares over the Internet. Enrolling in future electronic delivery of these materials reduces Comerica’s printing and mailing expenses and environmental impact.

If you elect to view proxy materials electronically, your enrollment will remain in effect for all shareholder meetings until you cancel it. To cancel, registered shareholders should follow the instructions contained in the Notice of Internet Availability of Proxy Materials about how you may request to receive your materials in printed form on a one-time or ongoing basis.
Voting Procedures
Holders of Comerica Common Stock at the close of business on February 24, 2023 (the “Record Date”), are entitled to vote at the annual meeting. Each holder of Comerica Common Stock is entitled to cast one vote on each matter submitted at the annual meeting for each share of stock held on the Record Date. As of that date, there were 131,513,946 shares of Comerica Common Stock outstanding and entitled to vote. Holders of our Series A Preferred Stock are not entitled to vote. A majority of the issued and outstanding shares, 65,756,974 shares, present or represented by proxy at the meeting, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting.

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General Information For Shareholders About the Annual Meeting
Please refer to your proxy card or Notice of Internet Availability of Proxy Materials for information on voting by proxy. If you attend the meeting virtually, you may vote through the virtual meeting site and the proxy will not be used. If you submit a proxy to Comerica before the Annual Meeting, whether by proxy card, by telephone or by Internet, the persons named as proxies will vote your shares as you direct. If no instructions are specified, the proxy will be voted for the thirteen directors nominated by the Board of Directors; for the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2023; for the non-binding, advisory proposal to approve executive compensation; and for “one year” as the frequency that shareholders are to be presented with advisory proposals approving executive compensation. Action may be taken at the Annual Meeting on any of the foregoing proposals on the date specified above or any date or dates to which the Annual Meeting may be adjourned or postponed.
The Board is not aware of any other matter upon which action will be taken at the Annual Meeting. If any other business should properly come before the meeting, or if there is any meeting adjournment, proxies will be voted in accordance with the best judgment of the person or persons named in the proxies.
Revoking Your Proxy
You may revoke a proxy at any time before the proxy is exercised by:
(1)delivering written notice of revocation to the Corporate Secretary of Comerica at the Corporate Legal Department, Comerica Bank Tower, 1717 Main Street, MC 6506, Dallas, Texas 75201;
(2)submitting another properly completed proxy card that is later dated;
(3)voting by telephone at a subsequent time;
(4)voting by the Internet at a subsequent time; or
(5)voting your shares electronically during the Annual Meeting.
“Street Name”/Beneficial Holders
If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Beneficial holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares. Your brokerage firm, bank or other nominee should have enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares.
Alternately, if you are a beneficial holder and plan to attend the meeting virtually, please see instructions below under “Admission to the Annual Meeting” on how to register and vote your shares at the meeting.
Shareholder List
A list of shareholders of record will be available upon request for the ten days prior to the Annual Meeting through an electronic network site that you can gain access to by contacting InvestorRelations@comerica.com.
Expenses of Solicitation
Comerica pays the cost of preparing and printing the proxy statement and soliciting proxies. Comerica will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone, the Internet, facsimile or other means. Comerica will use the services of Innisfree M&A Incorporated, a proxy solicitation firm, at a cost of $15,000 plus out-of-pocket expenses and fees for any special services. Officers and regular employees of Comerica and its subsidiaries may also solicit proxies, but they will not receive additional compensation for soliciting proxies. Comerica also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners of Comerica Common Stock.
Vote Required
Directors: If a quorum exists, the nominees for director receiving a majority of the votes cast (i.e., the number of shares voted “for” a director nominee exceeds the number of votes cast “against” that nominee) will be elected as directors. Votes cast will include only votes cast with respect to shares present in person or represented by proxy at the meeting and entitled to vote and will exclude abstentions. Therefore, shares not present at the meeting, broker non-votes (described below) and shares voting “abstain” have no effect on the election of directors. If the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting. If a director does not receive the vote of the majority of the votes cast and no successor has been elected at such meeting, the director will promptly tender their resignation to the Board. After taking into account a recommendation by the Governance, Compensation and Nominating Committee and excluding the nominee in question, the Board of Directors will decide and publicly disclose its determination about whether to accept the resignation within 90 days of the certification of the voting results.
Proposal Regarding the Frequency of Shareholder Say on Pay Votes: If a quorum exists, the option of one year, two years or three years that receives the highest number of votes cast by shareholders will be deemed to be the frequency for the advisory vote on executive compensation that has been selected by shareholders.

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General Information For Shareholders About the Annual Meeting
Therefore, abstentions will have no effect on the outcome of the voting on that proposal. Broker non-votes will not be counted as eligible to vote on the applicable proposal and, therefore, also will have no effect on the outcome of the voting on that proposal.
Other Proposals: If a quorum exists, the proposals: (i) to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm and (ii) to approve a non-binding, advisory proposal to approve executive compensation must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal in question. Therefore, abstentions will have the same effect as voting against the applicable proposal.
If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the stock exchange or other organization of which it is a member. In this situation, a “broker non-vote” occurs. For the non-binding, advisory proposal to approve executive compensation, broker non-votes will not be counted as eligible to vote on the applicable proposal and, therefore, will have no effect on the outcome of the voting on that proposal.
An independent third party, Computershare Trust Company, N.A., will act as the inspector of the Annual Meeting and the tabulator of votes.
Householding
SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.
Because we have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules, we will not household our proxy materials or notices to shareholders of record sharing an address. This means that shareholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks or other similar entities holding Comerica Common Stock for their customers may household proxy materials or notices. Shareholders sharing an address whose shares of Comerica Common Stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by contacting:

Corporate Secretary Comerica Incorporated Comerica Bank Tower 1717 Main Street, MC 6506 Dallas, Texas 75201 1-866-641-4276
Admission to the Annual Meeting
If you were a holder of record of Comerica Common Stock at the close of business on the Record Date (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the meeting by accessing www.meetnow.global/MFA6SRF and entering the 15-digit control number on the proxy card or Notice of Internet Availability of Proxy Materials you previously received.
If you were a beneficial holder of record of Comerica Common Stock as of the Record Date and you want to attend the Annual Meeting, you have two options:
1)Register in advance to virtually attend the Annual Meeting. Submit proof of your proxy power (“Legal Proxy”) from your broker or bank reflecting your Comerica Common Stock holdings along with your name and email address to Computershare.
Requests must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 19, 2023. You will receive a confirmation of your registration by email after we receive your registration materials.

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General Information For Shareholders About the Annual Meeting
Requests for registration should be directed to us:

By email:	Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com
By mail:	Computershare Comerica Incorporated Legal Proxy P.O. Box 43001 Providence, RI 02940-3001
2)Register at the Annual Meeting. For the 2023 proxy season, an industry solution has been agreed upon to allow beneficial holders to register online at the Annual Meeting to attend, ask questions and vote.
Please note this option is intended to be provided as a convenience to beneficial holders only, and there is no guarantee this option will be available for you. The inability to provide this option shall in no way impact the validity of the Annual Meeting. In order to ensure you are able to attend, ask questions and vote at the Annual Meeting, you may choose the Register in Advance of the Annual Meeting option.
The online meeting will begin promptly at 9:30 a.m., Central Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the admission instructions for record holders as outlined in this proxy statement.
Participation in the Annual Meeting
You will be able to vote your shares electronically at the annual meeting (other than shares held through the Comerica Preferred Savings Plan, which must be voted prior to the meeting).
Questions can be submitted during the meeting by accessing the meeting center at www.meetnow.global/MFA6SRF, entering your control number, and clicking on the Q&A icon in the upper right hand corner of the page. Shareholder questions or comments may also be submitted ahead of time by sending an email to InvestorRelations@comerica.com. Questions which comply with the Rules of Conduct and that are germane to the purpose of the Annual Meeting will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters or matters not relevant to the Annual Meeting will not be answered. The Rules of Conduct may be accessed from the meeting center page.
Technical assistance will be available for shareholders attending the meeting. The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it, you may call 1-888-724-2416.
In the event of a technical malfunction or situation that makes it advisable to adjourn the Annual Meeting, the chair will convene the meeting at 9:30 a.m. Central Time on April 25, 2023 at the Company’s principal business address solely for the purpose of adjourning the meeting to reconvene at a date, time and location announced by the meeting chair. If this happens, more information will be provided at https://investor.comerica.com/.
Annual Report. A copy of Comerica’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to the Corporate Secretary, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6506, Dallas, Texas 75201. You should not regard the 2022 Annual Report as proxy soliciting material.

96	2023 Proxy Statement

![Comerica] VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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DESIGNATION (IF ANY)
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C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Comerica's employee benefit plan votes submitted electronically must be received by 11:59 PM, Central Time, on April 23, 2023

Online
Go to **www.envisionreports.com/CMA** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CMA

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2023 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A ELECTION OF DIRECTORS — The Board of Directors recommends a vote FOR all of the listed nominees.

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Nancy Avila	☐	☐	☐	02 - Michael E. Collins	☐	☐	☐	03 - Roger A. Cregg	☐	☐	☐
04 - Curtis C. Farmer	☐	☐	☐	05 - Jacqueline P. Kane	☐	☐	☐	06 - Derek J. Kerr	☐	☐	☐
07 - Richard G. Lindner	☐	☐	☐	08 - Jennifer H. Sampson	☐	☐	☐	09 - Barbara R. Smith	☐	☐	☐
10 - Robert S. Taubman	☐	☐	☐	11 - Reginald M. Turner Jr.	☐	☐	☐	12 - Nina G. Vaca	☐	☐	☐
13 - Michael G. Van de Ven	☐	☐	☐								

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B DIRECTOR PROPOSALS — The Board of Directors recommends a vote FOR Items 2 and 3 and ONE YEAR for item 4.

Proposal	For	Against	Abstain
2. Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	☐	☐	☐
3. Approval of a Non-Binding, Advisory Proposal Approving Executive Compensation	☐	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
4. Non-Binding, Advisory Vote on the Frequency that Shareholders are to be Presented with Advisory Proposals Approving Executive Compensation	☐	☐	☐	☐

IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES, FOR ITEMS 2 AND 3 AND ONE YEAR FOR ITEM 4.

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The 2023 Annual Meeting of Shareholders of Comerica Incorporated will be held on Tuesday, April 25, 2023 at 9:30 am CT virtually via the Internet at www.meetnow.global/MFA6SRF.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery. Sign up at www.envisionreports.com/CMA

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Comerica

Proxy — Comerica Incorporated

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Von E. Hays and Nicole V. Gersch, or either of them, as Proxies, each with the power to appoint his or her substitute, as the case may be, and authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Comerica Incorporated held of record by the undersigned on February 24, 2023, at the Annual Meeting of Shareholders to be held on April 25, 2023, and any adjournments or postponements of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.

This card also constitutes voting instructions to the trustees or administrators, as applicable, of certain of Comerica's employee benefit plans to vote shares attributable to accounts the undersigned may hold under such plans as indicated on the reverse of this card. If no voting instructions are provided, the shares will be voted in accordance with the provisions of the respective plans.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

(Items to be voted appear on reverse side)

C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

D Non-Voting Items

Change of Address — Please print new address below.